EXHIBIT 99.1

SUPPLEMENT NO. 1 (Class 2 – Trust Preferred Securities) TO
CONFIDENTIAL OUT-OF-COURT EXCHANGE OFFERING MEMORANDUM AND
SOLICITATION OF CONSENTS AND DISCLOSURE STATEMENT AND
SOLICITATION OF VOTES RELATED TO A PREPACKAGED JOINT PLAN OF
REORGANIZATION

This Supplement No. 1 (this “Supplement No. 1”) supplements the Confidential Out-of-Court Exchange Offering Memorandum and Solicitation of Consents and Disclosure Statement and Solicitation of Votes Related to an In-Court Standby Prepackaged Joint Plan of Reorganization distributed by Capitol Bancorp Ltd., a Michigan corporation (the “Company” or “Capitol”) on June 22, 2012 (the “Offering Memorandum and Disclosure Statement”), relating to the Exchange Offers and the Standby Plan. You should carefully read the Offering Memorandum and Disclosure Statement and this Supplement No. 1 to understand fully the terms of the Exchange Offers and the Standby Plan. Capitalized terms used and not otherwise defined in this Supplement No. 1 have the meanings described in the Offering Memorandum and Disclosure Statement.

This Supplement No. 1 updates information in the Offering Memorandum and Disclosure Statement, and, accordingly, to the extent inconsistent, the information in this Supplement No. 1 supersedes the information contained in the Offering Memorandum and Disclosure Statement. Any statement that is updated or superseded shall not be deemed to constitute a part of the Offering Memorandum and Disclosure Statement except as updated or superseded by this Supplement No. 1. Information contained in the Offering Memorandum and Disclosure Statement and not addressed in this Supplement No. 1 remains unchanged.

ANY BALLOT PREVIOUSLY CAST BY A HOLDER ON THE DEBTORS’ PREPACKAGED JOINT PLAN OF REORGANIZATION DATED JUNE 19, 2012, TO THE EXTENT OTHERWISE VALID, WILL BE COUNTED AS A VOTE TO ACCEPT OR REJECT THE DEBTORS’ AMENDED AND RESTATED PREPACKAGED JOINT PLAN OF REORGANIZATION DATED JULY 5, 2012 UNLESS A NEW BALLOT IN THE FORM ATTACHED TO THIS DISCLOSURE SUPPLEMENT IS CAST BY SUCH HOLDER, IN WHICH CASE ONLY THE NEW BALLOT WILL BE COUNTED AS A VOTE TO ACCEPT OR REJECT THE DEBTORS’ AMENDED AND RESTATED PREPACKAGED JOINT PLAN OF REORGANIZATION DATED JULY 5, 2012, TO THE EXTENT SUCH BALLOT IS OTHERWISE VALID.

Copies of the Offering Memorandum and Disclosure Statement may be obtained at no cost by contacting the information agent, Kurtzman Carson Consultants LLC, 599 Lexington

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Avenue, 39th Floor, New York, NY 10022, Telephone:  877-833-4150 or by Email: CapitolBancorpInfo@kccllc.com.

This Supplement No. 1 contains updated information regarding, among other things:

•	the terms of the New Capitol Bancorp Class C Redeemable Common Stock (also known as the HoldCaps Common);

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trusts formed to hold the HoldCaps Common for the benefit of each individual holder of the Private Trust Preferred Securities (i.e., each series of Trust Preferred Securities other than Capitol Trust I and Capitol Trust XII)

•	the terms of the Class A Common Stock;

•	the terms of the Series A Preferred; and

•	the terms of the Standby Plan.

In addition, this Supplement No. 1 contains new information with respect to additional developments following the date of the Offering Memorandum and Disclosure Statement.

THIS SOLICITATION OF ACCEPTANCES OF THE STANDBY PLAN IS BEING CONDUCTED TO OBTAIN SUFFICIENT ACCEPTANCES OF THE STANDY PLAN PRIOR TO THE FILING OF A VOLUNTARY CASE UNDER APPLICABLE LAW.  BECAUSE NO CASE HAS YET BEEN COMMENCED, NEITHER THIS SUPPLEMENT NO. 1 NOR THE OFFERING MEMORANDUM AND DISCLOSURE STATEMENT HAS BEEN APPROVED BY ANY COURT AS CONTAINING ADEQUATE INFORMATION WITHIN THE MEANING OF SECTION 1125(A) OF THE BANKRUPTCY CODE.

* * * * *

In connection with the Standby Plan, this Supplement No. 1 (and all exhibits, schedules and appendices hereto and thereto), the accompanying forms of Ballot and Master Ballot and the related materials delivered together herewith are being furnished to holders of the Company’s Public Trust Preferred Securities pursuant to section 3(a)(9) of the Securities Act and section 1126(b) of the Bankruptcy Code and to holders of the Company’s Private Trust Preferred Securities pursuant to section 4(2) of the Securities Act and section 1126(b) of the Bankruptcy Code.  Only holders of the Private Trust Preferred Securities that are “accredited investors” within the meaning of Rule 501(a) of Regulation D of the Securities Act, are eligible to vote to accept or reject the Standby Plan.

The Voting Record Date for Eligible Holders to vote on the Standby Plan is June 19, 2012 (the “Voting Record Date”).

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Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities offered hereby or determined if this Offering Memorandum and Disclosure Statement is truthful or complete. Any representation to the contrary is a criminal offense.

The Information Agent, Exchange Agent and Voting Agent is:
Kurtzman Carson Consultants LLC (“KCC”)
599 Lexington Avenue, 39th Floor
New York, NY 10022
Telephone:  877-833-4150
Email: CapitolBancorpInfo@kccllc.com

___________________

Subject to applicable laws and the terms set forth in this Supplement No. 1 and the Offering Memorandum and Disclosure Statement, the Company reserves the right to extend or terminate the Exchange Offers and voting deadlines with respect to the Standby Plan in its sole and absolute discretion, which may be for any or no reason, and otherwise to amend any of the Exchange Offers or the Standby Plan in any respect, other than the holders’ right to withdraw. The Company reserves the right to amend or waive any and all conditions to consummate the Exchange Offers.

In making a decision in connection with the out-of-court Exchange Offers and the in-court Standby Plan, holders of the Senior Notes, Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock must rely on their own examination of the terms of the Exchange Offers and the Standby Plan, including the risks and merits involved. Holders of the Senior Notes, Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock should not construe the contents of this Offering Memorandum and Disclosure Statement as providing any legal, financial, business or tax advice. Each holder of the Senior Notes, Trust Preferred Securities, the Company’s Series A Preferred Stock and the Company’s Common Stock should consult with its own legal, business, financial and tax advisors with respect to any such matters concerning this Supplement No. 1 and the Offering Memorandum and Disclosure Statement, the Exchange Offers and the Standby Plan.

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Prior to tendering any Senior Notes and/or Trust Preferred Securities or voting on the Standby Plan, holders of Senior Notes and/or Trust Preferred Securities are encouraged to read and consider carefully this Supplement No. 1, including the Standby Plan annexed hereto as Annex I and the entire Offering Memorandum and Disclosure Statement and the matters described in this Supplement No. 1, the Offering Memorandum and Disclosure Statement, the Letter of Transmittal and/or the Ballot.

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THE OUT-OF-COURT EXCHANGE OFFERS AND VOTES ON THE IN-COURT STANDBY PREPACKAGED JOINT PLAN OF REORGANIZATION WILL EXPIRE AT 5:00 P.M., EASTERN DAYLIGHT TIME, ON JULY 27, 2012 (THE “EXPIRATION TIME” OR “VOTING DEADLINE”, AS APPLICABLE), UNLESS EXTENDED AS DESCRIBED HEREIN.  ONCE ANY SENIOR NOTES AND/OR TRUST PREFERRED SECURITIES AND HOLDERS OF TRUST PRFERRED SECURITES HAVE BEEN TENDERED OR VOTES TO ACCEPT OR REJECT THE IN-COURT STANDBY PLAN HAVE BEEN MADE, THEY MAY NOT BE WITHDRAWN OR REVOKED, SUBJECT TO APPLICABLE LAW OR AS OTHERWISE SPECIFIED HEREIN; PROVIDED THAT, IF EITHER THE EXPIRATION TIME OR VOTING DEADLINE (AS APPLICABLE) HAS BEEN EXTENDED PAST AUGUST 10, 2012, HOLDERS SHALL HAVE THE RIGHT TO WITHDRAW THEIR TENDERS AND VOTES RESPECTIVELY. IF THE OUT-OF-COURT EXCHANGE OFFERS ARE SUCCESSFUL, THE VOTES TO ACCEPT OR REJECT THE IN-COURT STANDBY PLAN WILL BE OF NO EFFECT.

July 6, 2012

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REVISED TERMS OF THE NEW CAPITOL BANCORP CLASS C COMMON STOCK ALSO KNOWN AS THE HOLDCAPS COMMON AND THE CLASS A COMMON

The terms and conditions of the New Capitol Bancorp Class C Redeemable Common Stock (the “HoldCaps Common”), the Class A Common and the Series A Preferred as described in the Offering Memorandum and Disclosure Statements are amended in their entirety as set forth below.  The redemption price related to the HoldCaps Common will be paid in shares of the Class B Common rather than cash.  In addition, upon the redemption of the HoldCaps Common, shares of the Class A Common shall automatically convert into shares of the Class B Common on a 1:1 basis (as adjusted for any stock splits on the Class B Common) based upon the number of increased votes that the holders of the Class C Redeemable Common received as a result of the redemption.  Finally, the redemption of the HoldCaps Common discussed herein will be subject to certain limitations designed to ensure compliance with certain regulations promulgated by the Board of Governors of the Federal Reserve Bank (the “Federal Reserve”).  The terms of the Series A Preferred have been revised to modify the terms and conditions of the price paid to the holders of the Series A Preferred upon redemption or liquidation – see description under the heading Series A Preferred below.

This Supplement No. 1 updates information in the Offering Memorandum and Disclosure Statement, and, accordingly, to the extent inconsistent, the information in this Supplement No. 1 supersedes the information contained in the Offering Memorandum and Disclosure Statement. Any statement that is updated or superseded shall not be deemed to constitute a part of the Offering Memorandum and Disclosure Statement except as updated or superseded by this Supplement No. 1. Information contained in the Offering Memorandum and Disclosure Statement and not addressed in this Supplement No. 1 remains unchanged.

On the Effective Date, Reorganized Capitol Bancorp shall adopt the First Amended and Restated Articles of Incorporation (including the Certificate of Designations for the Series A Preferred) in the form of Annex H attached hereto, and shall file the First Amended and Restated Articles of Incorporation with the State of Michigan Department of Licensing and Regulatory Affairs.

HoldCaps Common

Five Million (5,000,000) shares of Common Stock shall be designated as Class C Redeemable Common Stock (“Class C Redeemable Common”).  The Class C Redeemable Common shall have 0.1469 of a vote per share and shall be redeemable in accordance with the rights described below.  Except with respect to voting power, dividends and redemption rights described below, the Class C Redeemable Common, the Class A Common and Class B Common shall in all respects carry the same rights and privileges (including in respect of distributions upon any dissolution, liquidation or winding up of the Company) and be treated the same (including in any merger, consolidation, share exchange or other similar transaction). The Corporation shall not be entitled to redeem the Class C Redeemable Common unless, prior the notice of redemption described below, the Corporation has received a written fairness opinion or other valuation report from a valuation firm or investment banking firm of national reputation and experience in the regulated financial services industry indicating that the exchange ratio to be utilized in any such proposed redemption of the Class C Redeemable Common is fair from a

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financial point of view to the holders of the Class B Common.  The following provisions shall also apply to the terms of the Class C Redeemable Common:

The Class C Redeemable Common is not subject to any mandatory redemption, sinking fund or other similar provisions.  The Class C Redeemable Common is not redeemable prior to the fourth (4th) anniversary of the issuance date of such Class C Redeemable Common and will not be redeemable by the Company after such date unless dividends payable on shares of the Preferred Stock have been declared and paid in full to the holders of such Preferred Stock. On and after that date, the Class C Redeemable Common will be redeemable at the option of the Company, in whole or in part, at the Redemption Price (as defined below) for each share.  Holders of the Class C Redeemable Common will have no right to require the redemption or repurchase of the Class C Redeemable Common. Shares of the Class C Redeemable Common may not be transfer by any holder without the prior written consent of the Company for a period of twenty-four (24) months following the initial issuance of the Class C Redeemable Common.  For the purposes of the Class C Redeemable Common, “transfer” shall mean any direct or indirect sale, acquisition, transfer, assignment, conveyance, pledge, or other disposition. A transfer also shall include the creation or grant of an option (within the meaning of Treasury Regulation Section 1.382-4(d)(9)) other than the grant of an option by the Company or the modification, amendment or adjustment of an existing option granted by the Company.

Until the Company sends out a notice to all of the holders of the Class C Redeemable Common informing such holders of a notice of redemption of all of the shares of the Class C Redeemable Common (the “Fall Away Date”), unless as to a dividend payment date cash dividends equal to ninety-five percent (95%) of all of the cash dividends declared and paid on any of the Common Stock for such dividend period have been declared and paid to the holders of the Class C Redeemable or declared and a sum sufficient for the payment of those dividends declared on the Class C Redeemable Common has been set aside for the dividend period then ending, the Company will not, during such dividend period, declare or pay any dividend on (other than with respect to a 382 Rights Plan or Preferred Stock), make any distributions relating to any Common Stock, junior securities or parity securities of the Company.  Effective as of the closing by the Company of the redemption contemplated by the notice that triggered the Fall Away Date (even if shares of the Class C Redeemable Common remain outstanding as a result of the provisions relating to the Federal Reserve below): (i) the dividend rights on shares of the Class C Redeemable Common shall be identical to the Class A Common and the Class B Common and thereafter the Class C Redeemable Common shall no longer be entitled to receive to ninety-five percent (95%) of all of the cash dividends declared and paid on any of the Common Stock; and (ii) the formula contemplated by the Redemption Price shall be of no further force and effect except that the Company shall be obligated to issue shares of Class B Common in excess of the limitations relating to the Federal Reserve below.

Until the Fall Away Date, the Company will not redeem, purchase or acquire any Common Stock (except with respect to a liquidation payment), junior securities or parity securities of the Company or make any guarantee payment with respect thereto, other than:

•  purchases, redemptions or other acquisitions of shares of the Company’s securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

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•  purchases of shares of the Common Stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

•  as a result of an exchange or conversion of any class or series of the Company’s securities for any other class or series of the Company’s securities (provided that such exchange or conversion shall not result in the exchange of securities pari passu or junior to the Class C Redeemable for securities senior to Class C Redeemable); or

•  the purchase of fractional interests in shares of the Company’s  securities pursuant to the conversion or exchange provisions of the Company’s securities or the security being converted or exchanged.

The foregoing restriction, however, will not apply to (i) any of the rights of the Preferred Stock (unless expressly provided for in the terms of such Preferred Stock) or (ii) any of the Company’s securities with respect to dividends paid by the Company where the dividend stock being paid is the same stock as that on which the dividend is being paid or involves a distribution of capital stock of, or similar equity interests in, a subsidiary or other business unit of the Company.

If any shares of the Class C Redeemable Common are to be redeemed the following provisions set forth the procedures for redemption of the Class C Redeemable Common:

•  A notice of redemption (which may be contingent upon the occurrence of a future event) shall be mailed, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, addressed to the holders of record of the Class C Redeemable Common at their addresses as they appear on the Company’s stock transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any shares of the Class C Redeemable Common except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Class C Redeemable Common may be listed or admitted to trading, each notice shall state: (A) the Redemption Date; (B) the Redemption Price; (C) the number of shares of Class C Redeemable Common to be redeemed and, if fewer than all the shares of Class C Redeemable Common held by such holder are to be redeemed, the number of such shares of Class C Redeemable Common to be redeemed from such holder; (D) the place or places where the certificates, if any, evidencing the shares of Class C Redeemable Common are to be surrendered for payment of the redemption price; (E) that dividends on the shares of Class C Redeemable Common to be redeemed will cease to accrue on such redemption date except as otherwise provided herein; and (F) the per share price of the Class B Common used to calculate the exchange ratio for the payment of the Redemption Price.

•  The Redemption Price for the Class C Redeemable Common will be paid solely in shares of Class B Common.  For purposes of clarity, the holder of the redeemed Class C Redeemable Common shall in no event be required or permitted to tender any consideration other than Class C Redeemable Common shares to the Company with respect to the issuance of Class B Common by the Company in redemption thereof.  The formula used to calculate the exchange ratio when determining how many shares of the Class B Common will be issued for

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each share of the Class C Redeemable Common so redeemed will be based upon the Average VWAP for the five (5) consecutive trading day period ending on and including the second trading date immediately preceding the public announcement of such redemption.

•  If fewer than all the outstanding shares of the Class C Redeemable Common are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata (as nearly as practicable without creating fractional shares) or by any other equitable method the Company may choose.

•  At its election, the Company, prior to a Redemption Date, may irrevocably deposit the Redemption Price (including declared and unpaid dividends to the Redemption Date, if any) of the Class C Redeemable Common so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Class C Redeemable Common to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid dividends to the redemption date). Subject to applicable escheat laws, any shares of Class B Common so deposited which remain unclaimed by the holders of the Class C Redeemable Common at the end of two years after the redemption date shall be returned by such bank or trust company to the Company.

Each holder of the Class C Redeemable Common shall, upon request of the Company, furnish the Company information as to such holder’s actual and constructive ownership for tax purposes of any of the Company’s stock that is reasonably relevant to the Company’s determination of whether withholding is required under applicable law; provided that if the holder does not furnish the Company such information within sixty (60) days of the Company’s request, then the holder shall be deemed to have represented that it does not actually or constructively own for tax purposes stock in the Company other than the Class C Redeemable Common that it received on the effective date of the original issuance of the Class C Redeemable Common.  For purposes of clarity, each holder of the Class C Redeemable Common shall timely provide all tax forms to the Company that are relevant to the determination of whether tax withholding is required.

Notwithstanding anything to the contrary contained herein, no holder of the Class C Redeemable Common will be entitled to receive shares of Class B Common upon redemption to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder) (which, if allowed under applicable law, shall be beneficiaries of any trust that holds shares of the Class C Redeemable Common) of more than 9.9% of votes attributable to the shares of the Common Stock outstanding at such time (a “Federal Reserve Restriction”).  Any purported delivery of shares of Class B Common upon redemption of Class C Redeemable Common shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the redeemed Class C Redeemable Common holder becoming the beneficial owner of more than 9.9% of votes attributable to the shares of the Common Stock outstanding at

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such time. The limitations contained herein shall apply to any successor holder of shares of Class C Redeemable Common.

In the event a Federal Reserve Restriction is triggered, the shares of Class B Common that such holder would have received in the redemption had the Federal Reserve Restriction not been triggered shall be set aside by the Company (the “Class B Excess Shares”).  The Company shall set aside all Class B Excess Shares and promptly deliver the Class B Excess to the holder of Class C Redeemable Common that triggered a Federal Reserve Restriction (each a “Restricted Holder”) upon the earlier of (1) date the such Restricted Holder receives approval from the Federal Reserve to acquire the Class B Excess Shares or (2) the date on which such Restricted Holder has sold a sufficient number of the Class B Shares so as to permit such Restricted Holder to acquire the Class B Excess shares without again triggering the Federal Reserve Restriction.  In the event any Restricted Holder sells shares of Class C Redeemable Common, the new holder of shares of the Class C Redeemable Common shall be entitled to receive the maximum number of the Class B Excess Shares without triggering the Federal Reserve Restriction.

For purposes of the HoldCaps Common, the following definitions shall apply:

“382 Rights Plan” means a shareholder rights plan designed to preserve the utilization of tax benefits and assets and the associated declaration, issuance and exercise of related securities (including rights and shares of a new series of junior participating preferred stock).

“Average VWAP” during a period means the simple arithmetic average of VWAP for each trading day during that period.

“Calculation Date” means the last day of the fiscal quarter immediately preceding the Redemption Date.

“Plan Adjustment Value” means the greater of (A) zero (0), and (B) Fifty Million Dollars ($50,000,000) minus the result obtained by multiplying (i) Tangible Net Asset Value as of the Plan Calculation Date by (ii) the result of dividing (a) the total number of shares of Class C Redeemable Common issued and outstanding as of the Plan Calculation Date by (b) the total number of shares of Class A Common, Class B Common and Class C Redeemable Common issued and outstanding as of the Plan Calculation Date.

“Plan Calculation Date” means the first business day on which all conditions to the Company’s Joint Plan of Reorganization’s (the “Plan”) confirmation and effectiveness of the Plan in Article IX of the Plan have been satisfied or waived and on which the Plan is consummated.

“Redemption Date” means any date specified by the Company that is at least four (4) years after the date of issuance of the Class C Redeemable Common and noticed to the holders of Class C Redeemable Common at least ten (10) days in advance of such redemption.

“Redemption Price” shall equal the greater of (i) Fifty Million Dollars ($50,000,000) divided by the number of shares of Class C Redeemable Common issued and outstanding as of the Plan Calculation Date, and (ii) the sum of (a) the Tangible Net Asset Value (as defined below) of the Company as of the Calculation Date divided by the total number of shares of Class

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A Common, Class B Common and Class C Redeemable Common issued and outstanding as of the Calculation Date, and (b) the Plan Adjustment Value divided by the number of shares of Class C Redeemable Common issued and outstanding as of the Plan Calculation Date.

“Tangible Net Asset Value” means total assets minus (i) intangible assets, (ii) deferred tax assets, (iii) the aggregate liquidation value of the issued and outstanding Preferred Stock and (iv) total liabilities, in each case, calculated by the Company on a consolidated basis in accordance with generally accepted accounting principles (“GAAP”).  For the avoidance of doubt and notwithstanding any provision of GAAP to the contrary, Tangible Net Asset Value shall be calculated net of goodwill and deposit premiums.

“Trading Market” means any of the following markets or exchanges on which the Class B Common is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” for any day means, for any date, the price determined by the first of the following clauses that applies: (1) if the Class B Common is then listed or quoted on a Trading Market, the daily volume weighted average price of the Class B Common for such date (or the nearest preceding date) on the Trading Market on which the Class B Common is then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time), (2) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Class B Common for such date (or the nearest preceding date) on the OTC Bulletin Board, (3) if the Class B Common is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Class B Common are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Class B Common so reported, or (4) in all other cases, the fair market value of a share of Class B Common as determined by an independent appraiser selected in good faith by the Board of Directors of the Company.

Capitalization of Reorganized Debtors

Following the reorganization and pursuant to the Standby Plan, the Company’s amended and restated articles of incorporation will authorize One Hundred Ten Million and Two Hundred Thousand (110,200,000) shares consisting of (i) Two Hundred Thousand (200,000) shares of Preferred Stock, no par value per share (the “Preferred Stock”) and (ii) One Hundred Ten Million (110,000,000) shares of Common Stock, no par value per share (the “Common Stock”).

The Common Stock will be divided into three classes:  New Capitol Bancorp Class A Common Stock (as used herein, “Class A Common”), New Capitol Bancorp Class B Common Stock (“Class B Common”) and the HoldCaps Common (described above).

Class A and Class B Common

The Class A Common shall consist of Five Million (5,000,000) shares, each of which will have 4.1932 votes on all matters before the Company’s securityholders.  The Class A Common will have a Standby Plan value of approximately $15,333,360, and, immediately

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following the Effective Date, the Company anticipates that approximately 766,668 shares of Class A Common will be issued and outstanding.  The following provisions shall also apply to the terms of the Class A Common:

•  Effective as of the close of business on each date that the Company closes on a redemption of the Class C Redeemable Common as contemplated above, a number of shares (or fractional shares) of the Class A Common shall automatically convert into shares of the Class B Common on a 1:1 basis (as adjusted for any stock splits on the Class B Common) based upon the number of increased votes that the holders of the Class C Redeemable Common received as a result of the redemption.  For example, if one hundred (100) shares of Class C Redeemable Common are redeemed by the Company in accordance with the discussion above, such holders of the Class Redeemable Common so redeemed would receive an increase in the number of votes attributable to the shares of Class C Redeemable Common that were so redeemed equal to 85.31 votes. Accordingly the number of shares of Class A Common to be converted into Class B Common would be 26.716 shares of Class A Common which would be converted on a 1 for 1 basis into 26.716 shares of the Class B Common.  Fractional shares of the Class B Common may be issued to the holders of such Class A Common.

•  In the event that a holder of the Class A Common fails to surrender the required certificates for Class A Common shares held of record by the holder within 30 days after delivery of the Company’s notice to the holders of the Class A Common of a conversion event, the Company shall, by written notice to the holder, indicate which shares have been converted pursuant to this conversion.

•  Effective immediately prior to the close of business on any conversion date with respect to any share of the Class A Common, dividends shall no longer be declared on any such converted shares of the Class A Common and such shares of the Class A Common shall cease to be outstanding.

•  Shares of the Class B Common duly converted will resume the status of authorized and unissued Class A Common and available for future issuance.  The Company may, from time to time, take such appropriate action as may be necessary to reduce the authorized number of shares of the Class A Common.

•  The person or persons entitled to receive the shares of the Class B Common issuable upon conversion of the shares of Class A Common shall be treated for all purposes as the record holder(s) of such shares of Class B Common as of the close of business on the applicable conversion date with respect thereto.  In the event that any holder shall not by written notice designate the name in which shares of the Class B Common to be issued or paid upon conversion of such shares of the Class A Common should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the holder and in the manner shown on the records of the Company.

•  As to any conversion date of the Class A Common with respect to any shares of the Class A Common, certificates representing shares of the Class B Common shall be issued

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and delivered to the holder thereof or the holder’s designee upon presentation and surrender of the certificate evidencing the shares of the Class A Common to the Company and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

The Class B Common shall consist of One Hundred Million (100,000,000) shares, each of which will have one (1) vote on all matters before the Company’s securityholders.  The Class B Common will have a Standby Plan value of approximately $77,666,640, and, immediately following the Effective Date, the Company anticipates approximately 3,883,332 shares of Class B Common will be issued and outstanding.  Except with respect to voting rights, the shares of Class A Common and Class B Common will be equal in all respects.

Series A Preferred

Up to seventy-five thousand (75,000) shares of the Preferred Stock will be designated as Series A Preferred Stock (the “Series A Preferred”).  The Series A Preferred will have no maturity and no preemptive or conversion rights.  The Standby Plan Value of the Series A Preferred is approximately $45,000,000 – though this amount may be significantly higher or lower depending on a number of factors, including but not limited to the input of the Company’s primary regulators, the need for capital in the subsidiary banks, the appetite of investors, tax considerations and the price at which the Company may bulk sale certain non performing assets.  The Series A Preferred will also contain the features described below.

Dividends

Dividends on the Series A Preferred will be cumulative and will be payable quarterly in arrears, but only when, as and if declared by the board of directors, on January 15, April 15, July 15 and October 15 of each year (each, a “Dividend Payment Date”) commencing on January 15, 2013.  Dividends will accrue and be payable at a fixed rate equal to the market rate for such instruments, which is expected to be 10% per annum (but may be higher or lower), and shall accumulate to the extent not paid on the Dividend Payment Date first following the dividend period for which they accrue. As used herein, the term “accrued” with respect to dividends includes both accrued and accumulated dividends.

Dividend Stopper

So long as any share of Series A Preferred remains outstanding, (1) no dividend or interest shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any parity securities or junior securities (other than a dividend payable solely in shares of junior securities) and (2) no shares of parity securities or junior securities or trust preferred securities shall be purchased, redeemed or otherwise acquired by the Company, directly or indirectly. The foregoing limitations shall not apply: (i) to any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto; (ii) to conversions into or exchanges for other junior securities and cash solely in lieu of fractional shares of the junior securities; or (iii) the redemption of shares of the Company’s Class C Redeemable Common for shares of the Class B

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Common if all of the dividends payable to holders of the Series A Preferred have been declared and paid to the holders of the Series A Preferred in full.

In addition so long as any shares of Series A Preferred remain outstanding, no dividends shall be declared or paid or set aside for payment on any parity securities for any period (other than with respect to a 382 rights plan) unless full dividends on all outstanding shares of Series A Preferred for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside for all outstanding shares of Series A Preferred. To the extent the Company declares dividends on the Series A Preferred and on any parity securities but does not make full payment of such declared dividends, the Company shall allocate the dividend payments on a pro rata basis among the holders of the shares of Series A Preferred and the holders of any parity securities then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Company shall allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all accrued and unpaid dividends per share on the Series A Preferred and all parity securities bear to each other.

Redemption

The Series A Preferred is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series A Preferred is not redeemable prior to January 15, 2017. On and after that date, Series A Preferred will be redeemable at the option of the Company, in whole or in part, at a redemption price equal to the sum of (i) $1,000 per share, (ii) any accrued and unpaid dividends, whether or not declared in any prior dividend period and (iii) any unpaid dividends for the dividend period in which the redemption date occurs (whether or not declared) calculated at the dividend rate on the basis of a full dividend period multiplied by a fraction, the numerator of which is the number of days in such dividend period prior to the redemption date, and the denominator of which is the total number of days in such dividend period.  Holders of Series A Preferred will have no right to require the redemption or repurchase of Series A Preferred. Notwithstanding the foregoing, at any time following the occurrence of a regulatory capital treatment event, the Company, at its option, may redeem, all (but not less than all) of the shares of the Series A Preferred at the time outstanding, at a redemption price equal to the sum of (i) $1,000 per share, (ii) any accrued and unpaid dividends, whether or not declared in any prior dividend period and (iii) any unpaid dividends for the dividend period in which the redemption date occurs (whether or not declared) calculated at the dividend rate on the basis of a full dividend period multiplied by a fraction, the numerator of which is the number of days in such dividend period prior to the redemption date, and the denominator of which is the total number of days in such dividend period.

Any redemption of the Series A Preferred is subject to the Company’s receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Series A Preferred.  The Company may redeem the HoldCaps Common at any time without penalty or additional consideration to the holders of Series A Preferred.

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Liquidation Rights

Upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up, holders of the Series A Preferred will be entitled to receive, out of the Company’s assets that are legally available for distribution to shareholders, before any distribution is made to holders of the Company’s Common Stock or other junior securities, a liquidating distribution in an amount equal to the sum of (i) $1,000 per share, (ii) any accrued and unpaid dividends, whether or not declared in any prior dividend period and (iii) any unpaid dividends for the dividend period in which the liquidation date occurs (whether or not declared) calculated at the dividend rate on the basis of a full dividend period multiplied by a fraction, the numerator of which is the number of days in such dividend period prior to the liquidation date, and the denominator of which is the total number of days in such dividend period, before any distribution of assets is made to the holders of the Common Stock or any other junior securities. After payment of the full amount of such liquidating distributions, the Holders will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Company.

Voting Rights

Holders of the Series A Preferred will have no voting rights, except with respect to certain fundamental changes in the terms of the Series A Preferred and certain other matters. In addition, if dividends on the Series A Preferred are not paid in full for seventeen (17) dividend periods, whether consecutive or not, the holders of the Series A Preferred, acting as a class with any other parity securities having similar voting rights, will have the right to elect two directors to the Company’s board. The terms of office of these directors will end when the Company has paid or set aside for payment full quarterly dividends for four consecutive dividend periods.

Ranking

The Series A Preferred will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, senior to the Company’s Common Stock and each other class or series of preferred stock the Company may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred as to dividend rights and rights on liquidation, winding up and dissolution of the Company.

14

Post-Restructuring Equity Capitalization
(assumes Equity Infusion of $115m, actual amount may range from $70mm to $115mm*)

Class	Standby Plan Value/New Investment Value	Voting %**	Economic %**	Shares of Class A Common	Shares of Class B Common	Shares of HoldCaps Common	Shares of New Series A Preferred
Senior Notes	$7,000,000.00	14.7%	4.9%	233,450	116,550	-0-	-0-
Trust Preferred Securities	$50,000,000.00	4.9%	34.9%	-0-	-0-	2,500,000	-0-
Series A Preferred	$1,000,000.00	2.1%	.7%	33,350	16,650	-0-	-0-
Existing Common Shares	$15,000,000.00	31.4%	10.5%	500,250	249,750	-0-	-0-
Equity Infusion	$115,000,000.00	46.9%	48.9%	-0-	3,500,000	-0-	45,000
Total:	$143,000,000.00	100%	100%	767,050	3,882,950	2,500,000	45,000
* The above share numbers assume a per share value at the time of issuance of $20.00 per share for each of the Class A Common, the Class B Common and the Class C Redeemable Common and $1,000 per share for each share of the Series A Preferred.
** The percentages above are approximate.  The discrepancy in the voting % and the economic % results from the different voting rights attributable to the shares of the Class A Common Stock (4.1932 votes per share), the Class B Common Stock (1 vote per share) and the Class C Redeemable Common Stock (.1469 votes per share).

•
Holders of the approximately $7 million outstanding in Senior Notes would receive $7 million in Standby Plan value consisting of 1/3 in the form of New Capitol Bancorp Class B Common and 2/3 in the form of New Capitol Bancorp Class A Common, representing an estimated recovery of 100%1;

•	Holders of the $151.3 million outstanding in Trust Preferred Securities would receive $50 million2 in Standby Plan value consisting of New Capitol Bancorp

1 There is currently $8.4 million in outstanding principal amount of Senior Notes; however, pursuant to the Company’s pending agreement to sell its equity interests in Bank of Michigan, approximately $1.6 million in principal amount could be discharged if, as expected, the deal is consummated in July of 2012.  In the event that the sale does not close prior to consummation of the Exchange Offers or the Effective Date of the Standby Plan, the additional $1.6 million in outstanding principal amount would receive additional shares of New Capitol Bancorp Class A Common and Class B Common, and would reduce the amount of such securities received by the pre-petition common equity accordingly.  For purposes of the tables set forth herein, the Company assumes approximately $7 million in Senior Notes will be outstanding as of the Effective Date.  The Plan Value and voting power of the New Capitol Bancorp Class A Common Stock to be issued to Holders of Senior Notes and the Company’s Common Stock is in the aggregate approximately 95.65% of the total Plan Value and voting power of the New Capitol Bancorp Class A Common Stock to be issued pursuant to the Plan.   The Plan Value and voting power of the New Capitol Bancorp Class B Common Stock to be issued to Holders of Senior Notes and the Company’s Common Stock is in the aggregate approximately 9.44% of the total Plan Value and voting power of the New Capitol Bancorp Class A Common Stock to be issued pursuant to the Plan.

2 The Standby Plan value of the HoldCaps Common will be $50 million on the Effective Date, based upon the valuation set forth herein.  Based on the Projections, and subject to the assumptions therein, if the HoldCaps Common are redeemed in 2016, the holders would receive approximately $80 million in cash.

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        Class C Redeemable Common Stock (“HoldCaps Common”)3, representing an estimated recovery of approximately 33%;
•
Holders of the $5 million outstanding with respect to the Company’s Series A Preferred would receive $1,000,000 in Standby Plan value consisting of 2/3 in the form of New Capitol Bancorp Class A Common and 1/3 in the form of New Capitol Bancorp Class B Common, representing an estimated recovery of 20%.

•
Holders of the Company’s Common Stock would receive $15 million in Standby Plan value consisting of shares, 1/3 in the form of New Capitol Bancorp Class B Common and 2/3 in the form of New Capitol Bancorp Class A Common.

3 HoldCaps Common are a redeemable security developed by Vik Ghei and Misha Zaitzeff which are described in more detail under “Capitalization of Restructured Debtors” below.

16

A TRUST FORMED TO HOLD THE HOLDCAPS FOR THE BENEFIT OF THE HOLDERS OF THE TRUST PREFERRED SECURITIES.

Upon the issuance of shares of the Class B Common in connection with the redemption  of all or a part of the Class C Redeemable Common, each holder of the HoldCaps Common that formerly held Private Trust Preferred Securities (i.e. any series of Trust Preferred Securities other than Capitol Trust I and Capitol Trust XII) will be deemed to have entered into a separate trust agreement (each a “Trust”) with a trustee to be selected by the Company prior to the Effective Time (the “Trustee”).

The identity of the Trustee shall be chosen jointly by HoldCo Advisors, L.P. and Hildene Capital Management, LLC after consulting with other holders and/or economic beneficiaries of the Private Trust Preferred Securities. The identity of the chosen party may include HoldCo Advisors, L.P. and/or Hildene Capital Management, LLC or the employees of either HoldCo Advisors, L.P. or Hildene Capital Management, LLC.  The compensation of the Trustee and potentially other terms (including indemnification) may be disclosed and/or change prior to the Effective Date.  Several terms of the Trust, including, without limitation, the terms of compensation, limitation on liability, may be subject to change prior to the Effective Date if it is necessary to appropriately satisfy the requests of the Trustee selected.

Pursuant to the terms of each Trust, upon the redemption of the HoldCaps Common (unless otherwise instructed by a holder of the HoldCaps Common), the Company will deposit the shares of Class B Common issuable with respect to the redemption of the HoldCaps Common so redeemed by the Company into the applicable Trust to be managed by the Trustee.  At any time prior to or after the Effective Time, such holder of the HoldCaps Common or any shares of Class B Common (or any other securities of the Company held in the Trust) may notify the Trustee on how to vote, provide sale or transfer instructions and/or request that the Class B Common (or any other securities of the Company held by the Trust) be issued directly to the beneficial holder and request disbursement of any proceeds received by the Trustee for the sale of such securities.

The Trustee will conduct the affairs of the Trust in accordance with and subject to the terms of the applicable Trust Agreement (a copy of the form of Trust Agreement to be used for each holder is attached hereto as Annex I). In accordance with the following provisions (i) and (ii), the Trustee shall have the authority to enter into all transactions and agreements determined by the Trustee to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustee, under the Trust Agreement, and to perform all acts in furtherance thereof, including the following:

•  in its sole discretion, receive, manage, invest, supervise and protect the Trust’s assets, including selling assets of the Trust to avoid triggering of filing obligations under Federal Reserve regulations;

•  pay taxes or other obligations incurred by the Trust;

•  prosecution and resolution of causes of action, if any;

17

•  the sale of the Class B Common or any other security of the Company constituting part of the assets of the Trust; provided, that the Trustee may give each beneficiary at least twenty (20) days notice of any pending sale (which shall be deemed to occur if the Trustee sends a written notice describing such intention to sell or pending sale and 20 days passes after the date such notice is sent), and provided further, that if such beneficiary does not object or otherwise fails to respond during such notice period, the Trustee may sell such securities on behalf of the beneficiary without any liability to the Trustee and such beneficiary shall have no recourse against the Trustee for any such action. Notwithstanding anything in the prior sentence, the Trustee may sell assets of the Trust on behalf of a beneficiary without notice and without any liability to the Trustee and such beneficiary shall have no recourse against the Trustee for any such action in the case where the Trustee sells a portion of a beneficiary’s securities in order to comply with relevant federal banking laws and regulations relating to control of a bank holding company.  Each beneficiary will be deemed to acknowledge and agree that any such sale may result in losses to the beneficiary;

•  the exchange of any securities of Capitol for any other Securities of Capitol;

•  submit votes or consents with respect to the any securities of Capitol held as assets in the Trust.

The Trustee shall not at any time, on behalf of the Trust or its beneficiaries, enter into or engage in any trade or business, and no part of the assets or the proceeds, revenue or income therefrom shall be used or disposed of by the Trust in furtherance of any trade or business, except to the extent reasonably necessary to preserve or enhance the value of the assets.

The Trustee will be restricted to the holding, collection, conservation, protection and administration of the assets in accordance with the provisions of the Trust Agreement, and the payment and distribution of amounts as set forth therein for the purposes set forth therein.  Any determination by the Trustee as to what actions are in the best interests of the Trust shall be determinative.

Pursuant to the terms and conditions of the Trust Agreement, the Trust shall indemnify and hold harmless any person who was, or is, a party, or is threatened to be made a party, to any pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was the Trustee, or an agent, attorney, accountant or other professional of the Trustee (each such person, an “Indemnified Person”), against all costs, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Person in connection with such action, suit or proceeding, or the defense or settlement of any claim, issue or matter therein, to the fullest extent, except to the extent such liability is determined to be the result of willful misconduct or gross negligence.  Costs or expenses incurred by any such Indemnified Person in defending any such action, suit or proceeding shall be paid by the Trust, as applicable, in advance of the institution or final disposition of such action, suit or proceeding, provided, however, that any such Indemnified Person shall promptly reimburse the Trust for all such costs and expenses paid by the Trust if it is finally adjudicated by a court of competent jurisdiction, that liability by such Indemnified Person is a result of willful misconduct or gross negligence.  The Trustee may in its

18

discretion purchase, at the sole cost and expense of the Company, and maintain insurance on behalf of any Indemnified Person who is or was a beneficiary of this provision.

A REVISED BALLOT FOR THE PRIVATE TRUST PREFERRED SECURITIES
IS ENCLOSED WITH THIS SUPPLEMENT NO. 1 AND INCLUDES A BOX THAT
PERMITS YOU TO OPT OUT OF THE TRUST ARRANGEMENT DESCRIBED
ABOVE.

THE AMENDED AND RESTATED STANDBY PLAN

The Company amended and restated the Standby Plan (a copy of which is attached hereto as Annex I attached hereto) to incorporate a provision into the plan that provides that unless a holder of Private Trust Preferred Securities informs the Company that it does not desire to have its shares of the HoldCaps Common subject to the Trust Agreement described above that upon the Effective Time, each such holder of the HoldCaps Common will be bound by the terms and conditions of a Trust Agreement.

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IMPORTANT DATES

Holders of the Senior Notes and/or Trust Preferred Securities should take note of the following important dates in connection with the out-of-court Exchange Offers and the solicitation of votes on the in-court Standby Plan:

Date	Calendar Date and Time	Event
Voting Record Date	June 19, 2012	The date to determine holders entitled to vote to accept or reject the Standby Plan.

Expiration Time and Voting Deadline	5:00 p.m., Eastern Daylight time, on July 27, 2012, unless extended as described herein.
The last day for holders to (i) tender their Senior Notes and Trust Preferred Securities in the Exchange Offers, and (ii) vote to accept or reject the Standby Plan. The Senior Notes and Trust Preferred Securities tendered may not be withdrawn once tendered and the votes to accept or reject the Standby Plan may not be revoked once submitted to the Voting Agent, subject to applicable law or as otherwise specified herein; provided that, if either the Expiration Time or Voting Deadline, as applicable, has been extended past August 10, 2012, holders shall have the right to withdraw their tenders and votes respectively.

Settlement Date	Promptly after the date on which the Expiration Time, as may be extended, occurs.	The Eligible Holders that tender their Senior Notes and Trust Preferred Securities in the Exchange Offers will receive shares of Series B Preferred Stock.

REQUESTS FOR ASSISTANCE

If you have any questions or need assistance in connection with the Exchange Offers or the solicitation of votes on the Standby Plan, you may contact Vik Ghei, Misha Zaitzeff or the Company’s President, Cristin Reid.

Vik Ghei:  (917) 740-8450
Misha Zaitzeff:  (917) 409-8555
Cristin Reid:  (517) 487-6555

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We have also engaged Kurtzman Carson Consultants LLC (the “Information Agent” and/or the “Exchange Agent” and/or the “Voting Agent”) at the following address and telephone number:

Kurtzman Carson Consultants LLC (“KCC”)
599 Lexington Avenue, 39th Floor
New York, NY 10022
Telephone:  877-833-4150
Email: CapitolBancorpInfo@kccllc.com

The Company’s legal advisor is Honigman Miller Schwartz and Cohn LLP.  They can be contacted at:

Honigman Miller Schwartz and Cohn LLP
Columbia Plaza
350 East Michigan Avenue, Suite 300
Kalamazoo, Michigan 49007-3800
Attn:  Phillip D. Torrence, Esq.
Direct: (269) 337-7702
Fax: (269) 337-7703

21

Annex H

First Amended and Restated Articles of Incorporation of Capitol Bancorp Ltd.
and

Certificate of Designations
of
Series A Cumulative Perpetual Preferred Stock
of
Capitol Bancorp Ltd.

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS BUREAU OF COMMERCIAL SERVICES
Date Received	(FOR BUREAU USE ONLY) This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name Phillip D. Torrence Honigman Miller Schwartz and Cohn LLP
Address 350 East Michigan Avenue, Suite 300
City State Zip Code Kalamazoo Michigan 49007	EFFECTIVE DATE:

Document will be returned to the name and address you enter above
If Left Blank Document Will Be Mailed To The Registered Office.

FIRST AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
CAPITOL BANCORP LTD.

Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Amended and Restated Articles of Incorporation:

    1.           The present name of the corporation is Capitol Bancorp Ltd.

    2.           The identification number assigned by the bureau is 246688.

    3.           The date of filing the original Articles of Incorporation was November 27, 1985.

The following Amended and Restated Articles of Incorporation supersede the Articles of Incorporation and shall be the Articles of Incorporation of Capitol Bancorp Ltd.:

First Amended and Restated Articles of Incorporation
of Capitol Bancorp Ltd. - 1

ARTICLE I.
Name

The name of this corporation is Capitol Bancorp Ltd. (the “Corporation”).

ARTICLE II.
Purpose

The purpose or purposes for which the Corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Michigan Business Corporation Act, as amended (the “Act”), and specifically, but not in limitation of the foregoing, to be a bank holding company under the Bank Holding Company Act of 1956, as amended, and to engage in, or acquire an interest in other companies which engage in, activities closely related to banking as such activities are defined by the Board of Governors of the Federal Reserve System.

ARTICLE III.
Registered Office and Resident Agent

The street and mailing address of the registered office is Capitol Bancorp Center, 200 Washington Square North, Lansing, Michigan 48933.  The name of the resident agent at the registered office is Cristin Reid.

ARTICLE IV.
Authorized Stock and Relative Rights

A.  Authorized Capital Stock.  The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is One Hundred Ten Million, Two Hundred Thousand (110,200,000) shares consisting of (i) Two Hundred Thousand (200,000) shares of Preferred Stock, no par value per share (the “Preferred Stock”) and (ii) One Hundred Ten Million (110,000,000) shares of Common Stock, no par value per share (the “Common Stock”).

B.  Classes of the Common Stock. The Common Stock shall be divided into the following three (3) classes:

       1.   The Class A Common Stock.  Five Million (5,000,000) shares of the Common Stock shall be designated as Class A Common Stock (“Class A Common”).  The Class A Common shall have 4.1932 votes per share, and each share of Class A Common shall be equal to every other share of Class A Common.  The following provisions shall also apply to the terms of the Class A Common:

           (a)   Effective as of the close of business on each date that the Corporation closes on a redemption of the Class C Redeemable Common as contemplated by Section 3 below, a number of shares (or fractional shares) of the Class A Common shall

First Amended and Restated Articles of Incorporation
of Capitol Bancorp Ltd. - 2

automatically convert into shares of the Class B Common on a 1:1 basis (as adjusted for any stock splits on the Class B Common) based upon the number of increased votes that the holders of the Class C Redeemable Common received as a result of the redemption.  For example, if one hundred (100) shares of Class C Redeemable Common are redeemed by the Corporation in accordance with Section 3 below, such holders of the Class Redeemable Common so redeemed would receive an increase in the number of votes attributable to the shares of Class C Redeemable Common that were so redeemed equal to 85.31 votes. Accordingly the number of shares of Class A Common to be converted into Class B Common would be 26.716 shares of Class A Common which would be converted on a 1 for 1 basis into 26.716 shares of the Class B Common.  Fractional shares of the Class B Common may be issued to the holders of such Class A Common.

           (b)   In the event that a holder of the Class A Common fails to surrender the required certificates for Class A Common shares held of record by the holder within 30 days after delivery of the Corporation’s notice to the holders of the Class A Common of a conversion event, the Corporation shall, by written notice to the holder, indicate which shares have been converted pursuant to this Section 1.

           (c)   Effective immediately prior to the close of business on any conversion date with respect to any share of the Class A Common, dividends shall no longer be declared on any such converted shares of the Class A Common and such shares of the Class A Common shall cease to be outstanding.

           (d)   Shares of the Class B Common duly converted in accordance with this Section 1 will resume the status of authorized and unissued Class A Common and available for future issuance.  The Corporation may, from time to time, take such appropriate action as may be necessary to reduce the authorized number of shares of the Class A Common.

           (e)   The person or persons entitled to receive the shares of the Class B Common issuable upon conversion of the shares of Class A Common shall be treated for all purposes as the record holder(s) of such shares of Class B Common as of the close of business on the applicable conversion date with respect thereto.  In the event that any holder shall not by written notice designate the name in which shares of the Class B Common to be issued or paid upon conversion of such shares of the Class A Common should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the holder and in the manner shown on the records of the Corporation.

           (f)   As to any conversion date of the Class A Common with respect to any shares of the Class A Common, certificates representing shares of the Class B Common shall be issued and delivered to the holder thereof or the holder’s designee upon presentation and surrender of the certificate evidencing the shares of the Class A Common to the Corporation and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

First Amended and Restated Articles of Incorporation
of Capitol Bancorp Ltd. - 3

       2.   The Class B Common Stock.  One Hundred Million (100,000,000) shares of the Common Stock shall be designated as Class B Common Stock (“Class B Common”).  The Class B Common shall have one (1) vote per share, and each share of Class B Common shall be equal to every other share of Class B Common.  Except with respect to voting power, the Class A Common and Class B Common shall in all respects carry the same rights and privileges (including in respect of distributions upon any dissolution, liquidation or winding up of the Corporation) and be treated the same (including in any merger, consolidation, share exchange or other similar transaction).

       3.    The Class C Redeemable Common Stock.  Five Million (5,000,000) shares of Common Stock shall be designated as Class C Redeemable Common Stock (“Class C Redeemable Common”).  The Class C Redeemable Common shall have 0.1469 of a vote per share and shall be redeemable in accordance with Section C below.  Except with respect to voting power, dividends and redemption rights described below, the Class C Redeemable Common, the Class A Common and Class B Common shall in all respects carry the same rights and privileges (including in respect of distributions upon any dissolution, liquidation or winding up of the Corporation) and be treated the same (including in any merger, consolidation, share exchange or other similar transaction).  The Corporation shall not be entitled to redeem the Class C Redeemable Common unless, prior the notice of redemption described below, the Corporation has received a written fairness opinion or other valuation report from a valuation firm or investment banking firm of national reputation and experience in the regulated financial services industry indicating that the exchange ratio to be utilized in any such proposed redemption of the Class C Redeemable Common is fair from a financial point of view to the holders of the Class B Common.  The following provisions shall also apply to the terms of the Class C Redeemable Common:

           (a)   The Class C Redeemable Common is not subject to any mandatory redemption, sinking fund or other similar provisions.  The Class C Redeemable Common is not redeemable prior to the fourth (4th) anniversary of the issuance date of such Class C Redeemable Common and will not be redeemable by the Corporation after such date unless dividends payable on shares of the Preferred Stock have been declared and paid in full to the holders of such Preferred Stock. On and after that date, the Class C Redeemable Common will be redeemable at the option of the Corporation, in whole or in part, at the Redemption Price (as defined below) for each share.  Holders of the Class C Redeemable Common will have no right to require the redemption or repurchase of the Class C Redeemable Common.  Shares of the Class C Redeemable Common may not be transferred by any holder without the prior written consent of the Corporation for a period of twenty-four (24) months following the initial issuance of the Class C Redeemable Common. For the purposes of the Class C Redeemable Common, “transfer” shall mean any direct or indirect sale, acquisition, transfer, assignment, conveyance, pledge, or other disposition. A transfer also shall include the creation or grant of an option (within the meaning of Treasury Regulation Section 1.382-4(d)(9)) other than the grant of an option by the Corporation or the modification, amendment or adjustment of an existing option granted by the Corporation.

First Amended and Restated Articles of Incorporation
of Capitol Bancorp Ltd. - 4

           (b)   Until the Corporation sends out a notice to all of the holders of the Class C Redeemable Common informing such holders of a notice of redemption of all of the shares of the Class C Redeemable Common (the “Fall Away Date”), unless as to a dividend payment date cash dividends equal to ninety-five percent (95%) of all of the cash dividends declared and paid on any of the Common Stock for such dividend period have been declared and paid to the holders of the Class C Redeemable or declared and a sum sufficient for the payment of those dividends declared on the Class C Redeemable Common has been set aside for the dividend period then ending, the Corporation will not, during such dividend period, declare or pay any dividend on (other than with respect to a 382 Rights Plan or Preferred Stock), make any distributions relating to any Common Stock, junior securities or parity securities of the Corporation.  Effective as of the closing by the Corporation of the redemption contemplated by the notice that triggered the Fall Away Date (even if shares of the Class C Redeemable Common remain outstanding as a result of the provisions of Section 3(f) below): (i) the dividend rights on shares of the Class C Redeemable Common shall be identical to the Class A Common and the Class B Common and thereafter the Class C Redeemable Common shall no longer be entitled to receive to ninety-five percent (95%) of all of the cash dividends declared and paid on any of the Common Stock; and (ii) the formula contemplated by the Redemption Price shall be of no further force and effect except that the Corporation shall be obligated to issue the Class B Excess Shares in accordance with Section 3(g) below.

           (c)   Until the Fall Away Date, the Corporation will not redeem, purchase or acquire any Common Stock (except with respect to a liquidation payment), junior securities or parity securities of the Corporation or make any guarantee payment with respect thereto, other than:

                (i)   purchases, redemptions or other acquisitions of shares of the Corporation’s securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

                (ii)   purchases of shares of the Common Stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

                (iii)   as a result of an exchange or conversion of any class or series of the Corporation’s securities for any other class or series of the Corporation’s securities (provided that such exchange or conversion shall not result in the exchange of securities pari passu or junior to the Class C Redeemable for securities senior to Class C Redeemable); or

                (iv)   the purchase of fractional interests in shares of Corporation’s securities pursuant to the conversion or exchange provisions of the Corporation’s securities or the security being converted or exchanged.

The foregoing restriction, however, will not apply to (i) any of the rights of the Preferred Stock (unless expressly provided for in the terms of such Preferred Stock) or (ii) any of the

First Amended and Restated Articles of Incorporation
of Capitol Bancorp Ltd. - 5

Corporation’s securities with respect to dividends paid by the Corporation where the dividend stock being paid is the same stock as that on which the dividend is being paid or involves a distribution of capital stock of, or similar equity interests in, a subsidiary or other business unit of the Corporation.

           (d)   If any shares of the Class C Redeemable Common are to be redeemed the following provisions set forth the procedures for redemption of the Class C Redeemable Common:

                (i)   A notice of redemption (which may be contingent upon the occurrence of a future event) shall be mailed, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, addressed to the holders of record of the Class C Redeemable Common at their addresses as they appear on the Corporation’s stock transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any shares of the Class C Redeemable Common except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Class C Redeemable Common may be listed or admitted to trading, each notice shall state: (A) the Redemption Date; (B) the Redemption Price; (C) the number of shares of Class C Redeemable Common to be redeemed and, if fewer than all the shares of Class C Redeemable Common held by such holder are to be redeemed, the number of such shares of Class C Redeemable Common to be redeemed from such holder; (D) the place or places where the certificates, if any, evidencing the shares of Class C Redeemable Common are to be surrendered for payment of the redemption price; (E) that dividends on the shares of Class C Redeemable Common to be redeemed will cease to accrue on such redemption date except as otherwise provided herein; and (F) the per share price of the Class B Common used to calculate the exchange ratio for the payment of the Redemption Price.

                (ii)   The Redemption Price for the Class C Redeemable Common will be paid solely in shares of Class B Common.  For purposes of clarity, the holder of the redeemed Class C Redeemable Common shall in no event be required or permitted to tender any consideration other than Class C Redeemable Common shares to the Company with respect to the issuance of Class B Common by the Corporation in redemption thereof.  The formula used to calculate the exchange ratio when determining how many shares of the Class B Common will be issued for each share of the Class C Redeemable Common so redeemed will be based upon the Average VWAP for the five (5) consecutive trading day period ending on and including the second trading date immediately preceding the public announcement of such redemption.

                (iii)   If fewer than all the outstanding shares of the Class C Redeemable Common are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata (as nearly as practicable without creating fractional shares) or by any other equitable method the Corporation may choose.

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                (iv)   At its election, the Corporation, prior to a Redemption Date, may irrevocably deposit the Redemption Price (including declared and unpaid dividends to the Redemption Date, if any) of the Class C Redeemable Common so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Class C Redeemable Common to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid dividends to the redemption date). Subject to applicable escheat laws, any shares of Class B Common so deposited which remain unclaimed by the holders of the Class C Redeemable Common at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

           (e)   Each holder of the Class C Redeemable Common shall, upon request of the Corporation, furnish the Corporation information as to such holder’s actual and constructive ownership for tax purposes of any of the Corporation’s stock that is reasonably relevant to the Corporation’s determination of whether withholding is required under applicable law; provided that if the holder does not furnish the Corporation such information within sixty (60) days of the Corporation’s request, then the holder shall be deemed to have represented that it does not actually or constructively own for tax purposes stock in the Corporation other than the Class C Redeemable Common that it received on the effective date of the original issuance of the Class C Redeemable Common.  For purposes of clarity, each holder of the Class C Redeemable Common shall timely provide all tax forms to the Corporation that are relevant to the determination of whether tax withholding is required.

          (f)   Notwithstanding anything to the contrary contained herein, no holder of the Class C Redeemable Common will be entitled to receive shares of Class B Common upon redemption to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder) (which, if allowed under applicable law, shall be beneficiaries of any trust that holds shares of the Class C Redeemable Common) of more than 9.9% of votes attributable to the shares of the Common Stock outstanding at such time (a “Federal Reserve Restriction”).  Any purported delivery of shares of Class B Common upon redemption of Class C Redeemable Common shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the redeemed Class C Redeemable Common holder becoming the beneficial owner of more than 9.9% of the votes attributable to the shares of Common Stock outstanding at such time. The limitations contained herein shall apply to any successor holder of shares of Class C Redeemable Common.

           (g)   In the event a Federal Reserve Restriction is triggered, the shares of Class B Common that such holder would have received in the redemption had the Federal Reserve Restriction not been triggered shall be set aside by the Corporation (the “Class B Excess

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Shares”).  The Corporation shall set aside all Class B Excess Shares and promptly deliver the Class B Excess to the holder of Class C Redeemable Common that triggered a Federal Reserve Restriction (each a “Restricted Holder”) upon the earlier of (1) date the such Restricted Holder receives approval from the Federal Reserve to acquire the Class B Excess Shares or (2) the date on which such Restricted Holder has sold a sufficient number of the Class B Shares so as to permit such Restricted Holder to acquire the Class B Excess shares without again triggering the Federal Reserve Restriction.  In the event any Restricted Holder sells shares of Class C Redeemable Common, the new holder of shares of the Class C Redeemable Common shall be entitled to receive the maximum number of the Class B Excess Shares without triggering the Federal Reserve Restriction.

           (h)   For purposes of this Section C, the following definitions shall apply:

                (i)   “382 Rights Plan” means a shareholder rights plan designed to preserve the utilization of tax benefits and assets and the associated declaration, issuance and exercise of related securities (including rights and shares of a new series of junior participating preferred stock).

                (ii)   “Average VWAP” during a period means the simple arithmetic average of VWAP for each trading day during that period.

                (iii)   “Calculation Date” means the last day of the fiscal quarter immediately preceding the Redemption Date.

                (iv)   “Plan Adjustment Value” means the greater of (A) zero (0), and (B) Fifty Million Dollars ($50,000,000) minus the result obtained by multiplying (i) Tangible Net Asset Value as of the Plan Calculation Date by (ii) the result of dividing (a) the total number of shares of Class C Redeemable Common issued and outstanding as of the Plan Calculation Date by (b) the total number of shares of Class A Common, Class B Common and Class C Redeemable Common issued and outstanding as of the Plan Calculation Date.

                (v)   “Plan Calculation Date” means the first business day on which all conditions to the Corporation’s Joint Plan of Reorganization’s (the “Plan”) confirmation and effectiveness of the Plan in Article IX of the Plan have been satisfied or waived and on which the Plan is consummated.

                (vi)   “Redemption Date” means any date specified by the Corporation that is at least four (4) years after the date of issuance of the Class C Redeemable Common and noticed to the holders of Class C Redeemable Common at least ten (10) days in advance of such redemption.

                (vii)   “Redemption Price” shall equal the greater of (i) Fifty Million Dollars ($50,000,000) divided by the number of shares of Class C Redeemable Common issued and outstanding as of the Plan Calculation Date, and (ii) the sum of (a) the Tangible Net

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Asset Value (as defined below) of the Corporation as of the Calculation Date divided by the total number of shares of Class A Common, Class B Common and Class C Redeemable Common issued and outstanding as of the Calculation Date, and (b) the Plan Adjustment Value divided by the number of shares of Class C Redeemable Common issued and outstanding as of the Plan Calculation Date.

                (viii)   “Tangible Net Asset Value” means total assets minus (i) intangible assets, (ii) deferred tax assets, (iii) the aggregate liquidation value of the issued and outstanding Preferred Stock and (iv) total liabilities, in each case, calculated by the Corporation on a consolidated basis in accordance with generally accepted accounting principles (“GAAP”).  For the avoidance of doubt and notwithstanding any provision of GAAP to the contrary, Tangible Net Asset Value shall be calculated net of goodwill and deposit premiums.

                (ix)   “Trading Market” means any of the following markets or exchanges on which the Class B Common is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

                (x)   “VWAP” for any day means, for any date, the price determined by the first of the following clauses that applies: (1) if the Class B Common is then listed or quoted on a Trading Market, the daily volume weighted average price of the Class B Common for such date (or the nearest preceding date) on the Trading Market on which the Class B Common is then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time), (2) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Class B Common for such date (or the nearest preceding date) on the OTC Bulletin Board, (3) if the Class B Common is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Class B Common are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Class B Common so reported, or (4) in all other cases, the fair market value of a share of Class B Common as determined by an independent appraiser selected in good faith by the Board of Directors of the Corporation.

C. The shares of the Preferred Stock may be divided into and issued in one or more series.  The Board of Directors is hereby authorized to cause the Preferred Stock to be issued from time to time in one or more series, with such designations and such relative voting, dividend, liquidation and other rights, preferences and limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board of Directors.  The Board of Directors is expressly authorized to adopt such resolutions or resolutions and issue such stock from time to time as it may deem desirable

D. Notwithstanding anything herein to the contrary, the Corporation shall not issue nonvoting capital stock to the extent prohibited by section 1123 of the Bankruptcy Code; provided, however, that this Section E: (a) will have no further force and effect beyond that

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required under section 1123 of the Bankruptcy Code, (b) will have such force and effect only for so long as section 1123 of the Bankruptcy Code is in effect and applicable to the Corporation and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect. This Section E shall be of no further force and effect 30 days following the effective date of the Corporation’s bankruptcy plan.

ARTICLE V.
Compromise, Arrangement or Plan of Reorganization

When a compromise or arrangement or a plan of reorganization of the Corporation is proposed between the Corporation and its creditors or any class of them or between the Corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of the Corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or a class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs.  If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of the Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on the Corporation.

ARTICLE VI.
Shareholder Action by Written Consent

A.  Any action required or permitted by the Act to be taken at an annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.   No action by written consent of holders of less than all the outstanding shares entitled to vote on such action shall be effective unless the proposed action shall have been approved by the Board of Directors of the Corporation before the consent of shareholders is executed.

B.  In order that the Corporation’s shareholders shall have an opportunity to receive and consider the information germane to an informed judgment as to whether to give a written consent, any corporate action to be taken by written consent shall not be effective until, and the shareholders of the Corporation shall be able to give or revoke written consents for, at least twenty (20) days from the date of the commencement of a solicitation (as such term is defined in Rule 14a-1(l) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of consents, other than corporate action by written consent taken pursuant to solicitations of not

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more than ten (10) persons.  For purposes of this Article VI, a consent solicitation shall be deemed to have commenced when a proxy statement or information statement containing the information required by law is first furnished to the Corporation’s shareholders.

C.  Consents to corporate action shall be valid for a maximum of sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 407 of the Act.  Consents may be revoked by written notice (i) to the Corporation, (ii) to the shareholder or shareholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Corporation (the “Soliciting Shareholders”), or (iii) to a proxy solicitor or other agent designated by the Corporation or the Soliciting Shareholders.

D.  Notwithstanding the foregoing, if independent counsel to the Corporation delivers to the Corporation a written opinion stating, or a court of competent jurisdiction determines, that this Article VI, or any portion thereof, is illegal with respect to any corporate action to be taken by written consent for which a consent has theretofore been delivered to the Corporation, in the manner provided in Section 407 of the Act, whether prior or subsequent to the date of the adoption of this Article VI, then this Article VI, or such portion thereof, as the case may be, shall after the date of such delivery of such opinion or such determination be null and void and of no effect with respect to any other corporate action to be taken by written consent.

E.  Within 3 business days after receipt of the earliest dated consent delivered to the Corporation in the manner provided in Section 407 of the Act or the determination by the Board of Directors of the Corporation that the Corporation should seek corporate action by written consent, as the case may be, the Secretary of the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations.  The cost of retaining inspectors of election shall be borne by the Corporation.

F.  Consents and revocations shall be delivered to the inspectors upon receipt by the Corporation, the Soliciting Shareholders or their proxy solicitors or other designated agents.  As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents.  The inspectors shall keep such count confidential and shall not reveal the count to the Corporation, the Soliciting Shareholders or their representatives or any other entity.  As soon as practicable after the earlier of (i) sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 407 of the Act or (ii) a written request therefor by the Corporation or the Soliciting Shareholders (whichever is soliciting consents) (which request may be made no earlier than twenty (20) days after the commencement of the applicable solicitation of consents, except in the case of corporate action by written consent taken pursuant to solicitations of not more than ten (10) persons), notice of which request shall be given to the party opposing the solicitation of consents, if any, which request shall state that the Corporation or Soliciting Shareholders, as the case may be, have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with the Act, these Amended and Restated Articles of Incorporation and

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 the Bylaws of the Corporation, the inspectors shall issue a preliminary report to the Corporation and the Soliciting Shareholders stating:  (i) the number of valid consents; (ii) the number of valid revocations; (iii) the number of valid and unrevoked consents; (iv) the number of invalid consents; (v) the number of invalid revocations; (vi) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.

G.  Unless the Corporation and the Soliciting Shareholders shall agree to a shorter or longer period, the Corporation and the Soliciting Shareholders shall have forty-eight (48) hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors.  If no written notice of an intention to challenge the preliminary report is received within forty-eight (48) hours after the inspectors’ issuance of the preliminary report, the inspectors shall issue to the Corporation and the Soliciting Shareholders their final report containing the information from the inspectors’ determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents.  If the Corporation or the Soliciting Shareholders issue written notice of an intention to challenge the inspectors’ preliminary report within forty-eight (48) hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable.  A transcript of the challenge session shall be recorded by a court reporter.  Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Shareholders and the Corporation, which report shall contain the information included in the preliminary report, plus all changes in the vote totals as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents.  A copy of the final report of the inspectors shall be included in the book in which the proceedings of meetings of shareholders are recorded.

ARTICLE VII.
Business At Annual Meetings

A.  At an annual meeting of the shareholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder.

B.  For business to be properly brought before an annual meeting by a shareholder, if such business relates to the election of directors of the Corporation, the procedures in Article VIII of these Amended and Restated Articles of Incorporation must be complied with.  If such business relates to any other matter, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a shareholder’s notice must be delivered by mail or electronic transmission to the Secretary and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than

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one hundred eighty (180) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided however that in the event that the annual meeting is called for a date that is not within twenty (20) days before or after such anniversary date, such notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting is mailed, transmitted electronically, or public disclosure of the date of the annual meeting is made, whichever first occurs.

C.  A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting containing all material information relating thereto and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (c) the number of shares of the Corporation which are owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Article VII.

D.  The officer presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article VII, and if he or she should so determine, the presiding officer shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

E.  Notwithstanding the foregoing provisions of this Article VII, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholders’ meeting, shareholders must provide notice as required by the regulations promulgated under the Exchange Act.

ARTICLE VIII.
Board of Directors

A.  Authority and Size of Board.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  The number of directors of the Corporation that shall constitute the Board of Directors shall be determined from time to time by resolution adopted by the affirmative vote of:

1.  At least eighty percent (80%) of the Board of Directors, and

2.  A majority of the Continuing Directors (as hereinafter defined).

B.  Classification of Board and Filling of Vacancies.  Subject to applicable law, the directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively with each class to be as nearly equal in number as possible.  The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the

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shareholders held in 2013, the term of office of the initial Class II directors shall expire at the annual meeting of the shareholders held in 2014, and the term of office of the initial Class III directors shall expire at the annual meeting of the shareholders held in 2015.  At each succeeding annual meeting of shareholders, directors shall be elected for a term that will expire at the third annual meeting of shareholders following such annual meeting to succeed the directors of the class whose terms expire at such annual meeting and until their successors shall be duly elected and qualified or their resignation or removal.  Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors (as hereinafter defined) and an eighty percent (80%) majority of all of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which the director was chosen and until his or her successor shall be duly elected and qualified or his resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.  The initial size of the Board of Directors of the Corporation shall be twelve (12) directors split equally between Class I, Class II and Class III.  One vacancy in each class shall remain open until the annual meeting of shareholders of the Corporation to be held within the ninety (90) days following the effective date of these Amended and Restated Articles of Incorporation (the “First Annual Meeting”).  Additionally, one incumbent director from each of the three classes of directors shall be up for election at First Annual Meeting.

C.  Removal of Directors.  Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law or by these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation), any one or more directors of the Corporation may be removed at any time, with or without cause, but only by either (i) the affirmative vote of a majority of the Continuing Directors (as herein defined) and at least eighty percent (80%) of the Board of Directors or (ii) the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”) voting together as a single class.

D.  Certain Definitions.  For the purposes of this Article VIII:

1.  A “person” shall mean any individual, firm, corporation or other entity.

2.  “Interested Shareholder” shall mean any person, other than the Corporation or any Subsidiary, who or which:

             (a)  is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding Voting Stock; or

(b)  is an Affiliate of the Corporation and at any time within the two (2) year period immediately prior to the date in question was the beneficial owner, directly or

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indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Stock; or

(c)  is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two (2) year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

        3.  “Beneficial owner” shall have the respective meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

        4.  For the purposes of determining whether a person is an Interested Shareholder pursuant to item 2 of this Section D, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of item 2 of this Section D but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

        5.  “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date this Article VIII of these Amended and Restated Articles of Incorporation is filed with the Corporation Division, Bureau of Commercial Services of the Michigan Department of Energy, Labor and Economic Growth.

        6.  “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in item 2 of this Section D, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

        7.  “Continuing Director” means any member of the Board of Directors who is unaffiliated with any Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors.

E.   Powers of Continuing Directors.  A majority of the Continuing Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VIII, including without limitation (i) whether a person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by any person and (iii) whether a person is an Affiliate or Associate of another; and the good faith determination of a majority of the Continuing Directors

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on such matters shall be conclusive and binding for all the purposes of this Article VIII.

F.   Nominations.

(a)   Nominations for election to the Board of Directors at a meeting of shareholders may be made by the Board of Directors or by a committee thereof, or by any shareholder of the Corporation entitled to vote for the election of directors at such meeting.  Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered, transmitted electronically, or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation, and received in the case of an annual meeting, not less than one hundred twenty (120) days nor more than one hundred eighty (180) days prior to the anniversary date of the immediately preceding annual meeting of the shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty (20) days before or after such anniversary date, such notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting is mailed, transmitted electronically, or public disclosure of the date of the annual meeting is made, whichever first occurs. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder of the Corporation may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of such special meeting, if the shareholder’s notice required by this Section F shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which such notice of the date of the special meeting is mailed, transmitted electronically, or public disclosure of the date of the special meeting is made, whichever first occurs. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described in this Section F.  Nominations for election to the Board of Directors at the First Annual Meeting must be received by the Corporation from shareholders of the Corporation in writing delivered, transmitted electronically, or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not more than thirty (30) days after the effective date of these Amended and Restated Articles of Incorporation.

(b)   Such notice shall set forth (i) as to each proposed nominee (1) the name, date of birth, business address, and residence address of such nominee, (2) the principal occupation or employment of such nominee during the past five years, (3) the number of shares of stock of the Corporation which are beneficially owned by such nominee, and (4) any other information concerning such nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named as a nominee and to serve as a director if elected), and (ii) as to the shareholder giving the notice (1) the name and address of such shareholder, as they appear on the

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Corporation’s books, (2) the class or classes and number(s) of shares of the Corporation which are beneficially owned by such shareholder, (3) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, and (4) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article VIII.  The officer presiding over a meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, the presiding officer shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE IX.
Limitation of Liability

A.   Indemnification of Directors and Officers: Claims by Third Parties.  The Corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, indemnify a director or officer (an “Indemnitee”) who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action or proceeding, if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful.  The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

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B.   Indemnification of Directors and Officers: Claims brought by Right of the Corporation.  The Corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, indemnify an Indemnitee who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with the action or suit, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders.  Indemnification shall not be made under this Section B for a claim, issue, or matter in which the Indemnitee has been found liable to the Corporation except to the extent authorized in Section D of this Article IX.

C.   Actions Brought by the Indemnitee.  Notwithstanding the provisions of Sections A and B of this Article IX, the Corporation shall not be required to indemnify an Indemnitee in connection with an action, suit, proceeding or claim (or part thereof) brought or made by such Indemnitee except as otherwise provided herein with respect to the enforcement of this Article IX, unless such action, suit, proceeding or claim (or part thereof) was authorized by the Board of Directors of the Corporation.

D.   Approval of Indemnification.  Except as otherwise provided in Section F of this Article IX, indemnification under Sections A and B of this Article IX, unless ordered by the court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in Sections A and B of this Article IX, as the case may be, and upon an evaluation of the reasonableness of expenses and amounts paid in settlement.  This determination and evaluation shall be made in any of the following ways:

        1.  By a majority vote of a quorum of the Board of Directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

        2.  If a quorum cannot be obtained in item 1, by majority vote of a committee duly designated by the Board of Directors and consisting solely of two (2) or more directors not at the time parties or threatened to be made parties to the action, suit or proceeding.

        3.  By independent legal counsel in a written opinion, which counsel shall be selected in one (1) of the following ways:

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(a)  By the Board of Directors or its committee in the manner prescribed in items 1 or 2; or

(b)  If a quorum of the Board of Directors cannot be obtained under item 1 and a committee cannot be designated under item 2, by the Board of Directors.

        4.  By all independent directors (if any directors have been designated as such by the Board of Directors or shareholders of the Corporation) who are not parties or threatened to be made parties to the action, suit, or proceeding.

        5.  By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

E.   Advancement of Expenses.  The Corporation shall pay or reimburse the reasonable expenses incurred by an Indemnitee who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply:

        1.  The Indemnitee furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct, if any, required by the Act for the indemnification of a person under the circumstances.

        2.  The Indemnitee furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct, if any, required by the Act for the indemnification of a person under the circumstances.

        3.  A determination is made that the facts then known to those making the determination would not preclude indemnification, if any, required by the Act for the indemnification of a person under the circumstances.

The undertaking required by item 2 must be an unlimited general obligation of the Indemnitee but need not be secured and may be accepted without reference to the financial ability of the person to make repayment.  Determinations and evaluations of reasonableness of payments under this Section E shall be made in the manner specified in Section D of this Article IX.

F.   Court Approval.  An Indemnitee who is a party or threatened to be made a party to an action, suit, or proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.  On receipt of an application, the court after giving any notice it considers necessary may order indemnification if it determines that the Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the applicable standard of conduct set forth in Sections A and B of this Article IX or was adjudged liable as described in Section A of this

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Article IX, but if he or she was adjudged liable, his or her indemnification is limited to reasonable expenses incurred.

G.   Partial Indemnification.  If an Indemnitee is entitled to indemnification under Sections A and B of this Article IX for a portion of expenses, including reasonable attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation shall indemnify the Indemnitee for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the Indemnitee is entitled to be indemnified.

H.   Article Provision Eliminating or Limiting Director Liability. The Corporation shall indemnify a director for the expenses and liabilities described in this Article IX without a determination that the director has met the standard of conduct set forth in Sections A and B of this Article IX, but no indemnification may be made except to the extent authorized in Section 564c of the Act if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the Corporation or its shareholders, violated Section 551 of the Act, or intentionally committed a criminal act.  In connection with an action or suit by or in the right of the Corporation as described in Section B of this Article IX, indemnification under this Article IX shall be for expenses, including attorneys’ fees, actually and reasonably incurred.  In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the Corporation, as described in Section A of this Article IX, indemnification under this Article IX shall be for expenses, including attorneys’ fees, actually and reasonably incurred, and for judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred.

I.   Indemnification of Employees and Agents.  Any person who is not covered by the foregoing provisions of this Article IX and who is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, may be indemnified to the fullest extent authorized or permitted by the Act or other applicable law, as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, but in any event only to the extent authorized at any time or from time to time by the Board of Directors.

J.   Other Rights of Indemnification.  The indemnification or advancement of expenses provided under Sections A through G of this Article IX is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, bylaws, or a contractual agreement.  The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.  The indemnification provided for in Sections A through G of this Article IX continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, personal representatives, and administrators of the person.

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K.   Definitions.  “Other enterprises” shall include employee benefit plans; “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and “serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director, officer, employee or agent with respect to an employee benefit plan, its participants or its beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the Corporation or its shareholders” as referred to in Sections A and B of this Article IX.

L.   Liability Insurance.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify him or her against liability under the pertinent provisions of the Act.

M.   Enforcement.  If a claim under this Article IX is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, a committee thereof, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the Act nor an actual determination by the Corporation (including its Board of Directors, a committee thereof, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

N.   Contract with the Corporation.  The right to indemnification conferred in this Article IX shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article IX is in effect, and any repeal or modification of this Article IX shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

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O.   Application to a Resulting or Surviving or Constituent Corporation.  The definition for “corporation” found in Section 569 of the Act, as the same exists or may hereafter be amended is, and shall be, specifically excluded from application to this Article IX.  The indemnification and other obligations set forth in this Article IX of the Corporation shall be binding upon any resulting or surviving corporation after any merger or consolidation with the Corporation.  Notwithstanding anything to the contrary contained herein or in Section 569 of the Act, no person shall be entitled to the indemnification and other rights set forth in this Article IX for acting as a director or officer of another corporation prior to such other corporation entering into a merger or consolidation with the Corporation.

P.   Severability.  Each and every paragraph, sentence, term and provision of this Article IX shall be considered severable in that, in the event a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms, or provisions shall not be affected, and this Article IX shall be construed in all respects as if the invalid or unenforceable matter had been omitted.

Any repeal, amendment or other modification of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, amendment or other modification.  If the Act is amended after this Article IX becomes effective, to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the Act as so amended.

ARTICLE X.
Amendment

Notwithstanding anything contained in these Amended and Restated Articles of Incorporation to the contrary, the affirmative vote of at least 80% of the outstanding shares of Voting Stock, voting as a single class, shall be required to amend or repeal Article V, Article VII, Article VIII, Article IX, Article X, or Article XI of these Articles of Incorporation or to adopt any provision inconsistent therewith, unless, such amendment or repeal or inconsistent provision has been recommended for approval by at least 80% of all directors then holding office and by a majority of the Continuing Directors. The term “Continuing Directors” is defined in Article VIII.

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ARTICLE XI.
Restrictions on Transfer

A.   Definitions. For purposes of this Article XI, the following terms shall have the following meanings:

        1.  “Agent” shall mean an agent designated by the Board of Directors of the Corporation (which may be an officer of the Corporation).

        2.  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

        3.  “Corporation Securities” shall mean (i) shares of the Corporation’s common stock, (ii) shares of the Corporation’s preferred stock (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (within the meaning of Treasury Regulation Section 1.382-4(d)(9)) to purchase stock of the Corporation (other than preferred stock described in Section 1504(a)(4) of the Code), and (iv) any other interests that would be treated as “stock” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18), or any successor provision.

        4.  “Effective Date” shall mean _____, 2012.

        5.  “Excess Securities” shall mean the Corporation Securities which are the subject of the Prohibited Transfer.

        6.  “Five-Percent Shareholder” shall mean (i) a Person or group of Persons that is identified as a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(g) or (ii) a Person that is a “first tier entity” or “higher tier entity” (as such terms are defined in Section 1.382-2T(f) of the Treasury Regulations) of the Corporation if that Person has a “public group” or individual, or a “higher tier entity” if that Person has a “public group” or individual, that is treated as a “5-percent shareholder” of the Corporation pursuant to Section 1.382-2T(g) of the Treasury Regulations.

        7.  “Percentage Stock Ownership” shall mean the percentage stock ownership interest as determined in accordance with Treasury Regulation Sections 1.382-2(a)(3), 1.382-2T(g), (h), (j) and (k), 1.382-3(a), and 1.382-4(d); provided, however, that for the sole purpose of determining the percentage stock ownership of any entity (and not for the purpose of determining the percentage stock ownership of any other Person), Corporation Securities held by such entity shall not be treated as no longer owned by such entity pursuant to Treasury Regulation Section 1.382-2T(h)(2)(i)(A).

        8.  “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust, plan, syndicate, estate, association, joint venture or similar organization, other entity, or group of persons making a “coordinated acquisition” of Corporation Securities or otherwise treated as an “entity” within the meaning of

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Treasury Regulation Section 1.382-3(a)(1) or otherwise, and includes, without limitation, an unincorporated group of persons who, by formal or informal agreement or arrangement (whether or not in writing), have embarked on a common purpose or act, and also includes any successor (by merger or otherwise) of any such individual or entity.

        9.  “Plan” shall mean the Tax Benefits Preservation Plan dated July 21, 2011.

        10.  “Prohibited Distributions” shall mean any dividends or other distributions that were paid by the Corporation and received by a Purported Transferee with respect to the Excess Securities.

        11.  “Prohibited Transfer” shall mean any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article XI.

        12.  “Purported Transferee” shall mean the purported transferee of a Prohibited Transfer.

        13.  “Restriction Release Date” shall mean the earliest of (i) the repeal of Section 382 of the Code (and any comparable successor provision) or (ii) the earlier of (A) the day that is forty-five (45) days after the second anniversary of the Effective Date pursuant to the Plan and (B) the earliest date on which the Board of Directors determines that (1) an ownership change (within the meaning of Section 382 of the Code) would not result in a substantial limitation on the ability of the Corporation (or a direct or indirect subsidiary of the Corporation) to use otherwise available Tax Benefits, or (2) no significant value attributable to the Tax Benefits would be preserved by continuing the Transfer restrictions herein.

        14.  “Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Corporation or any direct or indirect subsidiary thereof.

        15.  “Transfer” shall mean, subject to the last sentence of this definition, any direct or indirect sale, acquisition, transfer, assignment, conveyance, pledge, or other disposition. A Transfer also shall include the creation or grant of an option (within the meaning of Treasury Regulation Section 1.382-4(d)(9)) other than the grant of an option by the Corporation or the modification, amendment or adjustment of an existing option granted by the Corporation. A Transfer shall not include an issuance or grant of Corporation Securities by the Corporation, the modification, amendment or adjustment of an existing option by the Corporation and the exercise by an employee of the Corporation of any option to purchase Corporation Securities granted to such employee pursuant to contract or any stock option plan or other equity compensation plan of the Corporation.

        16.  “Treasury Regulation” shall mean the income tax regulations (whether temporary, proposed or final) promulgated under the Code and any successor regulations.

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References to any subsection of such regulations include references to any successor subsection thereof.

B.   Restrictions on Transfer. In order to preserve the Tax Benefits, subject to Section C of this Article XI, any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or group of Persons shall become a Five-Percent Shareholder or (ii) the Percentage Stock Ownership interest in the Corporation of any Five-Percent Shareholder shall be increased. Notwithstanding the foregoing, nothing in this Article XI shall prevent a Person from Transferring Corporation Securities to a new or existing public group of the Corporation, as defined in Treasury Regulation Section 1.382-2T(f)(13) or any successor regulation.

C.   Certain Exceptions.

        1.  The restrictions set forth in Section B of this Article XI shall not apply to an attempted Transfer of Corporation Securities if the transferor or the transferee obtains the written approval of the Board of Directors of the Corporation, which approval may be granted or denied in accordance with the procedures set forth in this Section C. In connection therewith, and to provide for effective policing of such restrictions, prior to the date of any proposed Transfer of Corporation Securities that, in the absence of the approval of the Board of Directors pursuant to this Section C, would be a Prohibited Transfer, either (a) the proposed transferee of such Corporation Securities (a “Restricted Transferee”) or (b) the proposed transferor of such Corporation Securities (a “Restricted Transferor”) shall request in writing (a “Request”) that a committee of not fewer than one director but not more than three directors appointed by the Board of Directors (the “Review Committee”), or the Board of Directors if the Review Committee deems review by the Board of Directors to be appropriate, review the proposed Transfer of Corporation Securities and authorize or not authorize such proposed Transfer in accordance with this Section C.

        2.  A Request shall be mailed or delivered to the Secretary of the Corporation at the Corporation’s principal place of business, or telecopied to the Corporation’s telecopier number at its principal place of business. Such Request shall be deemed to have been received by the Corporation when actually received by the Corporation.

        3.  A Request shall include: (A) the name, address and telephone number of the Restricted Transferee; (B) a description of the Restricted Transferee’s existing direct or indirect ownership of Corporation Securities; (C) a description of the Corporation Securities that are proposed to be Transferred to the Restricted Transferee; (D) the date on which such proposed Transfer is expected to take place (or, if such Transfer is proposed to be made in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect); (E) the name, address and telephone number of the Restricted Transferor (or, if such

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Transfer is proposed to be made in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect); and (F) a request that the Review Committee, or the Board of Directors if the Review Committee deems review by the Board of Directors to be appropriate, Board authorize, if appropriate, such Transfer pursuant to this Section C.

        4.  The Review Committee shall use reasonable best efforts to make a determination to authorize, deny or refer to the Board of Directors any Request on or before the tenth business day (or, if necessary to permit the Restricted Transferee and/or Restricted Transferor to provide the information requested pursuant to this Section C, such later date as reasonably determined by the Review Committee in consultation with the Restricted Transferor or Restricted Transferee that made such Request) following receipt of the Request by the Corporation. In the event the Review Committee refers the Request to the Board of Directors, the Board of Directors shall use reasonable best efforts to consider the applicable Request on or before the tenth business day following the Review Committee’s referral of the Request to the Board of Directors.

        5.  The Review Committee (or the Board of Directors) may authorize a Transfer of Corporation Securities to a Restricted Transferee, if it determines, in its sole discretion, that, after taking into account the preservation of the Tax Benefits, such Transfer of Corporation Securities would be in the best interests of the Corporation and its shareholders. The Review Committee (or the Board of Directors) may only determine not to authorize a Transfer of Corporation Securities to a Restricted Transferee, if it determines, in good faith and its sole discretion, that such Transfer meaningfully increases the risk of a limitation on the use of the Tax Benefits under Section 382 of the Code. For purposes of this determination, the Board of Directors shall consider, among other items, the following: (i) the total owner shift under Section 382 of the Code, (ii) all other pending proposed Transfer requests, (iii) whether the proposed Transfer is structured to minimize the resulting owner shift, and (iv) any reasonably foreseeable events of which the Board of Directors has knowledge that would constitute additional owner shifts. Any determination by the Review Committee (or the Board of Directors) not to authorize a proposed Transfer of Corporation Securities to a Restricted Transferee shall cause such proposed Transfer to be deemed a Prohibited Transfer. The Review Committee (or the Board of Directors) may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Restricted Transferee to Transfer Corporation Securities acquired through a Transfer. Approvals of the Review Committee (or the Board of Directors) hereunder may be given prospectively or retroactively. The Review Committee (or the Board of Directors), to the fullest extent permitted by law, may exercise the authority granted by this Section C through duly authorized officers or agents of the Corporation. Nothing in this Section C shall be construed to limit or restrict the Review Committee (or the Board of Directors) in the exercise of its fiduciary duties under applicable law.

        6.  In addition, the Review Committee (or the Board of Directors) may, in its sole discretion, require (A) such representations from the Restricted Transferee and/or Restricted

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Transferor as to such matters as the Review Committee (or the Board of Directors) may determine or (B) at the expense of the Restricted Transferor and/or Restricted Transferee, an opinion of counsel selected by the Review Committee (or the Board of Directors) that the Transfer will not result in the application of any Section 382 limitation on the use of the Tax Benefits; provided that the Board of Directors may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. Any Restricted Transferee and/or Restricted Transferor who makes a Request to the Review Committee shall reimburse the Corporation, on demand, for all costs and expenses incurred by the Corporation with respect to any proposed Transfer of Corporation Securities, including, without limitation, the Corporation’s costs and expenses incurred in determining whether to authorize the proposed Transfer, which costs may include, but are not limited to, any expenses of counsel and/or tax advisors engaged by the Review Committee (or the Board of Directors) to advise the Review Committee (or the Board of Directors) or deliver an opinion thereto.

        7.  The Corporation shall promptly notify the Restricted Transferee and the Restricted Transferor of (i) the Review Committee’s determination to authorize, deny or refer to the Board of Directors any Transfer to a Restricted Transferee and (ii) the Board of Directors’ determination to authorize or deny the Transfer described in the Request.

        8.  If the Review Committee (or the Board of Directors) authorizes the Transfer of Corporation Securities, the Restricted Transferee and Restricted Transferor shall be permitted to consummate such Transfer described in the Request.

D.   Treatment of Excess Securities.

        1.  No officer, director, employee or agent of the Corporation shall record any Prohibited Transfer, and a Purported Transferee shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of Excess Securities. Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to item 4 of this Section D. or until approval is obtained under Section C of this Article XI. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provision of items 1 and 3 of this Section D shall also be a Prohibited Transfer.

        2.  The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed transferee or payee furnish the Corporation all information reasonably requested by the Corporation with respect to all the direct and indirect ownership

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 interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement Article XI, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Corporation Securities and other evidence that a Transfer will not be prohibited by Section B of this Article XI as a condition to registering any Transfer.

        3.  If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with Prohibited Distributions, to the Agent. The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which the Corporation Securities may be traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to item 4 of this Section D if the Agent rather than the Purported Transferee had resold the Excess Securities.

        4.  The Agent shall apply any proceeds of a sale by it of Excess Securities, and if the Purported Transferee had previously resold the Excess Securities, any amounts received by the Agent from a Purported Transferee, as follows: (A) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (B) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or their fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance, or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (C) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable or successor provision) selected by the Board of Directors. The Purported Transferee’s sole right with respect to such Corporation Securities shall be limited to the amount payable to the Purported Transferee pursuant to item 4 of this Section D. In no event shall the proceeds of any sale of Excess Securities pursuant to this Article XI inure to the benefit of the Corporation.

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        5.  In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Michigan law (“Securities,” and individually, a “Security”) but which would cause a Five-Percent Shareholder to violate a restriction on Transfers provided for in this Article XI, the application of items 3 and 4 of this Section D shall be modified as described in item 5 of this Section D. In such case, no such Five-Percent Shareholder shall be required to dispose of any interest that is not a Security, but such Five Percent Shareholder and/or any Person whose ownership of Securities is attributed to such Five Percent Shareholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such Five-Percent Shareholder, following such disposition, not to be in violation of this Article XI. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in items 3 and 4 of this Section D, except that the maximum aggregate amount payable either to such Five-Percent Shareholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such Five-Percent Shareholder or such other Person. The purpose of item 5 of this Section D is to extend the restrictions in Section B of this Article XI and item 3 of this Section D to situations in which there is a Prohibited Transfer without a direct Transfer of Securities, and item 5 of this Section D, along with the other provisions of this Article XI, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

E.   Board Determinations.

        1.  The Board of Directors of the Corporation shall have the power to determine all matters necessary for determining compliance with this Article XI, including, without limitation: (A) the identification of Five-Percent Shareholders; (B) whether a Transfer is a Prohibited Transfer; (C) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder; (D) whether an instrument constitutes a Corporation Security; (E) the amount (or fair market value) due to a Purported Transferee pursuant to this Article XI; (F) whether compliance with any restriction or limitation on stock ownership and transfers set forth in this Article XI is no longer required; and (G) any other matters which the Board of Directors determines to be relevant; and the determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article XI.

        2.  Nothing contained in this Article XI shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its shareholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (A) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article XI, provided that, such ownership interest percentages may only

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be modified to the extent necessary to reflect changes to Section 382 and the applicable Treasury Regulations, (B) modify the definitions of any terms set forth in this Article XI, or (C) modify the terms of this Article XI as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Shareholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate; provided, further, notwithstanding the first sentence of item 2 of this Section E, the Corporation shall not be entitled to modify the terms of this Article XI in order to accelerate or extend the Restriction Release Date.

        3.  In the case of an ambiguity in the application of any of the provisions of this Article XI, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article XI requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article XI. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article XI. The Board of Directors may delegate all or any portion of its duties and powers under this Article XI to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article XI through duly authorized officers or agents of the Corporation. Nothing in this Article XI shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

F.   Securities Exchange Transactions. Nothing in this Article XI (including, without limitation, any determinations made, or actions taken, by the Board of Directors pursuant to this Article XI) shall preclude the settlement of any transaction entered into through the facilities of a national securities exchange or any national securities quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article XI and any Purported Transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article XI.

G.   Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section C of this Article XI, then the Corporation shall promptly take all cost effective actions which it believes are appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section G shall (a) be deemed inconsistent with any

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Transfer of the Excess Securities provided in this Article XI being void ab initio or (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article XI.

H.   Liability. To the fullest extent permitted by law, any shareholder subject to the provisions of this Article XI who knowingly violates the provisions of this Article XI and any Persons controlling, controlled by or under common control with such shareholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

I.   Notice to Corporation. Any Person who acquires or attempts to acquire Corporation Securities in excess of the limitations set forth in this Article XI shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Prohibited Transfer on the preservation and usage of the Tax Benefits. As a condition to the registration of the Transfer of any Corporation Securities, any Person who is a beneficial, legal, or record holder of Corporation Securities, and any proposed transferee and any Person controlling, controlled by, or under common control with the proposed transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article XI or the status of the Tax Benefits of the Corporation.

J.   Certificates. All certificates representing Corporation Securities on or after the Effective Date shall, until the Restriction Release Date, bear a conspicuous legend in substantially the following form:

THE TRANSFER OF SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION PURSUANT TO ARTICLE XI OF THE FIRST AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF CAPITOL BANCORP LTD., AS AMENDED AND IN EFFECT FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION UPON REQUEST.

K.   Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article XI, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the

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amount of any Corporation Securities owned by any shareholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

L.   Benefits of Article XI. Nothing in this Article XI shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article XI. This Article XI shall be for the sole and exclusive benefit of the Corporation and the Agent.

M.   Severability. The purpose of this Article XI is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article XI or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article XI.

N.   Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article XI, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

The undersigned hereby certifies, as contemplated by Sections 861 through 863 of the Act, that provision for the making of these Amended and Restated Articles is contained in the Plan of Reorganization of the Corporation (the “Plan”), and that the Plan has been confirmed pursuant to [insert title and venue of the proceeding and date of the judgment confirming the Plan].

Signatures on the Following Page

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The undersigned, being an authorized representative of the Corporation has signed these Amended and Restated Articles of Incorporation on the ____ day  __________________, 2012.

                         Capitol Bancorp Ltd.

By:
Name:
Title:

Name of person or organization remitting fees:
Capitol Bancorp Ltd.
Preparer’s name and business telephone number:
Phillip D. Torrence, Esq.
(269) 337-7702

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Certificate of Designations
of
Series A Cumulative Perpetual Preferred Stock
of
Capitol Bancorp Ltd.

(Pursuant to Section 450.1302 of the Michigan Business Corporation Act)

CAPITOL BANCORP LTD. (the “Corporation”), a corporation organized and existing under the Michigan Business Corporation Act, as amended (the “Michigan Act”), hereby certifies that, pursuant to authority granted by Article III of the Articles of Incorporation of the Corporation, as amended, and in accordance with the provisions of Section 450.1302 of the Michigan Act, the Board of Directors of the Corporation (the “Board of Directors”) has adopted the following resolutions, at a meeting duly called and held on ___________, 2012:

RESOLVED, that there is hereby classified and designated [_____] shares of the authorized but unissued serial preferred stock of the Corporation, par value [___] per share (the “Preferred Stock”), and the designation and certain terms, powers, preferences and relative, participating and other rights and certain qualifications, limitations and restrictions thereon, are hereby fixed as follows:

1.   Designation of Series and Number of Shares.  The shares of such series of Preferred Stock shall be designated as the “Fixed Rate Series A Cumulative Perpetual Preferred Stock” (the “Series A Preferred Stock”), and the authorized number of shares that shall constitute such series shall be [75,000] shares, which may be decreased (but not below the number of shares of Series A Preferred Stock then outstanding) from time to time by the Board of Directors. Shares of outstanding Series A Preferred Stock that are purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

2.   Ranking. The Series A Preferred Stock will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) on a parity with each class or series of preferred stock the Corporation may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, the “Parity Securities”) and (2) senior to the Common Stock and each other class or series of preferred stock the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (the “Junior Securities”).

3.   Definitions. As used herein with respect to the Series A Preferred Stock:

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        (a) “382 Rights Plan” means a shareholder rights plan designed to preserve the utilization of tax benefits and assets and the associated declaration, issuance and exercise of related securities (including rights and shares of a new series of junior participating preferred stock).

        (b) “Certificate” means this Certificate of Designations, dated _________, 2012.

        (c) “Board of Directors” means the Board of Directors of the Corporation or any committee thereof duly authorized to act on behalf of such Board of Directors.

        (d) “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York or Columbus, Ohio are generally required or authorized by law to be closed.

        (e) “Bylaws” means the Amended and Restated Bylaws of the Corporation, as may be amended from time to time.

        (f)  “Articles of Incorporation” means the Articles of Incorporation of the Corporation, as amended or supplemented from time to time.

        (g) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

        (h) “Corporation” means Capitol Bancorp Ltd., a Michigan corporation.

        (i) “Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.

        (j)  “Dividend Rate” has the meaning set forth in Section 4(d).

        (k) “Dividend Payment Date” has the meaning set forth in Section 4(a).

        (l) “Dividend Period” has the meaning set forth in Section 4(a).

        (m) “DTC” means The Depository Trust Company and its successors or assigns.

        (n) “Effective Date” means the date on which shares of the Series A Preferred Stock are first issued.

        (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

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        (p) “Holder” means the Person in whose name the shares of the Series A Preferred Stock are registered, which may be treated by the Corporation, the Transfer Agent, the Registrar and any paying agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and for all other purposes.

        (q) “Junior Securities” has the meaning set forth in Section 2.

        (r)  “Liquidation Preference” means, as to the Series A Preferred Stock, $1,000 per share.

        (s) “Officer” means the President, the Chief Executive Officer, the Chief Operating Officer, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.

        (t) “Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

        (u) “Parity Securities” has the meaning set forth in Section 2.

        (v) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

        (w) “Preferred Stock” means the classified and designated [_____] shares of the authorized but unissued serial preferred stock of the Corporation, par value [___] per share.

        (x) “Preferred Stock Directors” has the meaning set forth in Section 8(a).

        (y) “Record Date” has the meaning set forth in Section 4(b).

        (z) “Registrar” shall mean the Transfer Agent acting in its capacity as registrar for the Series A Preferred Stock, and its successors and assigns.

        (aa) “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series A Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of the Series A Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series A Preferred Stock, there is more than an insubstantial risk that the Corporation will not be

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entitled to treat the full liquidation value of the shares of the Series A Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y, 12 C.F.R. 225 (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of the Series A Preferred Stock is outstanding.

        (bb) “Serial Preferred Stock” has the meaning set forth in Article First.

        (cc) “Series A Preferred Stock” has the meaning set forth in Section 2.

        (dd) “Transfer Agent” means Computershare Investor Services, Inc. acting as the Transfer Agent, the Registrar and any paying agent for the Series A Preferred Stock, and its successors and assigns, including any successor transfer agent appointed by the Corporation.

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4.   Dividends.

        (a) From and after the Effective Date and prior to the Periodic Dividend Commencement Date, Holders shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds legally available therefor, cumulative cash dividends in the amount determined as set forth in Section 4(b). Except as otherwise provided herein, such dividends shall be payable quarterly in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors, on January 15, April 15, July 15 and October 15 of each year (each, a “Dividend Payment Date”) commencing on January 15, 2013; provided, that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series A Preferred Stock on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day, unless such immediately succeeding Business Day falls in the next calendar month, in which case such Dividend Payment Date shall instead be (and any such dividend shall instead be payable on) the immediately preceding Business Day. Dividends on Series A Preferred Stock shall accrue at any time that dividends on the Series A Preferred Stock are cumulative (whether or not in any dividend period or periods (each, a “Dividend Period”) there shall be funds of the Corporation legally available for the payment of such dividends and whether or not such dividends are authorized or declared) and accrued dividends shall accumulate to the extent not paid on the Dividend Payment Date first following the Dividend Period for which they accrue. As used herein, the term “accrued” with respect to dividends includes both accrued and accumulated dividends.

        (b) Dividends that are payable on Series A Preferred Stock on any Dividend Payment Date will be payable to holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Record Date”). Any such day that is a Record Date shall be a Record Date whether or not such day is a Business Day.

        (c) Each Dividend Period shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of original issue of the Series A Preferred Stock, provided that, for any share of Series A Preferred Stock issued after such original issue date, the initial Dividend Period for such shares may commence on and include such other date as the Board of Directors or a duly authorized committee of the Board of Directors shall determine and publicly disclose) and shall end on and include the calendar day preceding the next Dividend Payment Date. Dividends payable on the Series A Preferred Stock in respect of any Dividend Period shall be computed by the Corporation on the basis of a 360-day year and the actual number of days elapsed in such Dividend Period, except that dividends for the initial period will be calculated from the original issue date. Dividends payable in respect of a Dividend Period shall be payable in arrears (i.e., on the first Dividend Payment Date after such Dividend Period).

Certificate of Designations of Series A Cumulative Perpetual Preferred Stock of
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        (d) Subject to Section 4(a), the dividend rate, and the rate at which dividends shall accrue, on each share of Series A Preferred Stock, for each Dividend Period, shall be at an annual rate equal to [10%], calculated with respect to the Liquidation Preference of a share of Series A Preferred Stock.

        (e) Dividends in arrears on the Series A Preferred Stock in respect of a Dividend Period not declared for payment or to the extent not paid on the first Dividend Payment Date following the Dividend Period for which they accrue may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a Dividend Payment Date, to the holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation on a record date selected by the Board of Directors, which shall (a) not precede the date the Board of Directors declares the dividend payable and (b) not be more than 60 days prior to the date the dividend is paid.

        (f) So long as any share of Series A Preferred Stock remains outstanding, (1) no dividend or interest shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Parity Securities or Junior Securities (other than a dividend payable solely in shares of Junior Securities) and (2) no shares of Parity Securities or Junior Securities (other than the redemption by the Corporation of shares of the Corporation’s Class C Redeemable Common Stock for the shares of the Corporation’s Class B Common Stock) or trust preferred securities shall be purchased, redeemed or otherwise acquired by the Corporation, directly or indirectly. The foregoing limitations shall not apply: (i) to any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto; (ii) to conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities; or (iii) the redemption of shares of the Corporation’s Class C Redeemable Common Stock for shares of the Corporation’s Class B Common Stock if all of the dividends payable to holders of the Series A Preferred pursuant to this Section 4 have been declared and paid to the holders of the Series A Preferred in full.

        (g) So long as any shares of Series A Preferred Stock remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Securities for any period (other than with respect to a 382 Rights Plan) unless full dividends on all outstanding shares of Series A Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside for all outstanding shares of Series A Preferred Stock. To the extent the Corporation declares dividends on the Series A Preferred Stock and on any Parity Securities but does not make full payment of such declared dividends, the Corporation shall allocate the dividend payments on a pro rata basis among the holders of the shares of Series A Preferred Stock and the holders of any Parity Securities then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Corporation shall allocate those payments so that the respective amounts of those payments bear

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the same ratio to each other as all accrued and unpaid dividends per share on the Series A Preferred Stock and all Parity Securities bear to each other.

        (h) Any dividend payment made on the Series A Preferred Stock, including any capital gains dividends, shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

        (i) Except as provided herein, the Series A Preferred Stock shall not be entitled to participate in the earnings or assets of the Corporation.

        (j) As used herein, the term “dividend” does not include dividends payable solely in shares of Junior Securities on Junior Securities, or in options, warrants or rights to holders of Junior Securities to subscribe for or purchase any Junior Securities.

5.   Redemption.

        (a) The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series A Preferred Stock is not redeemable prior to January 15, 2017. On and after that date, Series A Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, at a redemption price equal to the sum of (i) $1,000 per share, (ii) any accrued and unpaid dividends, whether or not declared in any prior Dividend Period and (iii) any unpaid dividends for the Dividend Period in which the redemption date occurs (whether or not declared) calculated at the Dividend Rate on the basis of a full Dividend Period multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the redemption date, and the denominator of which is the total number of days in such Dividend Period, upon notice given as provided in subsection (b) below.  Holders of Series A Preferred Stock will have no right to require the redemption or repurchase of Series A Preferred Stock. Notwithstanding the foregoing, at any time following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, may redeem, all (but not less than all) of the shares of the Series A Preferred Stock at the time outstanding, at a redemption price equal to the sum of (i) $1,000 per share, (ii) any accrued and unpaid dividends, whether or not declared in any prior Dividend Period and (iii) any unpaid dividends for the Dividend Period in which the redemption date occurs (whether or not declared) calculated at the Dividend Rate on the basis of a full Dividend Period multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the redemption date, and the denominator of which is the total number of days in such Dividend Period, upon notice given as provided in subsection (b) below.

        (b) If shares of Series A Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of Series A Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if any depositary shares representing proportional interests in the Series A Preferred Stock are held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a

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statement setting forth: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by a holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates evidencing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series A Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of Series A Preferred Stock will terminate, except the right to receive the redemption price plus any declared and unpaid dividends (or in the case of a redemption following the occurrence of a Regulatory Capital Treatment Event, the redemption price plus an amount equal to the sum of (i) any authorized, declared and unpaid dividends in any prior Dividend Period and (ii) any unpaid dividends for the Dividend Period in which the redemption date occurs (whether or not declared) calculated at the Dividend Rate on the basis of a full Dividend Period multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the redemption date, and the denominator of which is the total number of days in such Dividend Period). Any notice of redemption, once given, shall be irrevocable.

        (c) In case of any redemption of only part of the shares of Series A Preferred Stock at the time outstanding, the shares of Series A Preferred Stock to be redeemed shall be selected either pro rata, by lot or in such other manner as the Corporation may determine to be equitable and permitted by the rules of any stock exchange on which the Series A Preferred Stock is listed.

6.   Liquidation Rights.

        (a) In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in the amount equal to the sum of (i) $1,000 per share, (ii) any accrued and unpaid dividends, whether or not declared in any prior Dividend Period and (iii) any unpaid dividends for the Dividend Period in which the liquidation date occurs (whether or not declared) calculated at the Dividend Rate on the basis of a full Dividend Period multiplied by a fraction, the numerator of which is the number of days in such Dividend Period prior to the liquidation date, and the denominator of which is the total number of days in such Dividend Period, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Corporation.

        (b) In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect

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to all outstanding shares of the Series A Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

        (c) The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

        (d) In determining whether a distribution (other than upon voluntary or involuntary liquidation) on the Series A Preferred Stock, by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under the Michigan Act, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of Holders of shares of Series A Preferred Stock shall not be added to the Corporation’s total liabilities.

7.   Maturity. The Series A Preferred Stock shall be perpetual.

8.   Voting Rights. The Holders of Series A Preferred Stock shall not have any voting rights except as set forth below.

        (a) Right to Elect Two Directors upon Nonpayment Events.

(i) If and when the dividends on the Series A Preferred Stock or on any other class or series of the Corporation’s Parity Securities that has voting rights equivalent to those of the Series A Preferred Stock, have not been authorized, declared and paid (A) in the case of the Series A Preferred Stock and Parity Securities bearing non-cumulative dividends, in full for at least seventeen quarterly Dividend Periods or their equivalent (whether or not consecutive), or (B) in the case of Parity Securities bearing cumulative dividends, in an aggregate amount equal to full dividends for at least seventeen quarterly Dividend Periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting the Board of Directors will be automatically increased by two. Holders of Series A Preferred Stock, together with the holders of all other affected classes and series of Parity Securities, voting as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, will be entitled to elect the two additional members of the Board of Directors (the “Preferred Stock Directors”) at any annual or special meeting of stockholders at which directors are to be elected or any special meeting of the holders of Series A Preferred Stock and any Parity Securities for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause the Corporation to violate the corporate governance requirement of the NASDAQ Global Select Market (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. In addition, the Board of Directors shall at no time have more than two Preferred Stock Directors.

Certificate of Designations of Series A Cumulative Perpetual Preferred Stock of
Capitol Bancorp Ltd. - 9

(ii) At any time after this voting power has vested as described above, the Corporation’s Secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of Series A Preferred Stock and such Parity Securities (addressed to the Secretary at the Corporation’s principal office) must, call a special meeting of the holders of Series A Preferred Stock and such Parity Securities for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in the Bylaws for a special meeting of the stockholders, which the Corporation will provide upon request, or as required by law. If the Corporation’s Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any Holder of shares of Series A Preferred Stock may (at the Corporation’s expense) call such meeting upon notice as provided in this Section 8, and for that purpose will have access to the Corporation’s stock books. The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by the Board of Directors to serve until the next annual meeting of the stockholders upon the nomination by the remaining Preferred Stock Director or if none remains in office, by the vote of the holders of record of the outstanding shares of Series A Preferred Stock and all Parity Securities, voting as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(iii) Whenever full dividends have been paid or set aside for payment on the Series A Preferred Stock and any non-cumulative Parity Securities for at least four consecutive Dividend Periods and all dividends on any cumulative Parity Securities have been paid in full, then the right of the Holders of Series A Preferred Stock to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting the Board of Directors will be automatically reduced accordingly.

        (b) Other Voting Rights.

(i) So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by the Articles of Incorporation, the vote or consent of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock and any class or series of Parity Securities with similar rights then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

Certificate of Designations of Series A Cumulative Perpetual Preferred Stock of
Capitol Bancorp Ltd. - 10

(A)  Certain Articles of Incorporation Amendments. Any amendment of the Articles of Incorporation to authorize, or increase the authorized amount of, any shares of any class or series of stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or distribution of assets on the Corporation’s liquidation; as well as any amendment of the Articles of Incorporation or Bylaws that would alter or change the voting powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely; provided that the amendment of the Articles of Incorporation so as to authorize or create, or to increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of stock of the Corporation ranking on a parity with or junior to the Series A Preferred Stock with respect to dividends and in the distribution of assets on the Corporation’s liquidation, dissolution or winding up, shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series A Preferred Stock; or

(B)  Certain Mergers and Consolidations. Any merger or consolidation of the Corporation with or into any entity other than a corporation (or comparable foreign entity), or any merger or consolidation of the Corporation with or into any corporation (or comparable foreign entity) unless (i) the Corporation is the surviving corporation in such merger or consolidation and the Series A Preferred Stock remains outstanding or (ii) the Corporation is not the surviving entity in such merger or consolidation but the Series A Preferred Stock is not changed in such merger or consolidation into anything other than a class or series of preferred stock or similar security of the surviving or resulting entity, or the entity controlling such entity, having voting powers, preferences and special rights that, if such change were effected by amendment of the Articles of Incorporation, would not require a vote of the Holders of the Series A Preferred Stock under Section 8(b)(i)(A).

        (c) Sections 8(a) and (b) shall not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Corporation for the benefit of Holders of Series A Preferred Stock to effect the redemption.

        (d) Except as expressly provided in this Section 8, each Holder of Series A Preferred Stock will have one vote per share on any matter in Section 8(a) and 8(b) on which Holders of Series A Preferred Stock are entitled to vote, including any action by written consent. The Holders of the Series A Preferred Stock shall have exclusive voting rights on any Articles of Incorporation amendment that would alter only the contract rights, as expressly set forth in the Articles of Incorporation, of the Series A Preferred Stock.

9.   Transfer Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Registrar and paying agent for the Series A Preferred Stock shall initially be Computershare Investor Services, Inc. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar and paying agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

Certificate of Designations of Series A Cumulative Perpetual Preferred Stock of
Capitol Bancorp Ltd. - 11

10.   Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the record Holder of any share of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such Transfer Agent shall be affected by any notice to the contrary.

11.   Notices.  All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificates) with postage prepaid, addressed: (a) if to the Corporation, to its office at 200 Washington Square North, Lansing, Michigan 48933 (Attention: Corporate Secretary), or other agent of the Corporation designated as permitted by this Certificate, or (b) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of the Transfer Agent) or (c) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

12.   No Preemptive Rights. No share of Series A Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

13.   Replacement Certificates. The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

14.   Other Rights. The shares of Series A Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

In Witness Whereof, the undersigned have signed and attested this Certificate of Designations on the ___ day of _____________, 2012.

Capitol Bancorp Ltd.

By:
Name:
Title:

Certificate of Designations of Series A Cumulative Perpetual Preferred Stock of
Capitol Bancorp Ltd. - 12

Annex I
Form of Trust Agreement

FORM OF
TRUST AGREEMENT AND DECLARATION OF TRUST

This Trust Agreement and Declaration of Trust (this “Trust Agreement”) is entered into as of [__________], 2012 and is created pursuant to the Amended and Restated Prepackaged Joint Plan of Reorganization of Capitol Bancorp Ltd. (the “Company”) and Financial Commerce Corporation which was confirmed and approved by Order of the United States Bankruptcy Court for the Eastern District of Michigan (the “Bankruptcy Court”) on [__________], 2012. The purpose of the Trust is to provide the means and mechanism for the effective management to the Beneficiary of this Trust.

Background

A.   On the Petition Date, the Debtors filed their Bankruptcy Cases in the Bankruptcy Court.

B.   The Debtors filed the Amended and Restated Prepackaged Joint Plan of Reorganization of Capitol Bancorp Ltd. and Financial Commerce Corporation [Docket No. ___ ] (as amended, modified or supplemented from time to time, the “Plan”) and Disclosure Statement on ______, 2012, which provides for certain securities of the Company to be held in a trust.

C.   Article V of the Plan provides, among other things, for the creation of the Trust.  This Trust Agreement is executed to establish the Trust and to facilitate implementation of the Plan.

D.   The primary purposes of the Trust are to hold Class C Redeemable Common Stock (“Class C Redeemable Common”), Class B Common Stock (“Class B Common”) or any other security of Capitol Bancorp, Ltd.  The Trust shall not be operated with the objective of continuing or engaging in the conduct of a trade or business.

E.   This Trust is intended to qualify as a “grantor trust” for federal income tax purposes and the Trustee shall operate and maintain the Trust in compliance with the guidelines for grantor trusts as set forth in the Treasury Regulation Sections 1.671-4(a) and 301.7701-4 and all subsequent guidelines regarding grantor trusts issued by the Internal Revenue Service, U.S. Treasury Department and other applicable legislative, administrative, regulatory and judicial agencies and departments.

Terms and Conditions

ARTICLE 1
DEFINITIONS

1.1  Definitions.  For purposes of this Trust Agreement, unless the context otherwise requires, the following terms shall have the definitions indicated below, all of which definitions are substantive terms of this Trust Agreement.  Capitalized terms used in this Trust Agreement that are not otherwise defined herein, either below or in the recitals, have the meanings ascribed to them in the Plan or the Bankruptcy Code, as appropriate.  Defined terms include, as appropriate, all genders and the plural as well as the singular.

 “Accounts” shall mean those interest-bearing accounts established by the Trustee from time to time pursuant to Article V of this Trust Agreement.

 “Assets” shall mean Class B Common or any securities of the Company held in the Trust, as the case may be.

 “Beneficiary” shall mean [NAME of holder of Class C Redeemable Common].

 “Business Day” means any day other than a Saturday, a Sunday or a day on which national banking associations or state banking institutions in Detroit, Michigan or the city in which the Trust Office of the Trustee is located are authorized or obligated by law or executive order or governmental decree to be closed.

 “Debtors” means Capitol Bancorp Ltd. and Financial Commerce Corporation.

 “Distributable Cash” means cash available for distribution to the Beneficiary in accordance with this Trust Agreement.

 “Effective Date” shall mean _______.

 “Eligible Institution” means a depository institution organized under the laws of the United States of America or any one of its states or the District of Columbia, the deposits in which are insured by the Federal Deposit Insurance Corporation and that maintains a short-term unsecured debt rating of at least “A-l” by S&P or “P-l” by Moody’s.  Notwithstanding the foregoing, an institution that has corporate trust powers and that maintains any account for the benefit of the Beneficiary as a fully segregated trust account with the trust department of the institution shall not be required to meet the foregoing rating requirements and need only maintain a long-term unsecured debt rating of at least “Baa3” by Moody’s or at least “BBB2” by S&P.

 “Eligible Investments” means only those investments that are equity or debt of the Company and the consideration or the proceeds from the sale or exchange thereof.

  “Final Distribution Date” means the last date on which Distributable Cash is distributed pursuant to this Trust Agreement.

 “Fiscal Year” means the Trust’s tax and accounting reporting period which, unless otherwise provided by the Trustee, shall commence on the Effective Date of this Trust Agreement and end the last day of the twelfth month following the commencement date.

“Trust” means the Trust created pursuant to this Trust Agreement in accordance with the Plan.

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 “Trustee” means [The identity of the Trustee shall be chosen jointly by HoldCo Advisors, L.P. and Hildene Capital Management, LLC after consulting with other holders and/or indirect economic beneficiaries of the Private Trust Preferred Securities. The identity of the chosen party may include HoldCo Advisors, L.P. and/or Hildene Capital Management, LLC or the employees of either HoldCo Advisors, L.P. or Hildene Capital Management, LLC.  The compensation of the Trustee and potentially other terms (including indemnification) may be disclosed and/or change prior to the Effective Date.  Several terms of the Trust, including, without limitation, the terms of compensation, limitation on liability, may be subject to change prior to the Effective Date if it is necessary to appropriately satisfy the requests of the Trustee selected].

“Moody’s” means Moody’s Investors Service, Inc.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated association or organization, governmental agency or political subdivision thereof.

“Petition Date” means _____________, 2012.

“Plan Supplement” means a supplement to the Plan to be filed by the Debtors with the Bankruptcy Court containing information relating to implementation of the Plan.

“Pro Rata” means the ratio of the applicable Claim divided by all Allowed Claims of the applicable class.

“Professionals” means any professional retained by the Trustee.

 “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies.

“Subsidiaries” means any entities partially or wholly owned by Debtors.

“Trust Fund Account” has the meaning ascribed hereto in Section 5.1(a)(i) of this Trust Agreement.

“Trust Office” means [_].

“Undeliverable Distribution” means a distribution that is returned to the Trustee as undeliverable.

1.2  Rules of Construction.  Except as otherwise expressly provided in this Trust Agreement or unless the context otherwise clearly requires:

    (a)  References to designated articles, sections, and other subdivisions of this Trust Agreement refer to the designated article, section, or other subdivision of this Trust Agreement as a whole and to all subdivisions of the designated article, section, or other subdivision.  The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to this Trust Agreement as a whole and not to any particular article, section or other subdivision of this Trust Agreement.

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    (b)  Any term that relates to a document or a statute, rule, or regulation includes any amendments, modifications, supplements or any other changes that may have occurred since the document, statute, rule, or regulation came into being, including changes that occur after the date of this Trust Agreement.

    (c)  Unless a provision is restricted as to time or limited as to frequency, all provisions under this Trust Agreement are implicitly available from time to time.

    (d)  The term “including” and all its variations mean “including but not limited to.” Except when used in conjunction with the word “either,” the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”).

    (e)  All accounting terms used in an accounting context and not otherwise defined shall be construed in accordance with generally accepted accounting principles.

    (f)  In the computation of a period of time from a specified date to a later specified date or an open-ended period, the word “from” means “from and including” and the words “to” or “until” mean “to but excluding.” Likewise, in setting deadlines or other periods, “by” means “on or before,” and “after” means “from and after.”

    (g)  All capitalized terms not defined herein shall have the same meanings ascribed to them in the Plan unless stated to the contrary herein.  If there are any inconsistencies with the terms of the Plan and the Trust Agreement, then the Plan shall control.

ARTICLE 2
ORGANIZATION

2.1  Name.  This Trust shall be known as the “CBC Holdings Trust [I],” in which name the Trustee may conduct the affairs of the Trust.

2.2  Office. The office of the Trust shall be in care of the Trustee at its Trust Office or at any other address that the Trustee may designate by written notice to the Beneficiary.

2.3  Declaration of Trust.  The Plan provides for the delivery to the Trustee of all of the right, title and interest in and to the Assets in trust to and for the benefit of the Beneficiary for the uses and purposes stated herein and in the Plan.  Effective as of the date hereof, the Trustee shall have all the rights, powers and duties set forth herein, in the Plan and pursuant to applicable law for accomplishing the purposes of the Trust.  The Trustee is hereby authorized to file with any governmental authority any documents necessary to establish the Trust.

2.4  Appointment of Trustee.  The Trustee is hereby appointed as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Plan.

2.5  Acceptance of Trust.  The Trustee accepts the Assets and agrees to hold and administer the Assets for the benefit of the Beneficiary subject to the terms and conditions of this Trust Agreement and the Plan.

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2.6  Tax Treatment of Trust.

    (a)  For United States federal income tax purposes, the transfer of the Assets to the Trust pursuant to and in accordance with the Plan shall be reported as a disposition of the Assets directly to and for the benefit of the Beneficiary immediately followed by a contribution of the Trust Assets by the Beneficiary to the Trust for the benefit of the Beneficiary.  The Beneficiary shall be treated as the grantors and owners of the Trust.

    (b)  It is intended that the Trust qualify under Treas. Reg. § 301.7701-4 (Procedure and Administration Regulations) as a “grantor trust” for federal income tax purposes, and the Trustee shall operate and maintain the trust in compliance with Treasury Regulation Section 1.671-4(a) and all subsequent guidelines regarding grantor trusts issued by the Internal Revenue Service.

2.7  Conveyance of Trust Assets.  Except as otherwise provided by the Plan or this Trust Agreement title to the Assets delivered to the CBC Holdings Trust [I] shall pass to the CBC Holdings Trust [I] free and clear of all Claims and Equity Interests in accordance with Section 1141 of the Bankruptcy Code.

2.8  Nature and Purpose of the Trust.

    (a)  Purpose.  The Trust is a grantor trust pursuant to which, in accordance with the Plan, the Trustee is to hold the Assets or the consideration or proceeds from the sale or exchange thereof and distribute proceeds of the Assets.  Accordingly, the primary purpose of the Trust is to hold the Assets and distribute Cash transferred to it without any objective to continue or engage in the conduct of a trade or business.

    (b)  Manner of Acting.  The Trustee shall oversee the administration of the Assets in a cost-effective manner in a reasonable time subject to the limitations contained in this Trust Agreement and the Plan.

    (c)  Relationship.  This Trust Agreement is intended to create a trust and a trust relationship and to be governed and construed in all respects as a trust.  The Trust is not intended to be, and shall not be deemed to be or treated as, a general partnership, limited partnership, joint venture, corporation, joint stock company or association, nor shall the Trustee or Beneficiary, or any of them, for any purpose be, or be deemed to be or treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers.  The relationship of the Beneficiary to the Trustee shall be solely that of beneficiaries of a trust and shall not be deemed a principal or agency relationship, and their rights shall be limited to those conferred upon them by this Trust Agreement.

2.9  Status of Trustee.

    (a)  The Trustee shall not and is not authorized to engage in any trade or business with respect to the Assets or any proceeds, revenue or income therefrom, and no part of the Assets or the proceeds, revenue or income therefrom shall be used or disposed of by the Trustee in furtherance of any trade or business, except to the extent reasonably necessary to preserve and enhance the value of the Assets.

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    (b)  The Trustee shall not pay any professional fees and expenses except in accordance with this Trust Agreement.

ARTICLE 3
BENEFICIARIES

3.1  Rights of Beneficiary.  Each Beneficiary shall be entitled to participate in the rights due to a Beneficiary hereunder.  Each Beneficiary shall have an uncertificated beneficial interest subject to all of the terms and provisions of this Trust Agreement.  The interest of a Beneficiary of the Trust is in all respects personal property, and upon the death, insolvency or incapacity of an individual Beneficiary, such Beneficiary’s interest shall pass to the legal representative of such Beneficiary and such death, insolvency or incapacity shall not terminate or affect the validity of this Trust Agreement.  No surviving spouse, heir or devisee of any deceased Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, or any other right, statutory or otherwise, in the Assets, but the whole title to all the Assets shall be vested in the Trustee and the sole interest of the Beneficiary shall be the rights and benefits given to such persons under this Trust Agreement.  Notwithstanding the foregoing, each Beneficiary, at any time prior to or after the Effective Date, may request that any Assets held on such Beneficiary’s behalf be issued directly to the Beneficiary, including but not limited to any proceeds received by the Trustee from the sale of the Assets.  In such a case, this Trust Agreement shall terminate in accordance with Section 6.1.

3.2  Transfer of Interests of Beneficiary.  The interest of a Beneficiary in the Trust shall not be transferable except (i) pursuant to applicable laws of descent and distribution (in the case of a deceased individual Beneficiary), (ii) by operation of law, (iii) in compliance with applicable securities law, or (iv) as set forth in the Plan; provided, that in no event shall the Trustee effect a transfer that violates the Company’s Amended and Restated Articles of Incorporation.  At any time prior to or after the Effective Date, each Beneficiary may provide sale or transfer instructions to the Trustee with respect to the shares held on behalf of such Beneficiary, and the Trustee shall take reasonable steps to comply with such request, subject to the Company’s confirmation that such transfer is in compliance with applicable securities law.

3.3  No Legal Title in Beneficiary.  No Beneficiary shall have legal title to any part of the Assets.  The Trust is the legal titleholder to the Assets but the Beneficiary is the economic owner who has the right to dividends and the proceeds of sale of the Assets.  The Beneficiary has given the Trustee the right to vote and the right to dispose of the Assets pursuant to the terms of this Trust Agreement.

3.4  Other Trusts.  The Trustee may act as trustee on behalf of beneficiaries of other trusts and vote stock, dispose of securities, use or act as a common custodian, and communicate with management, all with respect to stock of the Company.  The Trustee shall make all decisions, even if determining to vote such stock uniformly or making identical decision with respect to such stock held by different trusts, independently on behalf of each trust and without regard to the decisions made on behalf of any other trust.  It is the intent of the Beneficiary of the Trust that none of the Beneficiary, the Trustee, or the Trust be treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1) with any other person,

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including, without limitation, any other trust that holds Capitol securities, or the trustee or beneficiary of such trust, and the Trustee shall effectuate such intent, including, without limitation, by documenting the independent decision making process on behalf of any trust that holds stock of the Company.

ARTICLE 4
THE TRUSTEE

4.1  Appointment and Tenure of Trustee.  The Trustee shall be [_].

4.2  Tenure, Removal, and Replacement of the Trustee.  The authority of the Trustee shall be effective as of the Effective Date and shall remain and continue in full force and effect until the Trust is terminated in accordance with Section 6.1.  The service of the Trustee shall be subject to the following:

    (a)  The Trustee shall serve until death, resignation pursuant to subsection (b) below, or removal pursuant to subsection (c) below.

    (b)  The Trustee may resign at any time by providing a written notice of resignation to the Beneficiary and the Company.  Such resignation shall be effective when a successor is appointed as provided herein or within thirty (30) days after the date of the written notice of resignation, whichever is earlier.  If a Trustee is unwilling or unable to serve by virtue of his inability to perform his duties under the trust agreement, due to death, illness, or other physical or mental disability, subject to a final accounting, such trustee shall be entitled to all accrued and unpaid fees, reimbursement, and other compensation, to the extent incurred or arising or relating to events occurring before such removal, and to any out-of-pocket expenses reasonably incurred in connection with the transfer of all powers and duties and all rights to any successor Trustee.

    (c)  In the event of a vacancy in the position of the Trustee due to such Trustee’s resignation, the Trustee shall promptly select and appoint the successor Trustee.  In the event of a vacancy in the position of the Trustee due to any other reason, the successor Trustee shall be chosen jointly by HoldCo Advisors, L.P. and Hildene Capital Management, LLC.  Upon the selection of the successor Trustee, the successor Trustee shall tender a notice of appointment, which notice shall include the name, address, and telephone number of the successor Trustee;

    (d)  Immediately upon appointment of any successor Trustee, all rights, powers, duties, authority, and privileges of the predecessor Trustee hereunder shall be vested in and undertaken by the successor Trustee without any further act and the predecessor Trustee shall no longer have any rights, powers, duties, authority, privileges, or responsibilities hereunder; and the successor Trustee shall not be liable personally for any act or omission of the predecessor Trustee; and the predecessor Trustee shall not be liable personally for any act or omission of the successor Trustee and upon such appointment, the resigning Trustee shall deliver all documents in its possession to the successor Trustee; and

    (e)  Upon the resignation of the Trustee and the appointment of a successor, the resigning Trustee shall, if applicable, convey, transfer, and set over to the successor by

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appropriate instrument or instruments all of the funds, if any, then unconveyed or otherwise undisposed of and all other assets then in its possession and held hereunder.

4.3  Acceptance of Appointment by Successor Trustee.  Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment and assuming all of the obligations of the predecessor Trustee hereunder and thereupon the successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts, and duties of its predecessor in the Trust hereunder with like effect as if originally named herein; but the predecessor Trustee nevertheless shall, if applicable, when requested in writing by the successor Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee upon the trust herein expressed, all the estates, properties, rights, powers and trusts of such predecessor Trustee, and shall immediately assign, transfer, and deliver to such successor Trustee all property and money held hereunder.

4.4  Authority.  Subject to any limitations contained in, or as otherwise provided by this Trust Agreement or in the Plan, the Trustee shall have the following powers and authorities, by way of illustration and not of limitation:

    (a)  in its sole discretion, receive, manage, invest, supervise and protect the Trust’s Assets, including selling Assets of the Trust for the reasons set forth in Section 9.2;

    (b)  pay taxes or other obligations incurred by the Trust;

    (c)  prosecution and resolution of causes of action, if any;

    (d)  the sale of the Class B Common or any other security of the Company constituting part of the Assets of the Trust; provided, that the Trustee may give each Beneficiary at least twenty (20) days notice of any pending sale (which shall be deemed to occur if the Trustee sends a written notice describing such intention to sell or pending sale and 20 days passes after the date such notice is sent), and provided further, that if such Beneficiary does not object or otherwise fails to respond during such notice period, the Trustee may sell such securities on behalf of the Beneficiary without any liability to the Trustee and such Beneficiary shall have no recourse against Trustee for any such action. Notwithstanding anything in the prior sentence, the Trustee may sell Assets on behalf of a Beneficiary without notice and without any liability to the Trustee and such Beneficiary shall have no recourse against the Trustee for any such action in the case where the Trustee sells a portion of a Beneficiary’s securities in order to comply with Section 9.2.  Each Beneficiary acknowledges and agrees that any such sale may result in losses to the Beneficiary;

    (e)  the exchange of any securities of the Company for any other securities of the Company;

    (f)  at any time after the Effective Date, for any reason or for no reason, elect to distribute all of the Assets, and any proceeds therefrom, to the Beneficiary; and

    (g)  without limitation, to do any and all things necessary to accomplish the purposes of this Trust Agreement.

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4.5  Compensation and Reimbursement of Trustee and Post-Confirmation Professionals and Payment of Other Expenses.

    (a)  The Trustee shall be reasonably compensated for its services until this Trust Agreement is terminated.   The Trustee is authorized to hire Professionals necessary to perform the duties of the Trustee under the Trust Agreement.  The Company shall reimburse the Trustee promptly for such reasonable expenses, subject to the Company’s reasonable review and approval.  To the extent the Company fails to reimburse such expenses, the Trustee may be reimbursed from the proceeds of the Trust.  Upon the liquidation of the Trust, the Company will be reimbursed for such advancement of expenses.

    (b)  The Trustee and Professionals retained by the Trustee, including, but not limited to, attorneys, advisors, expert witnesses and financial consultants shall be entitled to reasonable compensation, to be paid from the Assets, for services rendered at a rate reflecting actual time billed by such Professional on an hourly basis, at the standard billing rates in effect at the time of service or such other rate or basis of compensation that is reasonable.  The fees and expenses of any Professional or Person shall be paid and reimbursed in accordance with Section 4.5(a) above.

4.6  No Implied Obligations.  No other further covenants or obligations shall be implied into this Trust Agreement.  The Trustee shall not be responsible in any manner whatsoever for the correctness of any recital, statement, representation, or warranty herein, or in any documents or instrument evidencing or otherwise constituting a part of the Assets.

4.7  Unknown Property and Liabilities.  The Trustee shall be responsible for only that property delivered to it, and shall have no duty to make, nor incur any liability for failing to make, any search for unknown property or for any liabilities.

4.8  Reports.  The Trustee shall file and serve such reports as it determines in the exercise of its discretion.

ARTICLE 5
ADMINISTRATION OF THE TRUST

5.1  Establishment of Accounts for Distributions pursuant to the Plan.

    (a)  Creation of Accounts.

    (i)  The Trustee, on behalf of the Beneficiary shall establish and maintain the Trust Fund Account in the name of the Trustee at an Eligible Institution as a segregated trust interest bearing account accessible only by the Trustee, which shall be identified as the “Trust Fund Account for the CBC Holdings Trust [I]” and shall bear a designation clearly indicating that the funds deposited therein are held on behalf of Beneficiary.

    (ii)  The Trustee may establish and maintain at an Eligible Institution such additional accounts as may be appropriate to carry out its duties and functions under this Trust Agreement and the Plan.

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5.2  Accounts, Eligible Investments.

    (a)  Funds on deposit in the Accounts may be invested by the Trustee in Eligible Investments selected by the Trustee that shall mature so that they shall be available by 12:00 noon (Eastern Time) on the day immediately preceding a Distribution.  All Eligible Investments shall be held by the Trust on behalf of the Beneficiary.  Eligible Investments may include investments for which corporations related to the Trustee or an affiliate of such persons provides services.

    (b)  All interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Accounts shall be transferred to the Trust Fund Account.

5.3  Maintenance of Accounts.  The Trustee shall possess all right, title and interest in and to all funds on deposit in, and all Eligible Investments, if any, credited to, and in all proceeds of, the Accounts.  The Accounts shall be under the sole dominion and control of the Trustee on behalf of the Beneficiary.  If, at any time, any Account is held by an institution other than an Eligible Institution, the Trustee shall within five (5) Business Days establish a new Account meeting the conditions for that account in this Section and shall transfer any cash and any investments to such new account.  The Trustee shall be the sole Person with authorization to withdraw any amount from any Account.

5.4  Distribution Procedures.

    (a)  Timing of Distributions.  The Trustee shall make distributions to Beneficiary as soon as administratively practicable, which distributions, in the case of dividends paid by the Company on the Assets, shall in no event be made less than fifteen (15) days after receipt of such proceeds by the Trustee.

    (b)  Manner of Payments Under the Trust.  Payments to be made by the Trustee pursuant to this Trust Agreement shall be made in Cash or by check drawn from the Account.
                (i)  Fractional Cents.  No payment of fractional cents shall be made pursuant to this Trust Agreement. Whenever any payment of a fraction of a cent under this Trust Agreement would otherwise be required, the actual Distribution made shall reflect a rounding of such fraction to the nearest whole penny (up or down), with half cents or more being rounded up and fractions less than half of a cent being rounded down.

    (c)  De Minimis Interim Distribution.  If the amount distributable to a holder of an Allowed Claims would be less than $25.00 in the aggregate considering the distributions from the applicable Account for such Beneficiary (such distribution amount of less than $25.00, a “De Minimis Interim Distribution”), then the Trustee shall not make the De Minimis Interim Distribution, but rather shall hold the De Minimis Interim Distribution in reserve until such time as the aggregate amounts distributable to such Beneficiary, combined, as of the next distribution, equals or exceeds $25.00, but in all events not later than the final distribution.  Notwithstanding the foregoing, if the De Minimis Interim Distribution does not equal or exceed $25.00 prior to the date of the final distribution, then the Trustee shall distribute such amount during the final distribution.

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    (d)  Interest on Distributions.  Any interest earned by the funds in the Accounts shall inure to the benefit of the Trust generally, and not specifically for any party.

    (e)  Complete Distributions.  At any time after the Effective Date, for any reason or for no reason, the Trustee may elect to distribute all of the Assets, and any proceeds therefrom,  to the Beneficiary.  In such a case, this Trust Agreement shall terminate in accordance with Section 6.1.

5.5  Limitations on Trustee.

    (a)  The Trustee shall not at any time, on behalf of the Trust or Beneficiary, (i) enter into or engage in any trade or business, and no part of the Assets or the proceeds, revenue or income therefrom shall be used or disposed of by the Trust in furtherance of any trade or business, except to the extent reasonably necessary to preserve and enhance the value of the Assets or (ii) except as provided below, reinvest any assets.

    (b)  All moneys and other assets received by the Trustee shall, until distributed or paid over as herein provided, be held in trust for the benefit of the Beneficiary, but need not be segregated from other Assets, unless and to the extent required by law or as otherwise specified in this Trust Agreement.

    (c)  The Trustee shall be restricted to the holding, collection, conservation, protection and administration of the Assets in accordance with the provisions of this Trust Agreement, and the payment and distribution of amounts as set forth herein for the purposes set forth in this Trust Agreement.  Any determination by the Trustee as to what actions are in the best interests of the Trust shall be determinative.

5.6  Further Authorization.  The Trustee shall be entitled to seek such orders, judgments, injunctions and rulings as the Trustee deems necessary to carry out the intentions and purposes, and to give full effect to the provisions of the Plan and this Trust Agreement.

5.7  Withholding and Reporting Requirements.  In connection with the Plan and this Trust Agreement and all distributions hereunder, the Trustee shall comply with all applicable tax withholding and reporting requirements imposed by any federal, state, provincial, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.  The Trustee shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.  Notwithstanding any other provision of the Plan or this Trust Agreement, each Beneficiary that is to receive a distribution from the Account shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution.

5.8  Determination of Tax Information.  Prior to making any distribution to a Person or Entity that is a Beneficiary pursuant to this Trust Agreement, in the event the Trust has not already been provided with a valid, properly completed Internal Revenue Service (“IRS”) Form W-9 or a valid, properly completed IRS Form W-8BEN, W-8ECI, W-8EXP or W-8IMY (any successor, or otherwise applicable, form) (individually, an “IRS Form” and, collectively,

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the “IRS Forms”), as applicable, for the Beneficiary, the Trust must request that such Beneficiary provide the Trust with the applicable valid, properly completed IRS Form, and the Trust need not, but may, make any distribution to such Beneficiary until the Trust receives from such Beneficiary a valid, effective IRS Form that is applicable to such distribution.  The Trustee may in good faith rely upon the information received for the purposes of satisfying the Trustee’s tax reporting obligations.  Such tax information shall be treated as confidential and shall only be disclosed as necessary to taxing authorities.

5.9  Tax Matters.

    (a)  The Trustee is authorized to act as agent for the Assets in withholding or paying over any amounts required by law (including tax law) to be withheld or paid by the Assets in connection with the transfer and assignment of the Assets to the Trust pursuant to the Plan.

    (b)  All net income of the Trust and net proceeds from the disposition of the Assets shall be subject to United States federal and applicable state income taxation in the year such net income or net proceeds are realized, whether or not such amounts are immediately distributed to the Beneficiary or retained by the Trustee in such reserves necessary to meet the Disputed Claims and maintain or enhance the liquidation value of the Assets.  Any net income remaining shall be distributed in accordance with applicable tax laws and tax regulations.

    (c)  The Trustee shall provide information returns to each Beneficiary, showing the Trust as the payor and the Beneficiary as the payee, reporting the income that the Trust received.  The Trustee shall also furnish a separate statement to each Beneficiary describing any income not required to be reported on an information return, which statement shall include applicable deductions and credits.

ARTICLE 6
DURATION OF TRUST

6.1  Duration of Trust.  This Trust shall terminate on the date upon which all of the Assets have been distributed to the Beneficiary and all of the necessary tax returns have been prepared and filed or until revoked by the Beneficiary.

6.2  Continuance of Trust for Winding Up.  After the termination of the Trust and for the purpose of liquidating and winding up the affairs of the Trust, the Trustee shall continue to act as such until its duties have been fully performed.  Upon termination of the Trust, the Trustee shall retain for a period of seven years the books, records, Beneficiary lists, and certificates and other documents and files which shall have been delivered to or created by the Trustee.  At the Trustee’s discretion, all other records and documents may, but need not, be destroyed at any time after two years from the completion and winding up of the affairs of the Trust.  Except as otherwise specifically provided herein, upon the termination of the Trust, the Trustee shall have no further duties or obligations hereunder.

ARTICLE 7

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INDEMNIFICATION; LIMITATIONS ON LIABILITY

7.1  General Indemnification.  The Trust shall indemnify and hold harmless any person who was, or is, a party, or is threatened to be made a party, to any pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was the Trustee, or an agent, attorney, accountant or other professional of the Trustee (each such person, an “Indemnified Person”), against all costs, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Person in connection with such action, suit or proceeding, or the defense or settlement of any claim, issue or matter therein, to the fullest extent, except to the extent such liability is determined to be the result of willful misconduct or gross negligence.  Costs or expenses incurred by any such Indemnified Person in defending any such action, suit or proceeding shall be paid by the Trust in advance of the institution or final disposition of such action, suit or proceeding, provided, however, that any such Indemnified Person shall promptly reimburse the Trust for all such costs and expenses paid by the Trust if it is finally adjudicated by a court of competent jurisdiction, that liability by such Indemnified Person is a result of willful misconduct or gross negligence.  The Trustee may in its discretion purchase and maintain, at the Company’s sole cost and expense,  insurance on behalf of any Indemnified Person who is or was a beneficiary of this provision.

7.2  No Recourse.  Except as provided in this Trust Agreement, no recourse shall ever be had, directly or indirectly, against the Trustee personally, or against any agent, representative, affiliate, attorney, accountant, financial consultant or other professional of the Trustee, or against any agent, affiliate, representative, attorney, accountant, financial consultant or professional of the Trustee by legal or equitable proceedings, or by virtue of any statute or otherwise, nor upon any promise, contract, instrument, undertaking, obligation, covenant or agreement whatsoever executed by the Trustee under this Trust Agreement, or by reason of the creation of any indebtedness by the Trustee under this Trust Agreement for any purpose authorized by this Trust Agreement, it being expressly understood and agreed that all such liabilities, covenants and agreements shall be enforceable only against and be satisfied only out of the Assets or such part thereof as shall under the terms of any such agreement be liable therefor or shall be evidence only of a right of payment out of the Assets.

7.3  No Liability.

    (a)  No successor Trustee shall be in any way responsible or liable for the acts or omissions of any predecessor Trustee in office prior to the date on which such Person becomes the Trustee, nor shall such successor Trustee be obligated to inquire into the validity or propriety of any such act or omission unless such successor Trustee expressly assumes such responsibility.  Any successor Trustee shall be entitled to accept as conclusive any final accounting and statement of Trust assets furnished to such successor Trustee by the predecessor Trustee and shall further be responsible only for those Assets included in such statement.

    (b)  No predecessor Trustee shall be in any way responsible or liable for the acts or omissions of any successor Trustee, nor shall such predecessor Trustee be obligated to inquire into the validity or propriety of any such act or omission.

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7.4  Limitation on Trustee’s Liability.  The Trustee and its respective agents, affiliates, attorneys, accountants, financial consultants or other professionals shall be exculpated from liability for any errors or omissions made in connection with its duties under the Plan and this Trust Agreement, except for liability for any errors or omissions arising from its own gross negligence or willful misconduct.   The foregoing limitation on liability shall apply equally to the agents, employees or professionals of the Trustee acting on behalf of the Trustee in the fulfillment of their duties under the Plan and this Trust Agreement.  Neither the Trustee, nor any agent, affiliate, representative, attorney, accountant, financial consultant or professional of the Trustee, nor any Beneficiary, shall be personally liable with respect to any liabilities or obligations of the Trust or any liabilities or obligations relating to the Assets, as applicable, including, without limitation, those arising under this Trust Agreement or with respect to the Trust or the Assets, as applicable, and all persons dealing with the Trust must look solely to the Assets for the enforcement of any claims against the Trust.

7.5  Conditional Release.  Each of the Beneficiary and the Company acknowledge and agree that neither shall have any cause of action against the Trustee and its respective agents, affiliates, attorneys, accountants, financial consultants or other professionals shall be exculpated from liability for any errors or omissions made in connection with its duties under the Plan and this Trust Agreement, except for liability for any errors or omissions arising from its own gross negligence or willful misconduct.  Absent gross negligence or willful misconduct of the Trustee, neither the Beneficiary nor the Company shall bring any cause of action against the Trustee for the acts or omissions of the Trustee hereunder.

7.6  Express Exculpatory Clauses in Instruments.  As far as practicable, the Trustee shall cause any written instrument creating an obligation of the Trust to include a reference to this Trust Agreement and to provide that none of the Beneficiary or the Trustee or the Trustee’s respective agents, affiliates, attorneys, accountants, financial consultants or other professionals shall be liable thereunder and that the other parties to such instrument shall look solely to the Assets for the payment of any claim thereunder or the performance thereof; provided, however, that the omission of such provision from any such instrument shall not render any Beneficiary or the Trustee or the Trustee’s respective agents, affiliates, attorneys, accountants, financial consultants, or other professionals liable nor shall the Trustee, its agents, affiliates, attorneys, accountants, financial consultants or other professionals be liable to anyone for such omission.

ARTICLE 8
PROVISIONS RELATING TO THE COMPANY

8.1  No Acting in Concert. After giving effect to the transfer of Assets hereunder, no Beneficiary, either acting alone or together with any other Person or entity that may be an affiliated Beneficiary or otherwise affiliated with such Beneficiary, or acting in concert with such Beneficiary pursuant to 12 C.F.R. Part 303, Subpart E, or 12 C.F.R. Section 225.2 or 225.41, will own, control or have the power to vote securities of the Company in excess of the Ownership Limitations as applicable to such Beneficiary, immediately after giving effect to the transfer of Assets described in this Trust Agreement.

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8.2  No Intent to Control. No Beneficiary: (i) has any present intention of acquiring control of the Company; (ii) will acquire control in the future without the prior approval of any applicable federal, state or local government entities; or (iii) is participating or has participated with any other investor in the transactions contemplated by this Trust Agreement in any joint activity or parallel action towards a common goal between or among such investors of acquiring control of the Company.

8.3  Ownership Limitations: No other Person that presently proposes to acquire the Assets is (i) under common control with a Beneficiary or (ii) a controlling shareholder, partner, trustee, officer, or director of such Beneficiary or has policy-making functions with respect to such Beneficiary, unless, with regard to this clause all such Persons together with such Beneficiary would own, control or have the power to vote securities of the Company not in excess of the Ownership Limitations as applicable to such Beneficiary.  For purposes of this Trust Agreement, “Ownership Limitations” shall mean the power to vote in excess of 4.9% of the voting securities of the Company.

ARTICLE 9
MISCELLANEOUS PROVISIONS

9.1  Notices. All notices, requests or other communications to the Trustee hereto shall be in writing and shall be sufficiently given only if (i) delivered in person; (ii) sent by electronic facsimile communication, as evidenced by a confirmed fax transmission report; (iii) sent by registered or certified mail, return receipt requested; or (iv) sent by commercial delivery service or courier.  Until a change of address is communicated, as provided below, all notices, requests and other communications shall be sent to the parties at the following addresses or facsimile numbers:

Trustee:

[_]

All notices shall be effective and shall be deemed delivered (i) if by personal delivery, delivery service or courier, on the date of delivery; (ii) if by electronic mail or facsimile communication, on the date of transmission of the communication; and (iii) if by mail, on the date of receipt.  Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

9.2  Regulatory Matters. The Trustee will have all powers necessary so as to avoid the Trustee and or the Trust to be deemed to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of the Company’s Common Stock outstanding at such time.  Nothing in this Trust Agreement

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shall require the Trust or the Trustee to obtain or request (i) a written non-objection, from the Board of Governors of the Federal Reserve System (the “Federal Reserve”) pursuant to the Change in Bank Control Act of 1978, as amended (the “CBCA”); or (ii) written confirmation, satisfactory in its reasonable good faith judgment, from the Federal Reserve, in either case, to the effect that the receipt of the Assets under this Trust Agreement will not result in the Trustee (A) being deemed in control of the Company for purposes of the Bank Holding Corporation Act of 1956, as amended (the “BHC Act”), or (B) otherwise being regulated as a bank holding corporation within the meaning of the BHC Act.

9.3  Power of Attorney.  Each Beneficiary hereby constitutes and appoints as the proxies of the party and hereby grants a power of attorney to the Trustee with full power of substitution, with respect to all matters on which holders of the Company securities held in the Trust are entitled to vote; provided, that at any time prior to or after the Effective Date, a Beneficiary may notify the Trustee on how to vote the shares held on behalf of such Beneficiary.  Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Trustee in connection with the transactions contemplated by this Trust Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Trust Agreement terminates or expires pursuant to the terms of This Trust Agreement.

9.4  Effectiveness. This Trust Agreement shall become effective upon the contribution of Assets into the Trust.

9.5  Counterparts.  This Trust Agreement may be executed in one or more counterparts, all of which shall be taken together to constitute one and the same instrument.

9.6  Governing Law.  This Trust Agreement shall be governed by, construed under and interpreted in accordance with, the laws of the State of Michigan.

9.7  Waiver of Jury Trial.  THE TRUSTEE AND THE DEBTORS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTIONS, SUITS OR COUNTERCLAIMS ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THIS TRUST AGREEMENT.

9.8  Severability of Provisions.  Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Trust Agreement or affecting the validity or enforceability of any of the terms or provisions of this Trust Agreement in any other jurisdiction.

9.9  Entire Agreement.  This Trust Agreement (including the Recitals) constitutes the entire agreement by and among the parties hereto and there are no representations, warranties, covenants or obligations except as set forth herein or therein.  This Trust Agreement

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supersedes all prior and contemporaneous agreements, understandings, negotiations, discussions, written or oral, of the parties hereto, relating to any transaction contemplated hereunder.  Except as otherwise specifically provided herein, nothing in this Trust Agreement is intended or shall be construed to confer upon or to give any person other than the parties thereto and their respective heirs, administrators, executors, successors, or assigns any right to remedies under or by reason of this Trust Agreement.

9.10  Effect of Death, Incapacity or Bankruptcy of Beneficiary. The death, incapacity or bankruptcy of a Beneficiary during the terms of this Trust Agreement shall not operate to terminate the Trust Agreement, nor shall it entitle the representatives or creditors of the deceased Beneficiary to an accounting, or to take any action in the courts or elsewhere for the distribution of the Assets or for a partition thereof, nor shall it otherwise affect the rights and obligations of any Beneficiary.

9.11  Effect of Trust on Third Parties.  There is no obligation on the part of any purchaser or purchasers from the Trustee or any agent of the Trustee, or on the part of any other persons dealing with the Trustee or any agent of the Trustee, to see the application of the purchase money or other consideration passing to the Trustee or any agent of the Trustee, or to inquire into the validity, expediency or propriety of any such transaction by the Trustee or any agent of the Trustee.

9.12  Waiver. No failure or delay of any party to exercise any right or remedy pursuant to this Trust Agreement shall affect such right or remedy or constitute a waiver by such party of any right or remedy pursuant thereto.  Resort to one form of remedy shall not constitute a waiver of alternative remedies.

9.13  Relationship Created. The only relationship created by this Trust Agreement is the relationship between the Trustee and the Beneficiary or the Warranty Trust, as applicable.  No other relationship or liability is created.  Nothing contained in this Trust Agreement shall be construed so as to construe the Beneficiary or their successors-in-interest as creating an association, partnership, or joint venture of any kind.

9.14  Amendment of Trust Agreement.  This Trust Agreement may be amended from time to time upon the consent of the Beneficiary.

Signature Page Follows

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IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement or caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first written above.

THE TRUSTEE By: Name: Title:

CAPITOL BANCORP LTD. By: Name: Title:

Signature Page to Trust Agreement

                                              CONFIDENTIAL

Annex J
Amended and Restated Standby Plan

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF MICHIGAN

In re:	Chapter 11

CAPITOL BANCORP LTD.,	Case No. 12-
Debtor.	Hon.

___________________________________________/

In re:	Chapter 11

FINANCIAL COMMERCE CORPORATION,	Case No. 12-
Debtor.	Hon.

___________________________________________/

AMENDED AND RESTATED PREPACKAGED JOINT PLAN
OF REORGANIZATION OF CAPITOL BANCORP LTD.
AND FINANCIAL COMMERCE CORPORATION

Prepared by:

HONIGMAN MILLER SCHWARTZ AND COHN LLP
Phillip D. Torrence (P60452)
E. Todd Sable (P54956)
Judy B. Calton (P38733)
Joseph R. Sgroi (P68666)
660 Woodward Avenue
2290 First National Building
Detroit, MI 48226
Telephone:  (313) 465-7000

Counsel for Capitol Bancorp Ltd.
and Financial Commerce Corporation

TABLE OF CONTENTS

INTRODUCTION 1
ARTICLE I 1
DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME 1
A. SCOPE OF DEFINITIONS; RULES OF CONSTRUCTION. 1
B. DEFINITIONS. 1
C. RULES OF INTERPRETATION 11
D. COMPUTATION OF TIME 12
ARTICLE II 12
IDENTIFICATION AND TREATMENT OF UNCLASSIFIED CLAIMS 12
A. ADMINISTRATIVE CLAIMS OTHER THAN FEE CLAIMS 12
B. FEE CLAIMS 12
C. PRIORITY TAX CLAIMS 13
D. EXISTING TRUST PREFERRED SECURITIES INDENTURE TRUSTEE FEES AND EXPENSES 13
E. FULL SETTLEMENT 13
ARTICLE III 13
CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY SECURITY INTERESTS 13
A. INTRODUCTION 13
B. SUMMARY OF CLASSES, VOTING RIGHTS, TREATMENT AND ESTIMATED RECOVERY FOR CAPITOL 13
C. SUMMARY OF CLASSES, VOTING RIGHTS, TREATMENT OR ESTIMATED RECOVERY FOR FCC 17
D. CLASSIFIED CLAIMS AND EQUITY SECURITY INTERESTS FOR CAPITOL 17
E. CLASSIFIED CLAIMS AND EQUITY SECURITY INTERESTS FOR FCC 20
F. ALTERNATIVE TREATMENT FOR HOLDERS OF ALLOWED CLAIMS 21
ARTICLE IV 22
ACCEPTANCE OR REJECTION OF THE PLAN 22
A. SPECIAL PROVISION GOVERNING UNIMPAIRED CLAIMS. 22
B. ACCEPTANCE OR REJECTION OF THE PLAN BY CAPITOL CLASSES 22
A. PRESUMED ACCEPTANCE OF THE FCC PLAN 22
C. ACCEPTANCE BY IMPAIRED CLASSES 22

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E. CONTROVERSY REGARDING IMPAIRMENT 22

ARTICLE V 23

MEANS FOR IMPLEMENTATION OF THE PLAN 23

A. RECAPITALIZATION TRANSACTION 23

B. CONTINUED CORPORATE EXISTENCE 24

C. AMENDED CERTIFICATES OF INCORPORATION AND BY-LAWS 24

D. ADMINISTRATION OF THE PLAN 24

E. CERTAIN REGULATORY ACTIONS 24

F. ISSUANCE OF NEW CAPITOL BANCORP STOCK 24

G. INVESTMENT TRUSTS 25

H. DIRECTORS AND OFFICERS 27

I. AGREEMENTS WITH MANAGEMENT 30

J. REVESTING OF ASSETS 30

K. PRESERVATION OF RIGHTS OF ACTION 30

L. EXEMPTION FROM CERTAIN TRANSFER TAXES 31

M. EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS 31

N. PROFESSIONAL FEE RESERVE 31

O. PROFESSIONAL FEE RESERVE AMOUNT 31

P. RETENTION OF PROFESSIONALS BY THE REORGANIZED DEBTORS 32

Q. RESERVE FOR PLAN EXPENSES 32

R. SECTION 1145 EXEMPTION 32

S. CANCELLATION OF SECURITIES AND AGREEMENTS 33

U. OTHER ACCOUNTS 33

V. CLOSING OF THE CHAPTER 11 CASES 33

ARTICLE VI 34

PROVISIONS GOVERNING DISTRIBUTIONS 34

A. DELIVERY OF DISTRIBUTIONS; UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS 34

C. WITHHOLDING AND REPORTING REQUIREMENTS 35

D. SETOFFS AND RECOUPMENT 36

E. DATE OF DISTRIBUTIONS 36

ARTICLE VII 36

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PROCEDURES FOR TREATING DISPUTED CLAIMS AND EQUITY SECURITY INTERESTS 36
A. CLAIMS AND EQUITY SECURITY INTERESTS BAR DATE 36
B. DISPUTED CLAIMS AND EQUITY SECURITY INTERESTS PROCESS 37
C. DISTRIBUTIONS PENDING ALLOWANCE 37
D. DISTRIBUTIONS AFTER ALLOWANCE 37
ARTICLE VIII 37
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES 37
A. ASSUMED CONTRACTS AND LEASES 37
B. PAYMENTS RELATED TO ASSUMPTION OF CONTRACTS AND LEASES 38
C. BAR TO REJECTION DAMAGES CLAIMS 39
D. OBJECTIONS TO REJECTION DAMAGES CLAIMS 39
E. COMPENSATION, BENEFIT, AND PENSION PROGRAMS 39
F. INDEMNIFICATION OBLIGATIONS 39
G. INSURANCE POLICIES 39
H. TREATMENT OF CHANGE OF CONTROL PROVISIONS 41
ARTICLE IX 41
CONDITIONS PRECEDENT TO THE PLAN'S CONFIRMATION AND EFFECTIVE DATE 41
A. CONDITIONS TO CONFIRMATION 41
B. CONDITIONS TO EFFECTIVE DATE 41
C. WAIVER OF CONDITIONS 42
ARTICLE X 42
MODIFICATION; WITHDRAWAL 42
ARTICLE XI 42
RETENTION OF JURISDICTION 42
ARTICLE XII 44
EFFECTS OF CONFIRMATION 44
A. BINDING EFFECT 44
B. DISCHARGE OF THE DEBTORS 44
C. INJUNCTION 44
D. EXCULPATION AND LIMITATION OF LIABILITY 45
E. RELEASES BY DEBTORS 45
F. THIRD PARTY RELEASES 46
G. INVESTMENT TRUSTS 46

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ARTICLE XIII 48
MISCELLANEOUS PROVISIONS 48
A. ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST 48
B. PAYMENT OF STATUTORY FEES 48
C. ADMINISTRATIVE EXPENSES INCURRED AFTER THE CONFIRMATION DATE 48
D. SECTION 1125(E) OF THE BANKRUPTCY CODE 48
E. RELEASE OF LIENS 49
F. SEVERABILITY OF PLAN PROVISIONS 49
G. SUCCESSORS AND ASSIGNS 49
H. NOTICES TO DEBTORS 49
I. GOVERNING LAW 50
J. NO STAY OF CONFIRMATION ORDER 51

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INTRODUCTION

Capitol Bancorp Ltd. (“Capitol”) and Financial Commerce Corporation (“FCC” and together with Capitol, collectively, the “Debtors”) propose this Amended and Restated Prepackaged Joint Plan of Reorganization of Capitol Bancorp Ltd. and Financial Commerce Corporation (the “Plan”) for the resolution of outstanding Claims against and Equity Security Interests in the Debtors.  The Debtors’ Confidential Out-of-Court Exchange Offering Memorandum and Solicitation of Consents and Disclosure Statement and Solicitation of Votes Related to A Prepackaged Joint Plan of Reorganization and Supplement No. 1 to Confidential Out-of-Court Exchange Offering Memorandum and Solicitation of Consents and Disclosure Statement and Solicitation of Votes Related to A Prepackaged Joint Plan of Reorganization (collectively the “Disclosure Statement”), distributed with this Plan, contains a discussion of the Debtors’ history, businesses and properties and a summary of this Plan and certain related matters relating to the Plan’s confirmation.  The Debtors are the proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code.  The Debtors urge all Holders of Impaired Claims and Equity Security Interests to review the Disclosure Statement and Plan in full.

ARTICLE I
DEFINITIONS, RULES OF INTERPRETATION,
AND COMPUTATION OF TIME

A.   Scope of Definitions; Rules of Construction.

Except as expressly provided or unless the context otherwise requires, capitalized terms not otherwise defined in this Plan shall have the meanings ascribed to them in this Article I.  Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to it therein.  Where the context requires, any definition applies to the plural as well as the singular number.

B.    Definitions.

1.1  “Accrued Professional Compensation” means, at any given moment, all accrued fees and expenses for services rendered by a Professional through and including the Confirmation Date, to the extent such fees and expenses have not been paid pursuant to the Interim Compensation Order or other order of the Court and regardless of whether a fee application has been filed for such fees and expenses.  To the extent the Court or any higher court denies or reduces by a Final Order any amount of a Professional’s fees or expenses, then the amount which such fees or expenses are reduced or denied shall no longer constitute Accrued Professional Compensation.

1.2  “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority under section 507(a)(1) of the Bankruptcy Code, including (a) actual, necessary costs and expenses of preserving the Debtors’ Estates and operating their businesses, including wages, salaries, or commissions for services rendered, (b) all compensation and reimbursement of expenses to the extent Allowed by the Court under sections 330, 331 or 503 of the Bankruptcy

Code, and (c) fees or charges assessed against the Debtors’ Estates under chapter 123 of Title 28, United States Code.

    1.3  “Administrative Creditor” means any Holder of an Allowed Administrative Claim.

    1.4  “Allowed” means, with respect to a Claim or an Equity Security Interest, (a) any Claim against or Equity Security Interest in the Debtors, proof of which is timely filed, or by order of the Court is not or will not be required to be filed, (b) any Claim or Equity Security Interest that has been or is hereafter listed in the Schedules as neither disputed, contingent or unliquidated, and for which no timely filed proof of claim or interest has been filed, or (c) any Claim or Equity Security Interest allowed pursuant to the Plan; provided, however, that with respect to any Claim or Equity Security Interest described in clauses (a) or (b) above, such Claim or Equity Security Interest shall be allowed only if (i) no objection to allowance thereof has been interposed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Court or (ii) such an objection is so interposed and such Claim or Equity Security Interest shall have been allowed by a Final Order (but only if such allowance was not solely for the purpose of voting to accept or reject the Plan).  Unless otherwise specified in the Plan or in a Final Order of the Court allowing such claim, “Allowed” in reference to a Claim shall not include (a) interest on the amount of such Claim accruing from and after the Petition Date, (b) punitive or exemplary damages or (c) any fine, penalty or forfeiture.

1.5  “Applicable Banking Laws” means any and all laws of the United States and of any state applicable to the Debtors and their subsidiaries governing the organization, operation, business, insurance of deposits, merger, acquisition, control, reorganization, dissolution or liquidation of commercial banks, including without limitation, the FDIA, the BHCA, and in each case includes all regulations thereunder and any laws or regulations successor thereto.

1.6  “Ballot” means the ballots accompanying the Disclosure Statement upon which certain Holders of Impaired Claims and Equity Security Interests entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures governing the solicitation process, and which must be actually received on or before the Voting Deadline.

1.7  “Bank Regulators” means any federal or state agency or department having supervisory authority over any aspect of the business of banking or the enforcement of the Applicable Banking Laws, including without limitation, the FDIC, the Reserve Board, and the applicable Michigan authorities.

1.8  “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code (11 U.S.C. §§101, et seq.), as in effect as of the Petition Date or thereafter amended to the extent such amendments are applicable to the Chapter 11 Cases.

1.9  “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as promulgated by the Supreme Court of the United States that became effective on August 1, 1991, and any amendments thereto, and the Federal Rules of Civil Procedure, as amended, and as made applicable to the Chapter 11 Cases or proceedings therein.  To the extent applicable, Bankruptcy

Rules also refers to the Local Rules of the U.S. District Court for the Eastern District of Michigan, as amended and as applicable to the Chapter 11 Cases, and the Local Bankruptcy Rules for the Eastern District of Michigan, as amended.

1.10  “Bar Date” means, for all Claims, including Claims of Governmental Authorities, or Equity Security Interests, 90 days after the first date set for the meeting of creditors under section 341 of the Bankruptcy Code,1 or such other date as may be set by Final Order of the Court.

1.11  “BHCA” means the Bank Holding Company Act of 1956, as amended.

1.12  “Blue Sky Law” means the applicable securities laws of any state and regulations thereunder.

1.13  “Business Day” means any day, other than a Saturday, Sunday or “Legal Holiday,” as that term is defined in Bankruptcy Rule 9006(a).

1.14  “Capitol” or “Capitol Bancorp” means Debtor Capitol Bancorp Ltd.

1.15  “Cash” means legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

1.16  “Causes of Action” means, without limitation, any and all claims, actions, adversary proceedings, causes of action (including those arising under state law and those arising under Chapter 5 of the Bankruptcy Code), liabilities, obligations, rights, suits, debts, sums of money, damages, judgments and demands whatsoever, whether pending or not pending, known or unknown, disputed or undisputed, legal or equitable, absolute or contingent.

1.17  “Chapter 11 Cases” means the Chapter 11 cases of the Debtors.

1.18  “Claim” means a claim, as defined in section 101(5) of the Bankruptcy Code, against either of the Debtors.

1.19  “Class” means a category of Holders of Claims or Equity Security Interests as described in Article III of this Plan, which are substantially similar in accordance with section 1122 of the Bankruptcy Code.

1.20  “Committee” means any official committee (and any and all subcommittees thereof) appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

1.21  “Company’s Common Stock” means the shares of common stock issued by Capitol Bancorp, par value $0.01 per share, and any warrants, options or other rights to purchase, acquire or receive any Company’s Common Stock.

1 The Debtors intend to request that the Court order the United States Trustee not to convene a meeting of creditors or equity security holders pursuant to Section 341(e) of the Bankruptcy Code.

1.22  “Company’s Series A Preferred Stock” means Capitol Bancorp’s Series A Noncumulative Perpetual Preferred Stock.

1.23  “Confirmation” means the entry by the Court of the Confirmation Order.

1.24  “Confirmation Date” means the date upon which the clerk of the Court shall enter the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021, and the Confirmation Order becomes a Final Order in accordance with the provisions of Chapter 11 of the Bankruptcy Code.

1.25  “Confirmation Hearing” means the hearing to consider confirmation of the Plan under section 1128 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

1.26  “Confirmation Order” means the order of the Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

1.27  “Court” means the United States Bankruptcy Court for the Eastern District of Michigan and any other court with jurisdiction over the Chapter 11 Cases.

1.28  “Creditor” has the meaning ascribed to such term in section 101(10) of the Bankruptcy Code.

1.29  “Cure” means the payment of Cash by the Debtors, or the distribution of other property (as the parties may agree or the Court may order), as necessary to cure defaults under an executory contract or unexpired lease of either of the Debtors that permits such Debtor to assume that contract or lease under section 365(a) of the Bankruptcy Code.

1.30  “D&O Liability Insurance Policies” means all insurance policies for directors’, managers’, and officers’ liability maintained by either of the Debtors as of the Petition Date.

1.31  “Debentures” mean, the Debentures issued by Capitol.

1.32  “Debtors” means, collectively, Financial Commerce Corporation and Capitol Bancorp Ltd., as Debtors and Debtors-in-possession under sections 1107 and 1108 of the Bankruptcy Code.

1.33  “Declarations” means collectively, indenture agreements into which Capitol entered related to Trust Preferred Securities.

1.34  “Disbursing Agent” means Reorganized Capitol Bancorp, or any Person chosen by Reorganized Capitol Bancorp to make or facilitate distributions pursuant to the Plan.

1.35  “Disclosure Statement” means the Confidential Out-of-Court Exchange Offering Memorandum and Solicitation of Consents and Disclosure Statement and Solicitation of Votes Related to a Prepackaged Joint Plan of Reorganization, the written disclosure statement that relates to the Plan, as amended, supplemented or modified from time to time (including by each

Disclosure Supplement) and that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3018.

1.36  “Disclosure Supplement” means, with respect to each Class, either (a) Supplement No. 1 (Class 2 – Trust Preferred Securities) to Confidential Out-of-Court Exchange Offering Memorandum and Solicitation of Consents and Disclosure Statement and Solicitation of Votes Related to a Prepackaged Joint Plan of Reorganization or (b) Supplement No. 1 (all Impaired Classes other than Class 2 – Senior Notes, Company’s Series A Preferred Stock and Company’s Common Stock) to Confidential Out-of-Court Exchange Offering Memorandum and Solicitation of Consents and Disclosure Statement and Solicitation of Votes Related to a Prepackaged Joint Plan of Reorganization, in each case as appropriate.

1.37  “Disputed” when used in reference to a Claim or Equity Security Interests, any Claim or Equity Security Interests as to which the Debtors or any other party-in-interest has filed with the Court an objection or commenced an adversary proceeding in accordance with the Bankruptcy Code, Bankruptcy Rules and the Plan, which objection has not been determined by a Final Order, and therefore is not Allowed.

1.38  “Distribution Date” means the Effective Date.

1.39  “Distribution Record Date” means the Petition Date, the date Holders of Claims or Equity Security Interests will be determined for purposes of receiving a distribution under the Plan.

1.40  “Effective Date” means the first Business Day (i) on which all conditions to the Plan’s confirmation and effectiveness of the Plan in Article IX of the Plan have been satisfied or waived and (ii) on which the Plan is consummated.

1.41  “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

1.42  “Equity Commitment Agreement” means that certain Equity Commitment Agreement between Capitol Bancorp and the Equity Investors.

1.43  “Equity Infusion” means the equity commitment pursuant to the Equity Commitment Agreement.

1.44  “Equity Investor” has the meaning set forth in Article V.A. of the Plan.

1.45  “Equity Security” has the meaning set forth in section 101(16) of the Bankruptcy Code.

1.46  “Equity Security Interest” means any Equity Security of either of the Debtors existing immediately prior to the Effective Date.

1.47  “Estates” means the estates of the Debtors in the Chapter 11 Cases created under sections 301 and 541 of the Bankruptcy Code.

1.48  “Executory Contract” means a contract to which either of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.49  “Expense Reserve” has the meaning set forth in Section V(P) of the Plan.

1.50  “FDIA” means the Federal Deposit Insurance Act of 1950, as amended.

1.51  “FDIC” means the Federal Deposit Insurance Corporation.

1.52  “Fee Claim” means a Claim for Accrued Professional Compensation.

1.53  “Final Order” means an order of the Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Court shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.

1.54  “Financial Commerce Corporation” or “FCC” means Financial Commerce Corporation, formerly known as Michigan Commerce Bank Limited.

1.55  “Governmental Unit” means a governmental unit as such term is defined in section 101(27) of the Bankruptcy Code.

1.56  “General Unsecured Claim” means a Claim that is not an Administrative Claim, Senior Note Claim, Trust Preferred Securities Claim, Other Priority Claim, Priority Tax Claim or Secured Claim.

1.57  “General Unsecured Creditor” means any Creditor holding an Allowed General Unsecured Claim.

1.58  “Guarantee Agreements” means, collectively, guarantee agreements relating to Trust Preferred Securities.

1.59  “HoldCaps” means the New Capitol Bancorp Class C Redeemable Common Stock, representing voting equity in Reorganized Capitol, to be distributed to Holders of certain Claims and Equity Security Interests under Article III of the Plan.

1.60  “Holder” means any Person or Entity holding a Claim or an Equity Security Interest.

1.61  “Impaired” refers to any Claim or Equity Security Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.62  “Indemnification Obligation” means an obligation of either of the Debtors under an Executory Contract, a corporate or other document, a post-Petition Date agreement, through the Plan, or otherwise to indemnify directors, officers, or employees of such Debtor who served in such capacity at any time, with respect to or based upon any act or omission taken or omitted in any of such capacities, or for or on behalf of such Debtor or its affiliates, pursuant to and to the maximum extent provided by such Debtor’s articles of incorporation, bylaws, similar corporate documents, and applicable law, as in effect as of the Effective Date.

1.63  “Indentures” means, collectively, indenture agreements into which Capitol entered related to Trust Preferred Securities.

1.64  “Insider” has the meaning set forth in section 101(31) of the Bankruptcy Code.

1.65  “Interim Compensation Order” means an order of the Court allowing Professionals to seek interim compensation in accordance with the procedures approved therein, as the same may be modified by a Court order approving the retention of a specific Professional or otherwise.

1.66  “Investment Trusts” means the trusts in the form of the Trust Agreement and Declaration of Trust attached as Annex I to the Supplement.  Each such trust is referred to herein as an “Investment Trust”.

1.67 "Investment Trustee” means the Trustee of the Investment Trusts.

1.68  “IRS” means the Internal Revenue Service.

1.69  “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.70  “New Capitol Bancorp Class A Common Stock” means shares of the Reorganized Capitol Bancorp’s Class A common stock to be authorized and issued under Article III Section B of the Plan.

1.71  “New Capitol Bancorp Class B Common Stock” means shares of the Reorganized Capitol Bancorp’s Class B common stock to be authorized and issued under Article III Section B of the Plan.

1.72  “New Capitol Bancorp Class C Redeemable Common Stock” means the HoldCaps.

1.73  “New Capitol Bancorp Stock” means the collective shares of the Reorganized Capitol Bancorp’s stock to be authorized and issued under Article III of the Plan, including New Capitol Bancorp Class A Common Stock, New Capitol Bancorp Class B Common Stock and HoldCaps.

1.74  “New Capitol Bancorp Stock Distribution” means shares of New Capitol Bancorp Stock to be distributed to Holders of certain Claims and Equity Security Interests under Article III Section B of the Plan.

1.75  “NOLs” means the amount of a Debtor’s consolidated current year net operating losses and net operating loss carryforwards.

1.76  “Objection Deadline” means, for all Claims or Equity Security Interests, 90 days after the Bar Date.

1.77  “Other Priority Claim” means a Claim entitled to priority under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim, and any Secured Claim which would otherwise meet the description of an unsecured priority claim of a governmental unit under section 507(a)(8) of the Bankruptcy Code but for the secured status of that Claim.

1.78  “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

1.79  “Petition Date” means the date on which the Debtors filed their Voluntary Petitions for relief commencing the Chapter 11 Cases in accordance with the Bankruptcy Code.

1.80  “Plan” means this Amended and Restated Prepackaged Joint Plan of Reorganization of Capitol Bancorp Ltd. And Financial Commerce Corporation, as it may be altered, amended, supplemented or modified by the Debtors from time to time.

1.81  “Plan Expenses” means all actual and necessary costs and expenses incurred in connection with the administration of the Plan, and, to the extent authorized by the Plan, and any Professionals retained by the post-Confirmation Debtors.

1.82  “Plan Supplement” means additional information which may be provided to Holders on or before Confirmation, in one or more packages.

1.83  “Plan Supplement Filing Date” means no later than 5 days before the date of the Confirmation Hearing.  More than one Plan Supplement may be filed, on more than one date.

1.84  “Priority Creditor” means any Holder of an Allowed Other Priority Claim.

1.85  “Priority Tax Claim” means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

1.86  “Priority Tax Creditor” means any Holder of an Allowed Priority Tax Claim.

1.87  “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.88  “Private Trust Preferred Securities” means any Trust Preferred Securities other than the Public Trust Preferred Securities.

1.89  “pro rata” means, at any time, the proportion that the face amount of a Claim or Interest in a particular Class bears to the aggregate face amount of all Claims or Interests in that Class, unless the Plan provides otherwise.

1.90  “Professional” means any professional person employed in the Chapter 11 Cases pursuant to Bankruptcy Code section 327 or 1103 or any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to Bankruptcy Code section 503(b)(4) or any attorney, accountant, appraiser, or broker engaged by the post-Confirmation Debtors for purposes of helping the Debtors administer the Plan.

1.91  “Professional Fee Escrow Account” means an interest-bearing account in an amount equal to the Professional Fee Reserve Amount funded and maintained by the Reorganized Capitol Bancorp on and after the Effective Date solely for the purpose of paying all Allowed and unpaid Fee Claims.

1.92  “Professional Fee Reserve Amount” means the aggregate Accrued Professional Compensation through the Confirmation Date as estimated by the Professionals.

1.93  “Proof of Claim” means a Proof of Claim filed against either of the Debtors in the Chapter 11 Cases.

1.94  “Proof of Interest” means a Proof of an Equity Security Interest filed against either of the Debtors in the Chapter 11 Cases.

1.95  “Public Trust Preferred Securities” means the Trust Preferred Securities issued by Capitol Trust I and Capitol Trust XII.

1.96  “Reorganized Capitol Bancorp” means Capitol Bancorp, or any successor thereto, by merger, consolidation or otherwise, on and after the Effective Date.

1.97  “Reorganized Debtors” means, collectively, Reorganized Capitol Bancorp and Reorganized FCC.

1.98  “Reorganized FCC” means FCC, or any successor thereto, by merger, consolidation or otherwise, on and after the Effective Date.

1.99  “Schedules” means the schedules of assets and liabilities, the list of Holders of Equity Security Interests, and the statement of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules, lists and statements have been, or may be, supplemented, amended or modified through the Confirmation Date.

1.100  “SEC” means the United States Securities and Exchange Commission.

1.101  “Secured Claim” means a Claim that is secured by a Lien on property in which the Estates have an interest or that is subject to setoff under section 553 of the Bankruptcy Code, but only to the extent of the value of the Creditor’s interest in the Estates’ interest in such property or to the extent of the amount subject to setoff, as applicable, as of the Petition Date, as determined pursuant to section 506(a) of the Bankruptcy Code, and only if, and to the extent that, such Secured Claim is Allowed.

1.102  “Secured Creditor” means any Holder of an Allowed Secured Claim.

1.103  “Security” or “Securities” has the meaning set forth section 2(a)(1) of the Securities Act, section 101(49) of the Bankruptcy Code, and applicable Blue Sky Law.

1.104  “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

1.105  “Senior Notes” means the promissory notes issued pursuant to that certain 2008 Note Purchase Agreement by and between Capitol and the purchasers set forth therein.

1.106  “Senior Note Claims” mean those Claims of the respective Holders of the Senior Notes.

1.107  “Solicitation” means the Debtors’ solicitation of the votes of Holders of Class 1 Senior Note Claims, Class 2 Trust Preferred Securities Claims, Class 5 Capitol’s Series A Preferred Stock Equity Security Interests and Class 6 Capitol’s Common Stock Equity Security Interests.

1.108  “Solicitation Package” means the materials contained in the written Solicitation including the Ballot, Voting Instructions, a pre-addressed postage paid envelope, and the Disclosure Statement with all Exhibits, including the Plan.

1.109  “Supplement” means Supplement No. 1 to Confidential Out-of-Court Exchange Offering Memorandum and Solicitation of Consents and Disclosure Statement and Solicitation of Votes Related to A Prepackaged Joint Plan of Reorganization.

1.110  “Tax Code” means the Internal Revenue Code of 1986, as amended.

1.111  “Trust Preferred Securities” means the trust preferred securities issued by the Trusts.

1.112  “Trust Preferred Securities Claims” means those Claims of the respective beneficial owners of the Trust Preferred Securities issued by the Trusts in each case equal in amount to the pro rata stated liquidation amount of the Trust Preferred Securities held by a beneficial owner thereof plus accrued and unpaid interest thereon, or for an identical amount of principal and accrued unpaid interest on a pro rata portion of the Debentures in the event and at such time as such pro-rata portion is distributed to such beneficial owner upon dissolution of the Trusts under the terms of the applicable Trust Documents.

1.113  “Trusts” means, collectively, those certain 8.50% Cumulative Trust Preferred Securities due 2027 issued by Capitol Trust I, those certain Cumulative Trust Preferred Securities of Capitol Trust II, those certain Floating Rate Capital Securities of Capitol Statutory Trust III, those certain Trust Preferred Securities of Capitol Bancorp Capital Trust 4, those certain Trust Preferred Securities of Capitol Trust VI, those certain Trust Preferred Securities of

Capitol Trust VII, those certain Floating Rate Capital Securities of Capitol Statutory  Trust  VIII, those certain MMCAPS of Capitol Trust IX, those certain Trust Preferred Securities of Capitol Bancorp Trust X, Trust Preferred Securities of Capitol Trust XI, and those certain 10.50% Cumulative Trust Preferred Securities issued by Capitol Trust XII.

1.114  “Trust Agreements” means, collectively, respect to each Trust, the Amended and Restated Declaration of Trust, the Indenture (or equivalent document with respect to any Trust), and the Guarantee Agreement executed by Capitol, in each case, if applicable, as amended or restated.

1.115  “Trust Documents” means the Trust Agreements, the Indentures, the Guarantee Agreements, any related Declarations and all ancillary documents relating to the Trusts and the issuance of the Trust Preferred Securities and the Debentures.

1.116  “Unexpired Lease” means a lease to which either of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.117  “Unimpaired” means, with respect to any Claim or Equity Security Interest, that such Claim or Equity Security Interest is not Impaired within the meaning of section 1124 of the Bankruptcy Code.

1.118  “Voting Deadline” means July 27, 2012 at 5:00 p.m. (Eastern Daylight Time), which is the final date and time by which the Ballot of a Holder of a Claim or Equity Security Interest to accept or reject the Plan must be received.

1.119  “Voting Instructions” means the instructions attached to each Ballot and set forth in the Disclosure Statement.

1.120  “Voting Record Date” means June 19, 2012, the date for determining Holders of Claims and Equity Security Interests entitled to vote on the Plan.

C.  Rules of Interpretation

(i)	General

In this Plan (a) any reference to a contract, instrument, release, or other agreement or document as being in a particular form or on particular terms and conditions means the agreement or document substantially in that form or on those terms and conditions, (b) any reference to an existing document or exhibit means that document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references to Sections, Articles and Schedules, are references to Sections, Articles, and Schedules of or to the Plan, (d) the words “herein” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) the meaning assigned to each term defined herein shall be equally applicable to both the singular and plural forms of such term, (f) captions and headings to Articles and Sections are for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (g) the rules of construction in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

(ii)	Conflicts

The Disclosure Statement may be used as an aid for interpretation of this Plan to the extent that any provision of this Plan is determined to be vague or ambiguous.  However, to the extent any statement in the Disclosure Statement conflicts with any provision of this Plan, this Plan controls.

(iii)	Successors

Unless specified herein, any reference to a Person as a Holder of a Claim or Equity Security Interest includes that Person’s successors, assigns and affiliates.

(iv)	“Including”

As used in this Plan, “including” means “including without limitation.”

(v)	“On”

With reference to any distribution under this Plan, “on” a date means on or as soon as reasonably practicable after that date.

D.  Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.

ARTICLE II

IDENTIFICATION AND TREATMENT OF UNCLASSIFIED CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are not entitled to vote on the Plan.

A.  Administrative Claims Other Than Fee Claims

The rights of each Holder of an Allowed Administrative Claim are Unimpaired by the Plan.  Each Holder of an Allowed Administrative Claim shall receive Cash equal to the unpaid portion of its Allowed Administrative Claim on the date on which its Allowed Administrative Claim becomes payable under applicable law or any agreement relating thereto.

B.  Fee Claims

Professionals or other Persons asserting a Fee Claim for services rendered before the Confirmation Date must file and serve on the Debtors and such other Persons who are designated by the Bankruptcy Rules, the Confirmation Order, or other order of the Court, an application for final allowance of such Fee Claim no later than 45 days after the Effective Date.  Objections to any Fee Claim must be filed and served on the Reorganized Debtors and the requesting party by 30 days after the Filing of the applicable request for payment of the Fee

Claim.  To the extent necessary, the Plan and the Confirmation Order shall amend and supersede any previously entered order regarding the payment of Fee Claims.

C.  Priority Tax Claims

The rights of each Holder of an Allowed Priority Tax Claim are Unimpaired by the Plan.  Each Holder of an Allowed Priority Tax Claim shall receive Cash equal to the unpaid portion of its Allowed Priority Tax Claim on the date on which its Allowed Priority Tax Claim becomes payable under applicable law or any agreement relating thereto.

D.  Existing Trust Preferred Securities Indenture Trustee Fees and Expenses

Subject to a cap to be determined by Debtors, and in the Debtors’ sole discretion, all reasonable fees and expenses of the Trust Preferred Securities Indenture Trustees and their professionals that are incurred in connection with the Chapter 11 Cases will be deemed to be allowed for purposes of the Plan to be paid on the later of (i) the Effective Date, or (ii) ten (10) days after the applicable invoice date.

E.  Full Settlement

The distributions provided for in this Article II are in full settlement, release and discharge of all Administrative Claims, existing as of the Effective Date of the Plan.

ARTICLE III

CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY SECURITY INTERESTS

A.  Introduction

The Plan places all Claims and Equity Security Interests, except unclassified Claims provided for in Article II, in the Classes listed below.  Claims and Equity Security Interests are classified in the Classes set forth in this Article III for all purposes, including voting, Confirmation, and distributions pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.  A Claim or Equity Security Interest is placed in a particular Class only to the extent that it falls within the description of that Class and is classified in other Classes to the extent that any portion thereof falls within the description of other Classes.  A Claim or Equity Security Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Equity Security Interest is an Allowed Claim or Allowed Equity Security Interest in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.

B.  Summary of Classes, Voting Rights, Treatment and Estimated Recovery for Capitol

Description of Claims and Equity Security Interests	Status and Voting Rights	Treatment Under the Plan and Estimated Recovery

Class 1 – Senior Note Claims	Impaired. Entitled to vote.

On the Distribution Date, each Holder of an Allowed Senior Note Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Senior Note Claim, a sufficient share of the New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock, with two-thirds of the value in New Capitol Bancorp Class A Common Stock and one-third of the value in New Capitol Bancorp Class B Common Stock, such that the Plan Value of the stock results in Class 1 being paid their Allowed Claims in full.2

Class 2 – Trust Preferred Securities Claims	Impaired. Entitled to vote.
On the Distribution Date, each Holder of an Allowed Trust Preferred Securities Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Trust Preferred Securities Claim, its pro rata portion of the HoldCaps.  Unless a holder of Private Trust Preferred Securities who is a member of Class 2 opts otherwise, the

2 The Plan Value of the stock to be issued to the Holders of Senior Notes will equal the dollar value of their Allowed Claims.  At the time the Disclosure Statement was prepared, the outstanding balance of the Senior Notes was $8,431,031.  It is expected that the outstanding balance of the Senior Notes will be reduced before the Effective Date to $6,819,606 due to the closing of the pending sale of a Capitol non-debtor bank subsidiary.  The percentage of New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock planned to be distributed to Class I is based on an assumption of $7 million in outstanding balance of the Senior Notes.  The percentage of shares of New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock to be distributed to Class I – Holders of Senior Notes will vary based on the outstanding balance of the Senior Notes on the Distribution Date.  To the extent the distribution of New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock to the Senior Notes increases, the New Capitol Bancorp Class A Stock and New Capitol Bancorp Class B Common Stock distributed to Holders of the Company’s Common Stock will be reduced accordingly.  If the distribution of New Capitol Bancorp Class A Stock and New Capitol Bancorp Class B Common Stock to the Class I – Senior Note decreases below the estimate, the distribution of New Capitol Bancorp Class A Stock and New Capitol Bancorp Class B Common Stock to Holders of the Company’s Common Stock will be increased accordingly.

Class 3 – Other Priority Claims	Unimpaired. Not entitled to vote. Deemed to accept
HoldCaps will be deposited into an Investment Trust, and the Investment Trustee will manage the HoldCaps.  HoldCaps issued to a holder of Public Trust Preferred Securities will not be deposited into an Investment Trust.

Each Holder of an Allowed Other Priority Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Other Priority Claim, (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed Other Priority Claim entitles the Holder of such Claim, or (b) such other treatment as to which the Debtors and such Holder shall have agreed upon in writing.

Estimated Recovery -- 100%

Class 4 – General Unsecured Claims	Unimpaired. Not entitled to vote. Deemed to accept
Each Holder of an Allowed General Unsecured Claim shall receive Cash equal to the unpaid portion of its Allowed General Unsecured Claim on the date on which its Allowed General Unsecured Claim becomes payable under applicable law or any agreement relating thereto.

Estimated Recovery – 100%

Class 5 – Capitol’s Series A Preferred Stock	Impaired. Entitled to vote.
On the Distribution Date, each Holder of an Allowed Company’s Series A Preferred Stock Equity Security Interest shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Company’s Series A Preferred Stock Equity Security Interest, a

Class 6 – Capitol’s Common Stock	Impaired. Entitled to vote.

sufficient share of the New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock, with two-thirds of the value in New Capitol Bancorp Class A Common Stock and one-third of the value in New Capitol Bancorp Class B Common Stock, such that the Plan Value of such stock distributed to Class 5 will be $1,000,000.

On the Distribution Date, each Holder of an Allowed Company’s Common Stock Equity Security Interest shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Company’s Common Stock Equity Security Interest, its pro rata share of the New Capitol Class A Common Stock and New Capitol Class B Common Stock remaining after Class 1 – Senior Notes and Class 5 – Capitol’s Series A Preferred Stock receive distributions of their portions of New Capitol Class A Common Stock and New Capitol Class B Common Stock, with two-thirds of the value in New Capitol Bancorp Class A Common Stock and one-third of the value in New Capitol Bancorp Class B Common Stock.3

Class 7 – Intercompany Claims	Unimpaired Not Entitled to Vote Deemed to Accept	Each Holder of an Intercompany Claim will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Intercompany Claim, (a)

3 As discussed above in footnote 2, the amount of New Capitol Class A Common Stock distributed to Holders of Capitol’s Common Stock will vary inversely to the amount of New Capitol Class A Common Stock distributed to Class I – Senior Notes.

treatment that leaves unaltered the legal, equitable, and contractual rights to which such Intercompany Claim entitles the holder of such claim, (b) such other treatment as to which the Capitol and such holder will have agreed upon in writing.

C.  Summary of Classes, Voting Rights, Treatment or Estimated Recovery for FCC

Description of Claims and Equity Security Interests	Status and Voting Rights	Treatment Under the Plan and Estimated Recovery

Class 1 – Intercompany Claims Class 2 – FCC’s Equity Security Interests	Unimpaired Not Entitled to Vote Deemed to Accept Unimpaired Not Entitled to Vote Deemed to Accept
Each Holder of an Intercompany Claim will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Intercompany Claim, (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Intercompany Claim entitles the holder of such claim, (b) such other treatment as to which the FCC and such holder will have agreed upon in writing.

The ownership of FCC’s Equity Security Interests will be unaltered.

D.  Classified Claims and Equity Security Interests for Capitol

(vi)	Class 1 – Senior Note Claims

1.	Classification: Class 1 consists of all Senior Note Claims.

2.
 Treatment:  The Senior Note Claims are Impaired by the Plan.  On the Distribution Date, each Holder of an Allowed Senior Note Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Senior Note Claim, a sufficient share of the New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock, with two-thirds of the value in New Capitol

Bancorp Class A Common Stock and on-third of the value in New Capitol Bancorp Class B Common Stock, such that the Plan Value of the stock results in Class 1 being paid their Allowed Claims in full.4
3.	Voting: Holders of Class 1 Senior Note Claims are entitled to vote to accept or reject the Plan.

(vii)	Class 2 – Trust Preferred Securities Claims

1.	Classification: Class 2 consists of all Trust Preferred Securities Claims.

2.
Treatment:  The Trust Preferred Securities Claims are Impaired by the Plan.  On the Distribution Date, each Holder of an Allowed Trust Preferred Securities Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Trust Preferred Securities Claim, its pro rata portion of the HoldCaps.  Unless a member of Class 2 who was a holder of Private Trust Preferred Securities opts otherwise, the HoldCaps will be deposited into an Investment Trust, and the Investment Trustee will manage the HoldCaps.  HoldCaps issued to holders of Public Trust Preferred Securities will not be deposited into an Investment Trust.

3.	Voting: Holders of Class 2 Trust Preferred Securities Claims are entitled to vote to accept or reject the Plan.

(viii)	Class 3 - Other Priority Claims

1.	Classification: Class 3 consists of all Claims entitled to priority under section 507(a) of the Bankruptcy Code other than Priority Tax Claims and Administrative Claims.

2.	Treatment: The rights of each Holder of an Allowed Other Priority Claim are Unimpaired by the Plan. Each Holder of an Allowed Other Priority

4 The Plan Value of the stock to be issued to the Holders of Senior Notes will equal the dollar value of their Allowed Claims.  As stated in footnote, 2 at the time the Disclosure Statement was prepared, the outstanding balance of the Senior Notes was $8,431,031.  It is expected that the outstanding balance of the Senior Notes will be reduced before the Effective Date to $6,819,606 due to the closing of the pending sale of a Capitol non-debtor bank subsidiary.  The percentage of New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock planned to be distributed to Class I is based on an assumption of $7 million in outstanding balance of the Senior Notes.  The percentage of shares of New Capitol Bancorp Class A Stock and New Capitol Bancorp Class B Common Stock to be distributed to Class I – Holders of Senior Notes will vary based on the outstanding balance of the Senior Notes on the Distribution Date.  To the extent the distribution of New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock to the Senior Notes increases, the New Capitol Bancorp Class A Stock and New Capitol Bancorp Class B Common Stock distributed to Holders of the Company’s Common Stock will be reduced accordingly.  If the distribution of New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock to the Class I – Senior Note decreases below the estimate, the distribution of New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock to Holders of the Company’s Common Stock will be increased accordingly.

Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Other Priority Claim, (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed Other Priority Claim entitles the Holder of such Claim, or (b) such other treatment as to which the Debtors and such Holder shall have agreed upon in writing.

3.	Voting: Holders of Class 3 Other Priority Claims are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or to reject the Plan.

(ix)	Class 4 - General Unsecured Claims

1.
Classification:  Class 4 consists of all Claims that are not Administrative Claims, Senior Note Claim, Trust Preferred Securities Claim, Secured Claims, Impaired Claims, Other Priority Claims, or Priority Tax Claims.

2.
Treatment:  The rights of each Holder of an Allowed General Unsecured Claim are Unimpaired by the Plan.  Each Holder of an Allowed General Unsecured Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed General Unsecured Claim, (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Allowed General Unsecured Claim entitles the Holder of such Claim, or (b) such other treatment as to which the Debtors and such Holder shall have agreed upon in writing.

3.
Voting:  Holders of Class 4 General Unsecured Claims are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or to reject the Plan.

(x)	Class 5 – Company’s Series A Preferred Stock

1.	Classification: Class 5 consists of all Company’s Series A Preferred Stock Equity Security Interests in Capitol Bancorp.

2.
Treatment:  Company’s Series A Preferred Stock Equity Security Interests are Impaired by the Plan.  On the Distribution Date, each Holder of an Allowed Company’s Series A Preferred Stock Equity Security Interests shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Company’s Series A Preferred Stock Equity Security Interests, a sufficient share of the New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock, such that the Plan Value of such stock distributed to Class 5 will be $1,000,000.

3.	Voting: Holders of Class 5 Company’s Series A Preferred Stock Equity Security Interests are entitled to vote to accept or reject the Plan.

(xi)	Class 6 – Company’s Common Stock

1.	Classification: Class 6 consists of all Company’s Common Stock Equity Security Interests in Capitol Bancorp.

2.
Treatment:  Company’s Common Stock Equity Security Interests are Impaired by the Plan.  On the Distribution Date, each Holder of an Allowed Company’s Common Stock Equity Security Interests shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Company’s Common Stock Equity Security Interests, its pro rata share of the New Capitol Bancorp Class A Common Stock and New Capitol Bancorp Class B Common Stock remaining after Class 1 – Senior Notes and Class 5 – Capitol’s Senior A Preferred Stock receive distribution of their portions of New Capitol Class A Common Stock and New Capitol Bancorp Class B Common Stock.5

3.	Voting: Holders of Class 6 Company’s Common Stock Equity Security Interests are entitled to vote to accept or reject the Plan.

(xii)	Class 7 – Intercompany Claims

1.	Classification: Class 7 consists of claims that would otherwise be General Unsecured Claims but for the fact that they are owed by Capitol to FCC.

2.
Treatment:  Each holder of an Intercompany Claim will receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Intercompany Claim, (a) treatment that leaves unaltered the legal, equitable, and contractual rights to which such Intercompany Claim entitles the holder of such claim, or (b) such other treatment as to which the applicable Debtor and such holder will have agreed upon in writing.

3.	Voting: Holders of Class 7 Intercompany Claims are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote.

E.  Classified Claims and Equity Security Interests for FCC

(xiii)	Class 1 – Intercompany Claims

1.	Classification: Class 1 consists of all Intercompany Claims against FCC.

2.	Treatment: The Class 1 class will receive treatment that leaves them unimpaired.

5 As stated in footnote 3, the amount of New Capitol Class A Common Stock distributed to Holders of Capitol’s Common Stock will vary inversely to the amount of New Capitol Class A Common Stock distributed to Class I – Senior Notes.

3.	Voting: Holders of Class 1 Intercompany Class denied to have accepted the Plan under section 1126(f) of the Bankruptcy Code and not entitled to vote.

(xiv)	Class 2 – FCC’s Equity Security Interests

1.	Classification: Class 2 consists of the Equity Security Interests in FCC.

2.	Treatment: The legal rights of holds of FCC’s Equity Security Interests are unaltered.

3.	Voting: Holders of Class 2 FCC’s Equity Security Interests are deemed to have accepted the Plan under section 1126(f) of the Bankruptcy Code and are not entitled to vote.

F.  Alternative Treatment for Holders of Allowed Claims

Notwithstanding the treatment provided to Holders of Allowed Claims in this Article III, the Debtors and a Holder of an Allowed Claim may agree to other treatment of such Claim, including payment in Cash, provided that such treatment shall not provide a return having a present value in excess of the present value of the distribution that otherwise would be made to such Holder under Article III hereof.

ARTICLE IV

ACCEPTANCE OR REJECTION OF THE PLAN

 Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ rights in respect of any Unimpaired Claims, including all rights in respect of all legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.

 Acceptance or Rejection of the Plan by Capitol Classes

(i)
Presumed Acceptance of the Plan.  Classes 3, 4 and 7 are Unimpaired under the Plan and are, therefore, conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

(ii)
Voting Classes.  Classes 1, 2, 5 and 6 are Impaired under the Plan, and Holders of Claims or Equity Security Interests in Classes 1, 2, 5 and 6 as of the Voting Record Date are entitled to vote to accept or reject the Plan.

A.  Presumed Acceptance of the FCC Plan

Class 1 and 2 are Unimpaired under the Plan and are, therefore, conclusively presumed to have accepted the Plan pursuant to section 1125(f) of the Bankruptcy Code.

 Acceptance by Impaired Classes

An Impaired Class of Claims shall have accepted the Plan if (i) the Holders of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept the Plan and (ii) the Holders of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept the Plan, in each case not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code.

Cramdown Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by an Impaired Class of Claims.  If necessary, the Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Equity Security Interests.  The Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

 Controversy Regarding Impairment

If a controversy arises as to whether any Claims or Equity Security Interests, or any Class of Claims or Equity Security Interests, are Impaired, the Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

ARTICLE V

MEANS FOR IMPLEMENTATION OF THE PLAN

A.  Recapitalization Transaction

The Equity Infusion and the Restructuring Transactions contemplated herein are part of an overall effort to deleverage the Company and provide sound regulatory capital to its subsidiary banks.  Pursuant to the Equity Infusion, the Company will offer shares of New Capitol Bancorp Class B Common Stock and Series A Preferred Stock in an aggregate principal amount of up to $120,000,000.

The Company expects that the New Capitol Bancorp Class B Common Stock and Series A Preferred Stock issued in connection with the Equity Infusion will be offered and sold as a private placement under section 4(2) of the Securities Act and Regulation D thereunder, or Rule 144A of the Securities Act to institutional Accredited Investors and qualified institutional buyers as applicable, that would each acquire up to a number of shares of New Capitol Bancorp Class B Common Stock representing 4.9% of the total outstanding voting power of the outstanding New Capitol Bancorp Common Stock upon completion of the Equity Infusion (each such investor, an “Equity Investor”).  Capitol expects that the offering to the Equity Investors would commence within a short period prior to the Petition Date and that the Equity Investors would enter into agreements to acquire the New Capitol Bancorp Class B Common Stock and Series A Participating Preferred Stock immediately prior to the Petition Date, with the closing of any such acquisition to close upon confirmation of the Plan.

Capitol may issue additional shares of the Series A Preferred Stock in connection with the Equity Infusion and may elect to cause its nondebtor subsidiaries to bulk sell nonperforming assets prior to or after the Effective Date.

Capitol expects to grant registration rights to the Equity Investors, pursuant to which such Equity Investors may cause the Company to register with the SEC under the Securities Act all or part of the shares of New Capitol Bancorp Class B Common Stock and Series A Preferred Stock held by such Equity Investors.

Neither the Disclosure Statement nor Plan constitutes an offer to sell or the solicitation of an offer to buy any Securities in connection with the Equity Infusion. The Securities that will be offered in the Equity Infusion will not be registered with the SEC and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act.

The offering proceeds raised through the Equity Infusion will then be used to (i) make the distributions contemplated under the Plan, (ii) pay the costs and expenses associated with the

Chapter 11 Cases and the transactions related to the recapitalization and (iii) contribute capital to the subsidiary banks.

B.  Continued Corporate Existence

The Reorganized Debtors shall each continue to exist as corporate entities, in accordance with the applicable law in the jurisdiction in which they are incorporated, under their respective certificates of incorporation and by-laws in effect before the Effective Date, except as such certificates of incorporation and bylaws are amended under this Plan.  In the future, either Reorganized Debtor may acquire other businesses or merge with other entities.

C.  Amended Certificates of Incorporation and By-laws

On the Effective Date, Reorganized Capitol Bancorp shall adopt the First Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws, and shall file the First Amended and Restated Articles of Incorporation with the State of Michigan Department of Licensing and Regulatory Affairs.  The First Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws for Reorganized Capitol Bancorp shall include, among other things, under section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities.

On the Effective Date, Reorganized FCC shall adopt the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws, and shall file the Amended Articles of Incorporation with the State of Michigan Department of Licensing and Regulatory Affairs.  The Amended Articles of Incorporation and the Amended and Restated Bylaws for Reorganized FCC shall include, among other things, under section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities.

D.  Administration of the Plan

The Disbursing Agent shall administer the Plan on the Debtors’ behalf.  The Disbursing Agent will: (1) collect property of the Estates, (2) pay the Estates’ Professionals, pursuant to Court order authorizing such payment; (3) adjust and pay post-Confirmation Claims against the Debtors; (4) prosecute and/or compromise and settle Causes of Action held by the Debtors against other parties, including, but not limited to claims arising under Chapter 5 of the Bankruptcy Code; (5) disburse the distributions required by the Plan; and (6) carry out any other duties that the Debtors are required to perform under applicable law.

E.  Certain Regulatory Actions

Except as otherwise specifically provided herein, nothing in this Plan shall affect the any regulatory or enforcement action not in conflict herewith instituted by the Banking Regulators at any time before or after the Effective Date.

F.  Issuance of New Capitol Bancorp Stock

As of the Effective Date, the issuance of New Capitol Bancorp Stock will be authorized without further act or action under applicable law, regulation, order or rule.  All such stock to be issued will be deemed issued as of the Distribution Date regardless of the date on which it is actually distributed.  The issuance and distribution of the New Capitol Bancorp Stock is exempt from the registration requirements of the Securities Act and any state or local laws requiring registration, by reason of one or more exemptions therefrom, including section 4(2) thereof, and the issuance of such stock is exempt from the registration requirements of the Securities Act and similar state statutes pursuant to section 1145 of the Bankruptcy Code.

After the Effective Date, Reorganized Capitol intends to establish a management equity incentive plan which will be adopted by Capitol’s board of directors, and that would provide for the issuance of equity awards representing an aggregate of up to 10% of the New Capitol Bancorp Stock on a fully diluted basis to officers and key employees of the Reorganized Debtors and their affiliates after the Effective Date, provided that Capitol receives an opinion of tax counsel that such management equity incentive plan does not adversely affect the amount or availability of Capitol’s tax attributes following the Effective Date.

G.  investment trusts

After the Effective Date, each Holder of HoldCaps that formerly held Private Trust Preferred Securities which does not elect otherwise on its ballot, will have been deemed to have entered into an Investment Trust, pursuant to which such Holder will have their shares of Class B Common issuable upon redemption of the HoldCaps deposited into an Investment Trust, to be managed by the Investment Trustee (as such redemption is contemplated by the First Amended and Restated Articles of Incorporation).  The Investment Trust will not exist until such redemption.  At any time prior to or after the Effective Date, such Holder who is a party to an Investment Trust may notify the Investment Trustee on how to vote, provide sale or transfer instructions and/or request that the Class B Common (or any other securities of Capitol that constitute part of the assets of the Investment Trust) be issued directly to such beneficial Holder and request disbursement of any proceeds received by the Investment Trustee from the sale of the Class B Common (or any other securities of Capitol that constitute part of the assets of the Investment Trust).6

The Investment Trustee shall have the authority to enter into all transactions and agreements determined by the Investment Trustee to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustee, under the applicable Investment Trust Agreement, and to perform all acts in furtherance thereof, including the following:

•
in its sole discretion, receive, manage, invest, supervise and protect the Investment Trust’s assets, including selling assets of the Investment Trust to avoid triggering of filing obligations under certain federal banking laws and regulations relating to changes in control of bank holding companies;

•	pay taxes or other obligations incurred by the Investment Trust;

6 The discussion of the Investment Trust set forth herein is qualified in its entirety by the form of the Trust Agreement and Declaration of Trust attached as Annex I to the Supplement.  In the event of any conflict between any discussion of the Investment Trust in this Plan and the Investment Trust itself, the Investment Trust shall control.

•	prosecution and resolution of causes of action, if any;

•
the sale of the the Class B Common or any other security of Capitol constituting part of the assets of the Investment Trust; provided, that the Investment Trustee may give each Holder at least twenty (20) days notice of any pending sale (which shall be deemed to occur if the Investment Trustee sends a written notice describing such intention to sell or pending sale and 20 days passes after the date such notice is sent), and provided further, that if such Holder does not object or otherwise fails to respond during such notice period, the Investment Trustee may sell such securities on behalf of the Holder without any liability to the Investment Trustee and such Holder shall have no recourse against the Investment Trustee for any such action. Notwithstanding anything in the prior sentence, the Investment Trustee may sell assets of the Investment Trust on behalf of a Holder without notice and without any liability to the Investment Trustee and such Holder shall have no recourse against the Investment Trustee for any such action in the case where the Investment Trustee sells a portion of a Holder’s securities in order to comply with relevant federal banking laws and regulations relating to control of a bank holding company.  Each Holder will be deemed to acknowledge and agree that any such sale may result in losses to the Holder;

•	the exchange of any securities of Capitol for any other Securities of Capitol;

•	at any time after the Effective Date, for any reason or for no reason, elect to distribute all of the assets, and any proceeds therefrom, to the Holder; and

•	submit votes or consents with respect to the any securities of Capitol held as assets in the Investment Trust.

The Investment Trustee shall not at any time, on behalf of the Investment Trust or beneficiaries, enter into or engage in any trade or business, and no part of the assets or the proceeds, revenue or income therefrom shall be used or disposed of by the Investment Trust in furtherance of any trade or business, except to the extent reasonably necessary to preserve and enhance the value of the assets.

Pursuant to the terms and conditions of the Investment Trust, the Investment Trust shall indemnify and hold harmless any person who was, or is, a party, or is threatened to be made a party, to any pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was the Investment Trustee, or an agent, attorney, accountant or other professional of the Investment Trustee (each such person, an “Indemnified Person”), against all costs, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Person in connection with such action, suit or proceeding, or the defense or settlement of any claim, issue or matter therein, to the fullest extent, except to the extent such liability is determined to be the result of willful misconduct or gross negligence.  Costs or expenses incurred by any such Indemnified Person in defending any such action, suit or proceeding shall be paid by the Investment Trust, as applicable, in advance of the institution or final disposition of such action, suit or proceeding, provided, however, that any such Indemnified Person shall promptly reimburse the Investment Trust for all such costs and expenses paid by the Investment Trust if it is finally adjudicated by a court of competent jurisdiction, that liability by such Indemnified Person is a result of willful misconduct or gross negligence.  The Investment Trustee may in its discretion, and at Capitol’s cost, purchase and maintain insurance on behalf of any Indemnified Person who is or was a beneficiary of this provision.  In addition, each Holder and the Company will release and covenant not to sue the Trustee for any acts or omissions other than gross negligence or willful misconduct.

Each Holder of HoldCaps can opt out of participating in an Investment Trust by so indicating on the Class 2 ballot.

The identity of the Investment Trustee shall be chosen jointly by HoldCo Advisors, L.P. and Hildene Capital Management, LLC after consulting with other holders and/or indirect economic beneficiaries of the Private Trust Preferred Securities. The identity of the chosen party may include HoldCo Advisors, L.P. and/or Hildene Capital Management, LLC or the employees of either HoldCo Advisors, L.P. or Hildene Capital Management, LLC.   Several terms of the Investment Trust, including, without limitation, the terms of compensation of, or limitations on liability or indemnification with respect to, the Investment Trustee may be subject to change prior to or after the Effective Date if it is necessary to appropriately satisfy the requests of the Investment Trustee selected.

H.   Directors and Officers

On the Effective Date, the Board of Directors of Reorganized Capitol shall be comprised initially of nine (9) persons with three (3) vacancies to be filled by the Board of Directors of Reorganized Capitol following the Effective Date, consistent with its First Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws.  The nine (9) persons constituting the Board of Directors of Reorganized Capitol shall be the following persons who are the current members of the Executive Committee of the Board of Directors of Capitol, the Corporate President, the chair of the Audit Committee of Capitol and the Audit Committee Financial Expert: Joseph D. Reid, Cristin K. Reid, Joel I. Ferguson, Lewis D. Johns, Michael L. Kasten, Lyle W. Miller, David J. O’Leary, Steven L. Maas and Calvin D. Meeusen.

The First Amended and Restated Articles of Incorporation and the Seconded Amended and Restated Bylaws of Reorganized Capitol provide that the Board of Directors of Reorganized Capitol will be split into three classes: Class I, Class II and Class III.  Each Class will initially have four (4) directors.

The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the shareholders held in 2013, the term of office of the initial Class II directors shall expire at the annual meeting of the shareholders held in 2014, and the term of office of the initial Class III directors shall expire at the annual meeting of the shareholders held in 2015.  At each succeeding annual meeting of shareholders, directors shall be elected for a term that will expire at the third annual meeting of shareholders following such annual meeting to succeed the directors of the class whose terms expire at such annual meeting and until their successors shall be duly elected and qualified or their resignation or removal.  Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the continuing directors (as hereinafter defined) and an eighty percent (80%) majority of all of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which the director was chosen and until his or her successor shall be duly elected and qualified or his resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.  The initial size of the Board of Directors of Reorganized Capitol shall be twelve (12) directors split equally between Class I, Class II and Class III.  One vacancy in each class shall remain open until the annual meeting of shareholders of Reorganized Capitol to be held within the ninety (90) days following the Effective Date (the “First Annual Meeting”).  Additionally, one incumbent director from each of the three classes of directors shall be up for election at First Annual Meeting.

Nominations for election to any vacancies on the twelve (12) member Board of Directors at the First Annual Meeting must be received by Reorganized Capitol from shareholders of Reorganized Capitol in writing delivered, transmitted electronically, or mailed by first class United States mail, postage prepaid, to the Secretary of Reorganized Capitol not more than thirty (30) days after the Effective Date.

On the Effective Date, the executive officers of Reorganized Capitol will be as follows:

Name	Position with Reorganized Capitol

Joseph D. Reid	Chairman of the Board and CEO
Brian K. English	General Counsel
David D. Fortune	Chief Credit Officer
Nicholas G. Hahn	Interim Chief Financial Officer
Michael M. Moran	Chief of Capital Markets
Cristin K. Reid	Corporate President
Todd C. Surline	Chief Administrative Officer
Bruce A. Thomas	President of Bank Operations
The identities of the directors of Reorganized Capitol may change prior to Confirmation.  In the event of a resignation of any of the directors of Reorganized Capitol identified above, a replacement will be nominated prior to, and elected at the First Annual Meeting.

On the Effective Date, the Board of Directors of Reorganized FCC shall be comprised initially of three (3) persons, consistent with its Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws.  The three (3) persons constituting the Board of Directors of Reorganized FCC shall be the following persons:  Joseph D. Reid, Cristin K. Reid and Bruce A. Thomas.

On the Effective Date, the executive officers of Reorganized FCC will be as follows:

Name	Position with Reorganized FCC

Joseph D. Reid	Chairman of the Board and CEO
Brian K. English	General Counsel
David D. Fortune	Chief Credit Officer
Nicholas G. Hahn	Interim Chief Financial Officer
Michael M. Moran	Chief of Capital Markets
Cristin K. Reid	Corporate President
Todd C. Surline	Chief Administrative Officer
Bruce A. Thomas	President of Bank Operations
After the Effective Date, the selection of officers of Reorganized FCC shall be as provided by its organizational documents.

FCC’s articles of incorporation will be revised to authorize (but not necessarily issue) the same capital stock as issued by Capitol.

I.   Agreements With Management

All employment agreements with existing members of management who are currently subject to written employment agreements with Capitol Bancorp shall be assumed as of the Effective Date.7

J.   Revesting of Assets

The property of the Capitol Bancorp Estate, together with any property of Capitol Bancorp that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in Reorganized Capitol Bancorp on the Confirmation Date.  Thereafter, Reorganized Capitol Bancorp may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Court.  As of the Confirmation Date, all property of Capitol Bancorp shall be free and clear of all Claims and Equity Security Interests, except as specifically provided in the Plan or the Confirmation Order.

The property of the FCC Estate, together with any property of FCC that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in Reorganized FCC on the Confirmation Date.  Thereafter, Reorganized FCC may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Court.  As of the Confirmation Date, all property of FCC shall be free and clear of all Claims and Equity Security Interests, except as specifically provided in the Plan or the Confirmation Order.

Without limiting the generality of the foregoing, the Debtors may each, without application to or approval by the Court, pay Professional Fees that they incur after the Confirmation Date.

K.   Preservation of Rights of Action

Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, (1) Reorganized Capitol Bancorp shall retain and may enforce, sue on, settle and compromise (or decline to do any of the foregoing) all rights, offsets, defenses, Claims or Cause of Action that Capitol Bancorp or its Estate may hold against any Person or entity and (2) Reorganized FCC shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all rights, offsets, defenses, Claims or Cause of Action, that FCC or its Estate may hold against any Person or entity.  Each Reorganized Debtor or its successor(s) may pursue such retained rights, offsets, defenses, Claims or Cause of Action as appropriate, in accordance with the best interests of such Reorganized Debtor or its successor(s) who hold such rights.

7 The management agreements to be assumed include the employment agreements of Vik Ghei and Misha Zaitzeff.

L.    Exemption from Certain Transfer Taxes

Pursuant to section 1146(c) of the Bankruptcy Code, any transfers or mortgages from or by (1) Capitol Bancorp to Reorganized Capitol Bancorp or any other Person or entity pursuant to the Plan or (2) FCC to Reorganized FCC or any other Person or entity pursuant to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangible or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

M.   Effectuating Documents; Further Transactions

The chairperson of the Board of Directors, president, chief financial officer, or any other appropriate officer of each of the Debtors, as the case may be, shall be authorized to execute, deliver, file and record such contracts, instruments, releases, and other agreements or documents, and take such other actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.  The secretary or assistant secretary of each of the Debtors shall be authorized to certify or attest to any of the foregoing actions.

N.   Professional Fee Reserve

On the Effective Date, the Reorganized Debtors shall fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount for all Professionals. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals with respect to unpaid fees or expenses or for whom fees or expenses have been held back pursuant to the Interim Compensation Order.  Such funds shall not be property or be deemed property of either of the Reorganized Debtors.  The Reorganized Debtors shall cause Accrued Professional Compensation to be paid in Cash to such Professionals from the Professional Fee Escrow Account when such Claims are Allowed by a Court order; provided that the Debtors’ or the Reorganized Debtors’ liability for Accrued Professional Compensation shall not be limited nor be deemed to be limited to the funds available from the Professional Fee Escrow Account.  When all Allowed Fee Claims have been paid in full, amounts remaining in the Professional Fee Escrow Account, if any, shall be paid to the Reorganized Debtors.

O.   Professional Fee Reserve Amount

On or before the Effective Date, the Professionals shall estimate their Accrued Professional Compensation prior to and as of the Confirmation Date and shall deliver such estimate to the Debtors.  If a Professional does not provide an estimate, the Reorganized Debtors may estimate the unpaid fees and expenses of such Professional.  The total amount so estimated as of the Confirmation Date shall comprise the Professional Fee Reserve Amount; provided, however, that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Professional.

P.   Retention of Professionals by the Reorganized Debtors

The Reorganized Debtors will be authorized to retain attorneys, accountants and other Professionals as necessary to implement the Plan, on any reasonable terms, without further order of the Court.  The Reorganized Debtors may retain counsel that previously represented the Debtors as Chapter 11 counsel or represented any Committee, and such prior representation shall not be deemed a conflict of interest.  The Reorganized Debtors may pay reasonable compensation to their retained Professionals without review or approval by the Court.

Q.   Reserve for Plan Expenses

As soon as practicable after the Effective Date, the Reorganized Debtors may set aside, deduct and reserve an amount of Cash from each of the Estates’ funds that will be equal to the estimated amount of Plan Expenses (the “Expense Reserve”).  Any Cash in the Expense Reserve at the time of the closing of the Chapter 11 Cases shall be distributed in accordance with the priority of payment set forth in the Plan and then paid to the Reorganized Debtors.  In addition, nothing therein prevents or otherwise limits the Disbursing Agent’s right or authority to use any of the Estates’ funds, for payment of Plan Expenses in the ordinary course after the Effective Date.

R.   Section 1145 Exemption

Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of any Securities contemplated by the Plan and all agreements incorporated herein, including the New Capitol Bancorp Stock, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of securities.  In addition, under section 1145 of the Bankruptcy Code, any securities contemplated by the Plan and any and all agreements incorporated herein, including the New Capitol Bancorp Stock, will be freely tradable by the recipients thereof, subject to (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act; (2) compliance with the rules and regulations of the SEC, if any, applicable at the time of any future transfer of such Securities or instruments; and (3) compliance with the Applicable Banking Laws, if any, applicable at the time of any future transfer of such Securities or instruments, including without limitation, making appropriate filings with and obtaining necessary approvals from the Bank Regulators.  Notwithstanding the foregoing, if section 1145 does not apply in the case of the offering of Securities pursuant to a prepackaged solicitation, the Debtors will rely on section 4(2) of the Securities Act which provides that the registration requirements of section 5 of the Securities Act shall not apply to the offer and sale of a security in connection with transactions not involving any public offering.  By virtue of section 18 of the Securities Act, section 4(2) also provides that any state Blue Sky Law requirements shall not apply to such offer or sale.  In general, shares acquired from an issuer (such as the Debtors) in a transaction exempt under section 4(2) of the Securities Act may not be resold absent registration of such Securities for resale or an available exemption from the registration requirements under the Securities Act.  If section 4(2) of the Securities Act, rather than section 1145 of the

Bankruptcy Code, is applicable, then the shares of New Capitol Bancorp Stock issued under the Plan would be subject to the aforesaid restrictions on resale and would not be freely transferable in the United States or to, or for the account or benefit of, a U.S. person, as defined in Regulation S, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

S.   Cancellation of Securities and Agreements

On the Effective Date, except as otherwise specifically provided for in the Plan, the obligations of the Debtors under the Debentures and the related Indentures, under the Declarations and under the Guarantee Agreements, and any other share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of the Debtors giving rise to any Claim or Equity Security Interests (except such notes or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically reinstated pursuant to the Plan), shall be canceled as to the Debtors, and the Reorganized Debtors shall not have any continuing obligations thereunder; provided, however, notwithstanding Confirmation or the occurrence of the Effective Date, any such indenture or agreement that governs the rights of the Holder of a Claim or Equity Security Interest shall continue in effect solely for purposes of allowing Holders to receive distributions under the Plan as provided herein.  On the Effective Date, except to the extent otherwise provided herein, any indenture agreement or other instrument relating to any of the foregoing (including without limitation, the Indentures, the Debentures, the Guarantee Agreements, and the Declarations), shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder shall be fully released and discharged.

T.   Cancellation of Existing Rights to Acquire Equity Securities

Except as otherwise expressly provided in the Plan, on the Effective Date, all of the agreements and other documents evidencing a right prepetition to acquire any Equity Security of either Debtor shall be deemed automatically cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the applicable Debtor thereunder shall be discharged including, but not limited to, the obligations of either Debtor pursuant to (i) that certain Share Purchase Rights Plan adopted by Capitol on July 20, 2009 and the related Rights Agreement between the Company and BNY Mellon Shareholders Services LLC as Rights Agent dated as of July 21, 2009, and (ii) that certain Tax Benefit Preservation Plan dated as of July 21, 2011 by and between Capitol and Mellon Investors Services LLC.  To the extent any of these agreements are Executory Contracts, they will be deemed rejected upon Confirmation.

U.   Other Accounts

The Debtors may retain whatever bank accounts the Debtors have presently and may establish one or more additional checking and/or interest-bearing accounts as they determine necessary and appropriate to effectuate the terms and provisions of this Plan.

V.   Closing of the Chapter 11 Cases

When all Disputed Claims and Equity Security Interests have become Allowed Claims or Equity Security Interests, either by settlement or litigation, or have been disallowed by Final Order, and when all professional fee applications have been resolved, the Debtors may seek authority from the Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

ARTICLE VI

PROVISIONS GOVERNING DISTRIBUTIONS

A.   Delivery of Distributions; Undeliverable or Unclaimed Distributions

(iii)	Disbursing Agent

Except as otherwise provided herein, all distributions under the Plan shall be made by Reorganized Capitol Bancorp as Disbursing Agent or such other Person designated by Reorganized Capitol Bancorp as the Disbursing Agent on the Effective Date.  The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Court.  In the event that the Disbursing Agent is so ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized Capitol Bancorp.

The Disbursing Agent shall be empowered to:

1.	effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan;

2.	make all distributions contemplated under the Plan;

3.	employ professionals to represent it with respect to its responsibilities; and

4.
exercise such other powers as may be vested in the Disbursing Agent by order of the Court, pursuant to the Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of this Plan.

(iv)	Delivery of Distributions in General

Subject to Bankruptcy Rule 9010, Reorganized Capitol Bancorp shall make distributions to each Holder of an Allowed Claim or Equity Security Interest at the address reflected in the books and records of the Debtors, on the Schedules, on the most recent shareholder list, or on any Proof of Claim or Proof of Interest filed by such Holder, whichever is applicable.  Unless the Debtors or the Reorganized Debtors have been notified in writing of a change of address, then the address in the books and records of the Debtors, on the Schedules, on the most recent shareholder list, or on any Proof of Claim or Proof of Interest filed by such Holder is conclusively presumed to be the correct address of the Holder.

(v)	Undeliverable and Unclaimed Distributions

1.	Holding of Undeliverable and Unclaimed Distributions

If any Holder’s distribution is returned as undeliverable, no further distributions to that Holder shall be made unless and until the Reorganized Debtors receive notice of the Holder’s then-current address, at which time all outstanding distributions shall be made to the Holder. Undeliverable distributions shall be returned to Reorganized Capitol Bancorp until such distributions are claimed.  Reorganized Capitol Bancorp shall establish a segregated account to serve as the unclaimed distribution reserve, and all undeliverable and unclaimed distributions shall be deposited therein, for the benefit of all similarly situated Persons until such time as a distribution becomes deliverable or is claimed.

2.	Failure to Claim Undeliverable Distributions

Any undeliverable or unclaimed distribution under this Plan that does not become deliverable on or before 120 days after the Effective Date shall be deemed to have fully and forever been forfeited and waived, and the Person otherwise entitled thereto shall be forever barred and enjoined from asserting its Claim therefor against, or seeking to recover its distribution from, the Debtors, the Estates, the Reorganized Debtors, or their property.  After 120 days following the Effective Date, Reorganized Capitol Bancorp shall withdraw any amounts remaining in the unclaimed distribution reserve for distribution in accordance with this Plan.

B.  Minimum Distributions; Calculation Of Distribution Amounts Of New Stock

The Debtors shall not be required to make any distribution of less than $1.00. Any retained distributions shall be held in the Expense Reserve for Plan Expenses.  When the Disbursing Agent determines that the Expense Reserve for Plan Expenses is no longer necessary, any remaining funds will be redistributed to Creditors or Equity Security Interest Holders in accordance with the terms and priorities of the Plan and then paid to the Reorganized Debtors.

No fractional shares of New Capitol Bancorp Stock shall be issued or distributed under the Plan or by Reorganized Capitol Bancorp or the Disbursing Agent.  Each Person entitled to receive New Capitol Bancorp Stock will receive the total number of whole shares of New Capitol Bancorp Stock to which such Person is entitled.

C.  Withholding and Reporting Requirements

In connection with this Plan and all distributions hereunder, Reorganized Capitol Bancorp shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to those requirements.  Reorganized Capitol Bancorp shall be authorized to take all actions necessary or appropriate to comply with those withholding and reporting requirements.  Notwithstanding any other provision of this Plan (i) each Holder of an Allowed Claim that is to receive a distribution of shares of New Capitol Bancorp Stock shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution and (ii) no distribution shall be made to or on behalf of such Holder pursuant to this Plan unless and until such Holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations or has, to the Disbursing Agent’s satisfaction, established an exemption therefrom.  Any distribution of shares of New Capitol Bancorp Stock to be made pursuant to this Plan shall, pending the implementation of such arrangements, be treated as undeliverable pursuant to Article IV hereof.  The exchange of the Trust Preferred Securities Claims for the HoldCaps should constitute a recapitalization under Tax Code Section 368(a)(1)(E) and, for tax purposes, the parties shall report such exchange consistent therewith.

D.   Setoffs and Recoupment

The Reorganized Debtors may, but shall not be required to, setoff against, or recoup from, any Claim, and the payments or other distributions to be made in respect of that Claim, claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the Claim’s Holder; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any claim that the Debtors or the Reorganized Debtors may have.

E.   Date of Distributions

Distributions will be made to Holders of Allowed Claims and Equity Security Interests as of the Distribution Record Date.  All distributions made on account of any Allowed Claims and Equity Security Interests provided for under this Plan shall be deemed made on the Effective Date, notwithstanding the fact that any such distribution may actually occur, or will have been made, sometime after that date. Distributions made after the Effective Date to Holders of Disputed Claims or Equity Security Interests that are not Allowed Claims or Equity Security Interests as of the Effective Date but which later become Allowed Claims or Equity Security Interests shall be deemed to have been made on the Effective Date.  In the event that any payment, distribution or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or distribution or the performance of such act may be completed on the next succeeding Business Day, and if so completed shall be deemed to have been completed as of the required date.

ARTICLE VII

PROCEDURES FOR TREATING DISPUTED CLAIMS AND EQUITY SECURITY INTERESTS

A.   Claims and Equity Security Interests Bar Date

Unless disputed by a Holder of a Claim or Equity Security Interest or otherwise provided herein, the amount set forth in the Schedules of the Debtors shall constitute the amount of the Allowed Claim or Equity Security Interest of such Holder.  If any such Holder of a Claim or Equity Security Interest disagrees with the Debtors’ Schedules with respect to the Allowed amount of such Holder’s Claim or Equity Security Interest, such Holder must file a Proof of Claim or Proof of Interest, as applicable, by the Bar Date.

B.   Disputed Claims and Equity Security Interests Process

The Reorganized Debtors and all Creditors and parties-in-interest shall have the right to make and file objections to any Claim or Equity Security Interest until the Objection Deadline.  The Court shall retain jurisdiction over such objections. All objections shall be litigated to Final Order; provided, however, that the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections without Court approval.

The Debtors or Reorganized Debtors, as applicable, may, at any time, request that the Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the Debtors or Reorganized Debtors have previously objected to such Claim or whether the Court has ruled on any objection, and the Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal related to any such objection.  In the event the Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Court.  If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Reorganized Debtors, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.  Each of the aforementioned objection, estimation, and resolution procedures are cumulative and are not exclusive of one another.

C.   Distributions Pending Allowance

Notwithstanding any other provision hereof, if any portion of a Claim or Equity Security Interest is Disputed, no payment or distribution provided hereunder will be made on account of the Disputed portion of such Claim or Equity Security Interest unless and until such Disputed Claim or Equity Security Interest becomes an Allowed Claim or Equity Security Interest.

D.   Distributions After Allowance

To the extent that a Disputed Claim or Equity Security Interest ultimately becomes an Allowed Claim or Equity Security Interest, a distribution on account of such Allowed Claim or Equity Security Interest shall be made to the Holder of such Allowed Claim or Equity Security Interest in accordance with the provisions of the Plan as soon as practicable after the date that the order or judgment of the Court allowing such Disputed Claim or Equity Security Interest becomes a Final Order, as if the Disputed Claim or Equity Security Interest had been an Allowed Claim or Equity Security Interest on the Distribution Date, without any post-Effective Date interest thereon.

ARTICLE VIII

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.   Assumed Contracts and Leases

The filing of this Plan constitutes a motion by the Debtors to assume, as of the Effective Date, all Executory Contracts and Unexpired Leases to which either of the Debtors is a party, except for any Executory Contract or Unexpired Lease that, prior to the Effective Date (1) has been assumed or rejected pursuant to Final Order of the Court; (2) previously expired or terminated pursuant to its own terms; (3) is expressly rejected or terminated by the terms of this Plan; or (4) is the subject of a separate then pending motion filed under section 365 of the Bankruptcy Code by the Debtors.  The Confirmation Order shall constitute an order of the Court under section 365 of the Bankruptcy Code approving the assumption of all such Executory Contracts and Unexpired Leases as of the Effective Date.

Each Executory Contract and Unexpired Lease that is assumed and relates to the use, ability to acquire or occupancy of real property shall include (1) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (2) all Executory Contracts or Unexpired Leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Court.

Each Executory Contract assumed pursuant to this Plan (or pursuant to other Court order) shall remain in full force and effect and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Court authorizing and providing for its assumption or applicable law.

Unless otherwise specified, each Executory Contract and Unexpired Lease shall include any and all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such Executory Contract or Unexpired Lease.

The Debtors hereby give notice that the Cure amounts for each Executory Contract and Unexpired Lease shall be zero dollars unless otherwise noticed in the Plan Supplement.  Any objection to the Cure amount set forth herein or in the Plan Supplement must be filed with the Court and served upon the Debtors at the addresses provided herein on or before 4:00 p.m. Eastern Daylight Time on the day that is three (3) Business Days before the Confirmation Hearing.

B.   Payments Related to Assumption of Contracts and Leases

Any monetary amounts by which any Executory Contract and Unexpired Lease to be assumed under the Plan is in default shall be satisfied under section 365(b)(1) of the Bankruptcy Code by the applicable Reorganized Debtor upon assumption thereof by Cure in the ordinary course of business.  If there is a dispute regarding (1) the nature or amount of any Cure; (2) the ability of the Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed; or (3) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

C.    Bar to Rejection Damages Claims

In the event that the rejection of an Executory Contract or Unexpired Lease by the Debtors or Reorganized Debtors results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed Proof of Claim, shall be forever barred and shall not be enforceable against the Reorganized Debtors or property of the Estates unless a Proof of Claim is filed with the Court and served upon counsel for the Debtors or Reorganized Debtors on or before 30 days after the entry of an order by the Court, which may be the Confirmation Order, authorizing rejection of a particular Executory Contract or Unexpired Lease. No further notice of the rejection of an Executory Contract or Unexpired Lease shall be provided by the Debtors or the Estates, other than the Confirmation Order.

D.   Objections to Rejection Damages Claims

The Reorganized Debtors and all Creditors and parties-in-interest shall have the right to make and file objections to any Proof of Claim until the later of (1) the Objection Deadline or (2) 60 days from the date of filing of such Proof of Claim.  The Court shall retain jurisdiction over such objections. All objections shall be litigated to Final Order; provided, however, that the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections without Court approval.

E.   Compensation, Benefit, and Pension Programs

All employee compensation, benefit, indemnification and pension programs of the Debtors, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated or rejected, shall be deemed to be, and shall be treated as though they are, Executory Contracts that are assumed under the Plan and the Debtor’s obligations under such programs shall survive confirmation of the Plan.

F.   Indemnification Obligations

Except as otherwise specifically provided in the Plan, all Indemnification Obligations of either of the Debtors shall survive and be unaffected by the Plan’s confirmation, and remain an obligation of the applicable Reorganized Debtor, regardless of whether the right to indemnification arose before or after the Petition Date.  The Indemnification Obligations of the Debtors shall be deemed to be, and shall be treated as though they are, Executory Contracts that are assumed under the Plan as of the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code.

G.   Insurance Policies

Each insurance policy of either of the Debtors, including, without limitation, all D&O Liability Insurance Policies, shall be assumed by the applicable Debtor and become an obligation of the applicable Reorganized Debtor as of the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code to the extent such insurance policy is an Executory Contract.

H.   Treatment of Change of Control Provisions

The entry of the Confirmation Order, consummation of the Plan and/or all other acts taken to implement the Plan shall not constitute a “change in control” under any provision of any contract, agreement or other document which provides for the occurrence of any event, the granting of any right, or any other change in the then-existing relationship between the parties upon a change in control of the Debtors.

ARTICLE IX

CONDITIONS PRECEDENT TO THE PLAN’S CONFIRMATION
AND EFFECTIVE DATE

A.   Conditions to Confirmation

The Plan’s Confirmation is subject to the satisfaction or due waiver of the following condition precedent:

(xv)	The proposed Confirmation Order shall be in form and substance reasonably satisfactory to the Debtors.

B.   Conditions to Effective Date

Effectiveness of the Plan is subject to the satisfaction or due waiver of each of the following conditions precedent:

(xvi)
The Court shall have entered the Confirmation Order, in form and substance reasonably satisfactory to the Debtors, confirming the Plan, as the same may have been modified, and the Confirmation Order shall have become a Final Order.

(xvii)	All “conditions to effectiveness” of the Equity Commitment Agreement (as set forth in the Equity Commitment Agreement) shall have been satisfied or waived in accordance with the terms thereof.

(xviii)	The Equity Infusion shall have been committed by the Equity Investors in accordance with the terms of the Equity Commitment Agreement.

(vi)
All actions, documents, certificates, and agreements necessary to implement this Plan shall have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable governmental units in accordance with applicable laws.

(vii)	The statutory fees owing to the United States Trustee shall have been paid in full.

(viii)	Any alteration or interpretation of any term or provision of the Plan by the Court pursuant to Article XI of the Plan shall be reasonably acceptable to the Debtors.

(ix)	The Debtors shall have received all authorizations, consents, regulatory approvals that are determined to be necessary to implement the Plan.

C.   Waiver of Conditions

With the exception of the conditions to effectiveness of the Equity Commitment Agreement, which is unlikely to be waived, the conditions set forth above can be waived, in whole or in part, by the Debtors, at any time, without an order of the Court.  Unless waived, the failure to satisfy any condition to the Effective Date will preclude the Effective Date’s occurrence, regardless of the circumstances giving rise thereto (including any action or inaction by the Debtors or the Reorganized Debtors).  The waiver of any condition to Confirmation or to the Effective Date shall not constitute or be deemed a waiver of any other condition.

ARTICLE X

MODIFICATION; WITHDRAWAL

The Debtors reserve the right to modify the Plan either before or after Confirmation to the fullest extent permitted under section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019.  The Debtors may withdraw the Plan at any time before the Effective Date.

ARTICLE XI

RETENTION OF JURISDICTION

Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the Plan’s Confirmation and the occurrence of the Effective Date, but subject to section 1812(j) of the FDIA, the Court shall retain exclusive jurisdiction over all matters arising out of or related to the Chapter 11 Cases and the Plan, to the fullest extent permitted by law, including jurisdiction to:

A.   Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Equity Security Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Equity Security Interests;

B.   Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

C.   Resolve any matters related to: (1) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which either of the Debtors is party or with respect to which the Debtors may be liable in any manner and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code or any other matter related to such Executory Contract or Unexpired Lease, (2) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed, or (3) any dispute regarding whether a contract or lease is or was executory or expired;

D.   Ensure that distributions to Holders of Allowed Claims and Equity Security Interests are accomplished pursuant to the provisions of the Plan;

E.   Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

F.   Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan and all contracts, instruments, and other agreements executed in connection with the Plan;

G.   Hear and determine any request to modify the Plan or to cure any defect or omission or reconcile any inconsistency in the Plan or any order of the Court;

H.   Issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;

I.   Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

J.   Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

K.   Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

L.   Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

M.   Adjudicate, decide, or resolve any and all matters related to Causes of Action;

N.   Adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

O.   Adjudicate, decide, or resolve any and all disputes arising from or relating to distributions under the Plan;

P.   Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

Q.   Hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

R.   Enforce all orders previously entered by the Court; and

S.   Enter a final decree closing the Chapter 11 Cases.

ARTICLE XII

EFFECTS OF CONFIRMATION

A.   Binding Effect

The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Equity Security Interests, and their respective successors and assigns, and all other parties-in-interest in the Chapter 11 Cases.

B.   Discharge Of The Debtors

All consideration distributed under the Plan shall be in exchange for, and incomplete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against, or Equity Security Interests in, the Debtors or any of their assets or properties, and, except as otherwise provided herein or in the Confirmation Order, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Equity Security Interests, upon the Effective Date, the Debtors shall be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims and Equity Security Interests, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of a Debtors prior to the Petition Date and that arises from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not the Holder of a Claim based upon such debt accepted the Plan.  The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors, subject to the Effective Date occurring.

C.   Injunction

Except as otherwise provided in the Plan, from and after the Confirmation Date, all Persons and entities who have held, hold, or may hold Claims against or Equity Security Interests in the Debtors are permanently enjoined from taking any of the following actions against the Debtors, the Reorganized Debtors, the Estates, or any of their property on account of any such Claims or Equity Security Interests: (1) commencing or continuing, in any manner or in any place, any action or other proceeding; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (3) creating, perfecting or enforcing any lien or encumbrance; (4) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (5) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of this Plan.

D.   Exculpation And Limitation Of Liability

Neither the Debtors nor any of their present or former members, officers, directors, employees, advisors, Professionals, attorneys, or agents, shall have or incur any liability to any Holder of a Claim or an Equity Security Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

Notwithstanding any other provision of this Plan, no Holder of a Claim or Equity Security Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Debtors, the Estates, the Reorganized Debtors, or any of their respective present or former members, officers, directors, employees, advisors, Professionals, attorneys, or agents, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence.

As of the Confirmation Date, the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with all applicable provisions of the Bankruptcy Code.  The Debtors and each of their affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other Professionals have participated in good faith and in compliance with section 1125(e) of the Bankruptcy Code in the offer and issuance of the New Capitol Bancorp Stock under the Plan, and, therefore, are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of the New Capitol Bancorp Stock under the Plan.

E.   Releases By Debtors

Upon the Effective Date, the Debtors and any person claiming by or through any of them, including, without limitation, any subsequently appointed Chapter 11 Trustee, for good and valuable consideration, and to the fullest extent permitted by applicable law, shall be deemed to have irrevocably and unconditionally, fully, finally and forever released, acquitted and discharged each of Debtors’ respective present and former members, partners, equity-holders, officers, directors, employees, representatives, advisors, attorneys, agents and Professionals, acting in such capacity, from any and all Claims, obligations, rights, suits, damages, losses, causes of action, remedies and liabilities whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, derivative, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any of the foregoing persons or entities would have been legally entitled to assert, based, in whole or in part, upon any act or omission, transaction, agreement, event or other occurrence taking place or arising on or before the Effective Date, based on or in any way relating to the Debtors, the restructuring of the

Debtors, the Debtors’ Chapter 11 Cases, the Plan, the Disclosure Statement, any related agreements, instruments, and other documents, except for Claims arising under the Plan, or any related agreements, releases, indentures, and other agreements and documents delivered thereunder.

F.   Third Party Releases

For those Holders electing on their Ballot, or the applicable Master Ballot, to accept this Third Party Releases provision of the Plan, on the Effective Date, for good and valuable consideration, and to the fullest extent under applicable law, on their own behalf and on behalf of any person or entity claiming or acting through them, shall be deemed to have and hereby do irrevocably and unconditionally, fully, finally and forever waive, release, acquit and discharge any person who served as a director, officer or management employee of the Debtors, and each of the Debtors’ agents and Professionals, and each of their respective present and former members, parties, equity-holders, officers, directors, employees, representatives, attorneys, consultants and professionals from any and all Claims, obligations, rights, suits, damages, losses, causes of action, remedies and liabilities, whatsoever, whether liquidated or unliquidated, fixed or contingent, matured and unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the electing Holders would have been legally entitled to assert (in their own right, whether individually or collectively, or on behalf of the Holder of any Claim or Equity Security Interest or other person or entity), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place or arising on or before the Effective Date, based on or in any way relating to the Debtors, the restructuring of the Debtors, the Debtors’ Chapter 11 Cases, the Plan, the Disclosure Statement, any related agreements, instruments, and other documents, except for Claims arising under the Plan or any related agreements, instruments, releases, indentures, and other agreements and documents delivered thereunder.

G.   investment trusts

After the Effective Date, each Holder of HoldCaps that formerly held Private Trust Preferred Securities which does not elect otherwise on its ballot, will have been deemed to have entered into an Investment Trust, pursuant to which such Holder will have their shares of Class B Common issuable upon redemption of the HoldCaps deposited into an Investment Trust, to be managed by the Investment Trustee (as such redemption is contemplated by the First Amended and Restated Articles of Incorporation).  The Investment Trust will not exist until such redemption.  At any time prior to or after the Effective Date, such Holder who is a party to an Investment Trust may notify the Investment Trustee on how to vote, provide sale or transfer instructions and/or request that the Class B Common (or any other securities of Capitol that constitute part of the assets of the Investment Trust) be issued directly to such beneficial Holder and request disbursement of any proceeds received by the Investment Trustee from the sale of the Class B Common (or any other securities of Capitol that constitute part of the assets of the Investment Trust).

The Investment Trustee shall have the authority to enter into all transactions and agreements determined by the Investment Trustee to be appropriate in exercising the authority,

express or implied, otherwise granted to the Trustee, under the applicable Investment Trust Agreement, and to perform all acts in furtherance thereof, including the following:

•
in its sole discretion, receive, manage, invest, supervise and protect the Investment Trust’s assets, including selling assets of the Investment Trust to avoid triggering of filing obligations under certain federal banking laws and regulations relating to changes in control of bank holding companies;

•	pay taxes or other obligations incurred by the Investment Trust;

•	prosecution and resolution of causes of action, if any;

•
the sale of the the Class B Common or any other security of Capitol constituting part of the assets of the Investment Trust; provided, that the Investment Trustee may give each Holder at least twenty (20) days notice of any pending sale (which shall be deemed to occur if the Investment Trustee sends a written notice describing such intention to sell or pending sale and 20 days passes after the date such notice is sent), and provided further, that if such Holder does not object or otherwise fails to respond during such notice period, the Investment Trustee may sell such securities on behalf of the Holder without any liability to the Investment Trustee and such Holder shall have no recourse against the Investment Trustee for any such action. Notwithstanding anything in the prior sentence, the Investment Trustee may sell assets of the Investment Trust on behalf of a Holder without notice and without any liability to the Investment Trustee and such Holder shall have no recourse against the Investment Trustee for any such action in the case where the Investment Trustee sells a portion of a Holder’s securities in order to comply with relevant federal banking laws and regulations relating to control of a bank holding company.  Each Holder will be deemed to acknowledge and agree that any such sale may result in losses to the Holder;

•	the exchange of any securities of Capitol for any other Securities of Capitol;

•	at any time after the Effective Date, for any reason or for no reason, elect to distribute all of the assets, and any proceeds therefrom, to the Holder; and

•	submit votes or consents with respect to the any securities of Capitol held as assets in the Investment Trust.

The Investment Trustee shall not at any time, on behalf of the Investment Trust or beneficiaries, enter into or engage in any trade or business, and no part of the assets or the proceeds, revenue or income therefrom shall be used or disposed of by the Investment Trust in furtherance of any trade or business, except to the extent reasonably necessary to preserve and enhance the value of the assets.

The identity of the Investment Trustee shall be chosen jointly by HoldCo Advisors, L.P. and Hildene Capital Management, LLC after consulting with other holders and/or indirect economic beneficiaries of the Private Trust Preferred Securities. The identity of the chosen party may include HoldCo Advisors, L.P. and/or Hildene Capital Management, LLC or the employees of either HoldCo Advisors, L.P. or Hildene Capital Management, LLC.   Several terms of the Investment Trust, including, without limitation, the terms of compensation of, or limitations on liability or indemnification with respect to, the Investment Trustee may be subject to change prior to or after the Effective Date if it is necessary to appropriately satisfy the requests of the Investment Trustee selected.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

A.   Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for United States federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest.

B.   Payment of Statutory Fees

All fees payable under section 1930 of title 28 of the United States Code, as determined by the Court at the Confirmation Hearing, shall be paid on or before the Effective Date.  All such fees that arise after the Effective Date but before the closing of the Chapter 11 Cases shall be paid from funds otherwise available for distribution hereunder.

C.   Administrative Expenses Incurred After the Confirmation Date

Administrative expenses incurred by the Debtors or the Estates after the Confirmation Date, including (without limitation) Claims for Professionals’ fees and expenses, shall not be subject to application and may be paid by the Debtors or the Estates, as the case may be, in the ordinary course of business and without further Court approval; provided, however, that no Claims for Professional’s fees and expenses incurred after the Confirmation Date shall be paid until after the occurrence of the Effective Date.

D.   Section 1125(e) of the Bankruptcy Code

As of the Confirmation Date, the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.  The Debtors (and each of their respective affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other professionals)

have, and shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code and therefore are not and will not be liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan.

E.   Release of Liens

The Debtors, the Reorganized Debtors and all parties-in-interest, including, without limitation, any Creditor, shall be required to execute any document reasonably requested by the other to memorialize and effectuate the terms and conditions of this Plan.  This shall include, without limitation, any execution by the Debtors or the Reorganized Debtors of UCC financing statements and the execution by Creditors of any UCC or mortgage discharges, releases or terminations.  The Debtors and the Reorganized Debtors are authorized to file UCC termination statements on behalf of any Creditor who is requested to file a UCC termination statement and fails to promptly do so.

F.   Severability of Plan Provisions

If, before Confirmation, the Court holds that any provision of the Plan is invalid, void or unenforceable, the Debtors, at their option, may amend or modify the Plan to correct the defect, by amending or deleting the offending provision or otherwise, or may withdraw the Plan.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been amended or modified in accordance with the foregoing, is valid and enforceable.

G.   Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.
Term of Injunctions or Stays
Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases, either by virtue of sections 105 or 362 of the Bankruptcy Code or any order of the Court, shall remain in full force and effect until Reorganized Capitol Bancorp has made all distributions contemplated by this Plan and the Court has entered an order closing the Chapter 11 Cases.

H.   Notices to Debtors

Any notice, request, or demand required or permitted to be made or provided to or upon a Debtors under the Plan shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, or (d) first class mail, and (iii) deemed to have been duly given or made when actually delivered, addressed as follows:

CAPITOL BANCORP LTD.

Capitol Bancorp Center
200 Washington Square North

Suite 320
Lansing, Michigan 48933
Attn:  General Counsel

with a copy to:

HONIGMAN MILLER SCHWARTZ AND COHN LLP
660 Woodward Avenue
2290 First National Building
Detroit, MI 48226
Attn:  E. Todd Sable

FINANCIAL COMMERCE CORPORATION

Capitol Bancorp Center
200 Washington Square North
Suite 320
Lansing, Michigan 48933
Attn:  General Counsel

with a copy to:

HONIGMAN MILLER SCHWARTZ AND COHN LLP
660 Woodward Avenue
2290 First National Building
Detroit, MI 48226
Attn:  E. Todd Sable

I.   Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of Michigan shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (ii) the laws of the state of incorporation of the applicable Reorganized Debtor shall govern corporate governance matters with respect to such Reorganized Debtor, in either case without giving effect to the principles of conflicts of law thereof.

J.   No Stay of Confirmation Order

The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including pursuant to Bankruptcy Rules 3020(e) and 7026.

Dated:  Lansing, Michigan
July 5, 2012
CAPITOL BANCORP LTD.

By:
Name:  Cristin K. Reid
Title:  Corporate President

FINANCIAL COMMERCE CORPORATION

By:
Name:  Cristin K. Reid
Title:  Corporate President

HONIGMAN MILLER SCHWARTZ AND COHN LLP
Counsel for Capitol Bancorp Ltd.
and Financial Commerce Corporation

By:
Phillip D. Torrence (P60452)
E. Todd Sable (P54956)
Judy B. Calton (P38733)
Joseph R. Sgroi (P68666)
660 Woodward Avenue
2290 First National Building
Detroit, MI 48226
Telephone:  (313) 465-7000